                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only
                                                  (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or 240.14a-12

                        DIAMOND MULTIMEDIA SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

--------------------------------------------------------------------------------

LOGO                                                   [DIAMOND MULTIMEDIA LOGO]

Dear Stockholders:

     The boards of directors of S3 and Diamond have unanimously approved a merger agreement that provides for Diamond to merge with a wholly owned subsidiary of S3. As a result, Diamond would become a wholly owned subsidiary of S3.

     If the merger is completed, Diamond stockholders will receive 0.52 share of S3 common stock for each share of Diamond common stock they own. S3 stockholders will continue to hold their existing shares of common stock after the merger. Based on the capitalization of the two companies as of August 10, 1999, 18,626,707 shares of S3 common stock would be issued to Diamond securityholders in connection with the merger, representing approximately 23% of the outstanding shares of S3 common stock after the merger, including shares issuable upon the exercise of options and warrants.

     We cannot complete the merger unless the stockholders of both companies approve it. We have each scheduled special meetings for our stockholders to vote on the merger. YOUR VOTE IS VERY IMPORTANT.

     The date, times and places of the special meetings are as follows:

       For S3 stockholders:                           For Diamond stockholders:
       September 20, 1999                             September 20, 1999
       10:00 a.m.                                     10:00 a.m.
       Techmart                                       The Marriott Hotel
       5201 Great America Parkway                     2700 Mission College Boulevard
       Santa Clara, California                        Santa Clara, California

     This joint proxy statement/prospectus provides you with detailed information about the proposed merger. This document is also the prospectus of S3 for the S3 common stock that will be issued to Diamond stockholders in the merger. We encourage you to read this entire document carefully before voting. In addition, you may obtain information about our companies from documents that we have filed with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 104.

     YOU SHOULD READ CAREFULLY THE DISCUSSION OF RISKS ASSOCIATED WITH THE MERGER THAT BEGINS ON PAGE 11.


                                                                           /s/ WILLIAM J. SCHROEDER
       /s/ KENNETH F. POTASHNER                                            William J. Schroeder
                                                                           Chairman of the Board,
       Kenneth F. Potashner                                                President and Chief Executive Officer
       Chairman of the Board,                                              Diamond Multimedia Systems, Inc.
       President and Chief Executive Officer
       S3 Incorporated

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS DOCUMENT OR DETERMINED IF THIS DOCUMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This document is dated August 16, 1999 and is first being mailed to stockholders on or about August 18, 1999.

                                S3 INCORPORATED

                         2841 MISSION COLLEGE BOULEVARD
                         SANTA CLARA, CALIFORNIA 95054

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 20, 1999

                            ------------------------

To the Stockholders of S3 Incorporated:

     A special meeting of stockholders of S3 Incorporated will be held on Monday, September 20, 1999, at 10:00 a.m., local time, at Techmart, 5201 Great America Parkway, Santa Clara, California to consider and vote on the following proposals:

          1. To approve the issuance of shares of S3 common stock, par value $0.0001 per share, under the terms of a merger agreement between S3 and Diamond Multimedia Systems, Inc.;

          2. Subject to the approval of proposal 1, above, and completion of the merger contemplated by that proposal, to amend S3's restated certificate of incorporation to increase the number of authorized shares of common stock from 120,000,000 to 175,000,000; and

          3. Subject to completion of the merger and with effect immediately after the proposed merger, to elect three directors, who are currently directors of Diamond, to the S3 board.

     The proposed merger and the other proposals set forth above are more fully described in the attached joint proxy statement/prospectus. Stockholders of record at the close of business on August 10, 1999 are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote will be available at the office of S3's corporate secretary, 2841 Mission College Boulevard, Santa Clara, California, for ten days before the meeting.

     THE S3 BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE APPROVAL OF THE ISSUANCE OF S3 COMMON STOCK IN THE PROPOSED MERGER, THE AMENDMENT TO THE S3 CERTIFICATE OF INCORPORATION AND FOR EACH OF THE THREE NOMINEES FOR DIRECTOR.

     All S3 stockholders are invited to attend the special meeting in person. If you attend the special meeting and desire to revoke your proxy and vote in person you may do so. In any event, you can revoke your proxy at any time before it is voted.

     TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE S3 MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE S3 MEETING. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

                                  By Order of the Board of Directors,

                                  /s/ Walter D. Amaral
                                  Walter D. Amaral
                                  Secretary

Santa Clara, California
August 16, 1999

                        DIAMOND MULTIMEDIA SYSTEMS, INC.

                              2880 JUNCTION AVENUE
                        SAN JOSE, CALIFORNIA 95134-1922
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 20, 1999
                            ------------------------

To the Stockholders of Diamond Multimedia Systems, Inc.:

     A special meeting of stockholders of Diamond Multimedia Systems, Inc. will be held on Monday, September 20, 1999 at 10:00 a.m., local time, at the Marriott Hotel, 2700 Mission College Boulevard, Santa Clara, California to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 21, 1999, between Diamond and S3 Incorporated. The approval of the merger agreement requires the affirmative vote of a majority of the outstanding shares of Diamond common stock.

     The proposed merger and other related matters are more fully described in the attached joint proxy statement/prospectus. Stockholders of record at the close of business on August 10, 1999 are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote will be available at the Marriott Hotel, 2700 Mission College Boulevard, Santa Clara, California, for ten days before the meeting.

     THE DIAMOND BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT.

     All Diamond stockholders are invited to attend the special meeting in person. If you attend the special meeting and desire to revoke your proxy and vote in person you may do so. In any event, you can revoke your proxy at any time before it is voted.

     TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE DIAMOND MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE DIAMOND MEETING. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

                                  By Order of the Board of Directors,

                                  /s/ William J. Schroeder

                                  William J. Schroeder
                                  President and Chief Executive Officer

San Jose, California
August 16, 1999

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................    1
SUMMARY.....................................................    3
RISK FACTORS................................................   11
  Risks Related to the Merger...............................   11
  Risks Related to the Business and Operations of the
     Combined Company.......................................   14
FORWARD-LOOKING STATEMENTS..................................   31
THE S3 SPECIAL MEETING......................................   32
  General...................................................   32
  Vote Required to Approve Each Proposal....................   33
  Quorum; Abstentions; Broker Non-votes.....................   33
  Solicitation of Proxies and Expenses of Solicitation......   34
THE DIAMOND SPECIAL MEETING.................................   35
  General...................................................   35
  Vote Required to Approve the Merger.......................   36
  Quorum; Abstentions; Broker Non-votes.....................   36
  Solicitation of Proxies and Expenses of Solicitation......   37
THE MERGER AND RELATED TRANSACTIONS.........................   38
  General...................................................   38
  Effective Time of the Merger..............................   38
  Conversion of Diamond Securities..........................   38
  Background of the Merger..................................   39
  Reasons for the Merger....................................   43
  S3 Board Considerations...................................   44
  Diamond Board Considerations..............................   46
  Board of Directors Recommendations........................   48
  Opinion of S3's Financial Advisor.........................   48
  Opinion of Diamond's Financial Advisor....................   56
  Interests of Some of Diamond's Executive Officers and
     Directors in the Merger................................   60
  Listing on the Nasdaq National Market of S3 Common Stock
     to be Issued in the Merger.............................   61
  Regulatory Filings and Approvals Required to Complete the
     Merger.................................................   61
  No Appraisal Rights.......................................   62
  Accounting Treatment......................................   62
  Litigation Relating to the Merger.........................   62
CERTAIN PROVISIONS OF THE MERGER AGREEMENT..................   63
  Representations and Warranties............................   63
  S3's Representations and Warranties.......................   63
  Diamond's Representations and Warranties..................   64
  S3's Conduct of Business Before Completion of the
     Merger.................................................   65
  Diamond's Conduct of Business Before Completion of the
     Merger.................................................   65
  No Other Negotiations Involving S3........................   66
  No Other Negotiations Involving Diamond...................   67
  Certain Corporate Governance Matters......................   68
  Diamond's Employee Benefits Plans.........................   68
  Treatment of Diamond Purchase Rights and Other
     Securities.............................................   69
  Conditions to Completion of the Merger....................   69

                                                              PAGE
                                                              ----
  Termination of the Merger Agreement.......................   71
  Payment of Termination Fee................................   73
  Waiver and Amendment of the Merger Agreement..............   74
RELATED AGREEMENTS..........................................   75
  Credit Agreement..........................................   75
  Warrants to Purchase Diamond Common Stock.................   75
  Acquisition of OneStep, LLC...............................   75
COMPARATIVE PER SHARE MARKET PRICE DATA.....................   77
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
  INFORMATION...............................................   78
DESCRIPTION OF S3 CAPITAL STOCK.............................   86
COMPARISON OF STOCKHOLDER RIGHTS............................   92
INFORMATION REGARDING BENEFICIAL OWNERSHIP OF S3 PRINCIPAL
  STOCKHOLDERS AND MANAGEMENT...............................   95
INFORMATION REGARDING BENEFICIAL OWNERSHIP OF DIAMOND
  PRINCIPAL STOCKHOLDERS AND MANAGEMENT.....................   96
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE
  MERGER....................................................   98
ADDITIONAL MATTERS BEING SUBMITTED TO A VOTE OF S3
  STOCKHOLDERS ONLY.........................................  100
  Proposed Amendment to Increase the Number of Authorized
     Shares of S3 Common Stock..............................  100
  Election of Directors.....................................  101
STOCKHOLDER PROPOSALS.......................................  102
LEGAL MATTERS...............................................  103
EXPERTS.....................................................  103
DOCUMENTS INCORPORATED BY REFERENCE.........................  103
WHERE YOU CAN FIND MORE INFORMATION.........................  104

Appendix A    Agreement and Plan of Merger
Appendix B    Opinion of Lehman Brothers
Appendix C    Opinion of Wasserstein Perella & Co., Inc.
Appendix D    Proposed Amendment to the S3 Restated Certificate of
              Incorporation to Increase the Number of Authorized Shares

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working to complete the merger as quickly as possible. We hope to complete the merger by the end of September 1999.

Q: AS A DIAMOND STOCKHOLDER, WHAT WILL I RECEIVE IN THE MERGER?

A: You will receive 0.52 of a share of S3 common stock for each share of Diamond common stock that you own. For example, if you own 1,000 shares of Diamond common stock, you will receive 520 shares of S3 common stock. You will receive only whole shares. You will receive cash for any fractional shares.

Q: AS AN S3 STOCKHOLDER, WILL I RECEIVE ADDITIONAL SHARES OF S3 COMMON STOCK IN
   THE MERGER?

A: No, you will continue to hold the same number of shares of S3 common stock after the merger. Shares of S3 common stock will be issued only to Diamond stockholders in the merger. The merger will result in S3 stockholders holding a smaller percentage of the combined company's stock than the percentage of S3 stock they currently hold.

Q: IF I AM NOT GOING TO ATTEND THE STOCKHOLDER MEETING, SHOULD I RETURN MY PROXY
   CARD INSTEAD?

A: Yes. Please fill out and sign your proxy card and return it in the enclosed envelope as soon as possible. Returning your proxy card ensures that your shares will be represented at your special meeting.

Q: IF MY SHARES OF STOCK ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER
   VOTE MY SHARES FOR ME?

A: No. You should instruct your broker to vote your shares by following the directions provided by your broker. The failure to instruct your broker will have the effect of a vote against the merger.

Q: WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A: Send in a later-dated, signed proxy card to your company's secretary before your special meeting or attend your special meeting and vote in person.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, S3 will send Diamond stockholders a letter of transmittal and written instructions for exchanging their stock certificates. S3 stockholders should keep their current certificates.

Q: WILL THE MERGER BE TAX FREE TO ME?

A: The merger will be a tax-free reorganization for federal income tax purposes for the companies and their stockholders. In general, Diamond stockholders will not recognize gain or loss on the exchange of their stock, other than on account of cash received for a fractional share. S3 stockholders will not recognize any gain or loss in connection with the merger.

Q: ARE THERE RISKS I SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR THE MERGER?

A: Yes. For example, the number of shares of S3 common stock that Diamond stockholders will receive will not change even if the market price of S3 common stock increases or decreases before completion of the merger. WE URGE YOU TO OBTAIN CURRENT MARKET QUOTATIONS OF S3 COMMON STOCK AND DIAMOND COMMON STOCK. In evaluating the merger, you should carefully consider these and other factors discussed in the section entitled "Risk Factors" on page 11.

Q: AM I ENTITLED TO DISSENTERS' OR APPRAISAL RIGHTS?

A: No. Under Delaware law, holders of S3 common stock and holders of Diamond common stock are not entitled to dissenters' or appraisal rights in the merger. For more information regarding appraisal rights under Delaware law, see "No Appraisal Rights" on page 62.

Q: WHO CAN ANSWER MY QUESTIONS?

A: If you have more questions about the merger, you should contact:

   FOR S3:
   Walter D. Amaral
   Senior Vice President, Finance and
     Chief Financial Officer
   S3 Incorporated
   2841 Mission College Boulevard
   Santa Clara, CA 95054
   (408) 588-8000
   FOR DIAMOND:
   James M. Walker
   Senior Vice President and
     Chief Financial Officer
   Diamond Multimedia Systems, Inc.
   2880 Junction Avenue
   San Jose, CA 95134-1922
   (408) 325-7000

                                    SUMMARY

     This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the proposed merger fully and for a more complete description of the terms of the proposed merger, you should carefully read this entire document, including the appendices, and the other documents we have referred you to. See "Where You Can Find More Information" (page 104). The merger agreement is attached as Appendix A to this document. We encourage you to read the merger agreement. It is the legal document that governs the proposed merger.

S3 INCORPORATED
2841 Mission College Boulevard
Santa Clara, California 95054
(408) 588-8000

     S3 is a leading supplier of multimedia acceleration hardware, commonly called graphics chips, and associated software for personal computers. S3's accelerators are designed to work cooperatively with a PC's central processing unit (also referred to as a CPU), implementing functions best suited for a dedicated accelerator while allowing the CPU to perform the more general purpose computing functions of today's advanced multimedia user interface and applications. S3's families of accelerator products and software are currently used by many of the world's leading original equipment manufacturers (or OEMs) and add-in card and motherboard manufacturers.

     For more information on S3, see "Where You Can Find More Information" on page 104.

DIAMOND MULTIMEDIA SYSTEMS, INC.
2880 Junction Avenue
San Jose, California 95134-1922
(408) 325-7000

     Diamond designs, develops, manufactures and markets multimedia and connectivity products for PCs. Diamond is a leading supplier of graphics and multimedia accelerator subsystems for PCs, and is expanding its position as a leader in multimedia and connectivity products for the digital home, enabling consumers to create, access and experience compelling new media content from their desktops and through the Internet.

     For more information on Diamond, see "Where You Can Find More Information" on page 104.

WHAT YOU WILL RECEIVE IN THE MERGER
(see page 38)

     Diamond stockholders will receive 0.52 of a share of S3 common stock for each share of Diamond common stock they own prior to the merger.

     Options to purchase shares of Diamond common stock issued under Diamond's option plans will convert based on the exchange ratio into options to purchase S3 common stock.

REASONS FOR THE MERGER (see page 43)

     Each of our board of directors considered a number of relevant factors in approving the merger agreement and recommending the merger to our respective stockholders, including:

     - the strategic fit between S3's 3D graphics chips and Diamond's graphics accelerator boards, which will enable the combined company to provide its customers with a direct source for graphics boards using S3's graphic chips;

     - the combined company should be positioned to invest in and develop technologies for the Internet appliance, Internet connecting and home networking markets;

     - the combined company will have the opportunity to capitalize on the complementary strengths of S3 in the OEM sales channel and Diamond in the retail sales channel; and

     - the creation of a larger customer base, a higher market profile and greater financial strength should present greater opportunities for marketing the products and services of the combined company, including the sale of products under the S3 brand name to Diamond's retail customers.

     For a more detailed discussion of the reasons for the merger and the deliberations by the boards of directors of S3 and Diamond, see pages 43 to 47.

S3 STOCKHOLDERS VOTE REQUIRED

     The affirmative vote of the holders of record of a majority of the shares of S3 common stock present in person or by proxy at the S3 special meeting is required to approve the issuance of shares of S3 common stock in the merger. In addition, the affirmative vote of the holders of record of a majority of the shares of S3's common stock outstanding on the record date is required to approve the proposal to increase S3's authorized capital stock. As of the record date, S3's directors, executive officers and their affiliates beneficially owned in the aggregate approximately 1.0% of S3's outstanding common stock entitled to vote at the special meeting.

RECOMMENDATION TO S3 STOCKHOLDERS

     After careful consideration, the S3 board of directors has unanimously approved the merger agreement and the merger and has determined that the terms of the merger agreement are fair to, and that the merger is in the best interests of, S3. The S3 board of directors unanimously recommends that you vote for approval of the issuance of S3 common stock in the merger. The S3 board also recommends that you vote for the proposal to increase S3's authorized capital stock and for the election of the three nominees for director.

OPINION OF S3'S FINANCIAL ADVISOR
(see pages 48 to 56)

     Lehman Brothers, as financial advisor to the S3 board, has delivered a written opinion to the S3 board that, as of June 21, 1999, the exchange ratio to be offered to Diamond's stockholders was fair, from a financial point of view, to S3. The full text of the Lehman Brothers opinion is attached as Appendix B. The opinion describes important assumptions and limitations and is not a recommendation as to how the S3 stockholders should vote on the merger.

DIAMOND STOCKHOLDERS VOTE REQUIRED


     The affirmative vote of the holders of record of a majority of the shares of Diamond's common stock outstanding on the record date is required to approve the merger agreement. As of the record date, Diamond's directors, executive officers and their affiliates beneficially owned in the aggregate approximately 3.2% of Diamond's outstanding common stock entitled to vote at the special meeting.


RECOMMENDATION TO DIAMOND STOCKHOLDERS

     The Diamond board of directors has unanimously approved and declared advisable the merger agreement and the merger and has determined that the terms of the merger agreement are fair to, and that the merger is in the best interests of, both you and Diamond. After careful consideration, the Diamond board of directors recommends that you vote for approval of the merger agreement and the merger.

OPINION OF DIAMOND'S FINANCIAL ADVISOR
(see pages 56 to 60)

     In connection with the merger, the Diamond board received an opinion of Diamond's financial advisor, Wasserstein Perella & Co., Inc., as to the fairness, from a financial point of view, to Diamond of the exchange ratio provided for in the merger. The full text of Wasserstein Perella's written opinion dated June 22, 1999, which is attached to the back of this document as Appendix C, describes the assumptions made, matters considered and limitations on the review undertaken by Wasserstein Perella's in providing its opinion. Wasserstein Perella's opinion is directed to the Diamond board and is not a recommendation to any stockholder with respect to any matter relating to the proposed merger.

FEDERAL INCOME TAX CONSEQUENCES (see page 98)

     The merger is intended to be tax-free to holders of Diamond common stock, except with respect to cash received instead of fractional shares of S3 common stock.

CONDITIONS TO THE MERGER

     We will not complete the merger unless a number of conditions are satisfied or waived. These include:

     - a majority of the holders of Diamond common stock must have approved the merger and holders of a majority of the voting power of S3's common stock present in person or by proxy at the S3 special meeting must have approved the issuance of shares of S3 common stock in the merger;

     - the S3 board of directors is reconstituted to include Messrs. Schroeder, Reyes and Schraith;

     - each of S3 and Diamond must receive legal opinions confirming the tax-free nature of the merger; and

     - the authorized number of shares of S3 common stock is increased from 120,000,000 to 175,000,000.

     See "Conditions to Completion of the Merger" on page 69 for additional information concerning the closing conditions.

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated by either S3 or Diamond if:

     - both parties consent to such termination;

     - the S3 or Diamond stockholders do not approve the merger at the special meetings; or

     - the merger is not completed by December 31, 1999.

     The merger agreement may also be terminated under those circumstances described on pages 71 to 73.

TERMINATION PAYMENTS

     We have agreed that we will each pay our own fees and expenses in connection with the merger, whether or not it is completed. However, we will share equally all fees and expenses, other than attorneys' fees, in connection with the printing and filing of this document and the registration statement of which this document is a part.

     If the merger agreement is terminated under those circumstances described on pages 73 and 74, either S3 or Diamond, depending on the specific circumstance, would be required to pay to the other party a termination payment of $5.0 million.

ACCOUNTING TREATMENT (see page 62)

     We intend to account for the merger as a purchase.

REGULATORY APPROVALS (see page 61)

     We have made the required filings with the Antitrust Division of the Department of Justice and the Federal Trade Commission and the waiting period for those filings has terminated.

BOARD OF DIRECTORS AND MANAGEMENT OF S3 FOLLOWING THE MERGER (see page 68)

     After the merger, S3's board of directors will consist of seven directors, four of whom will be the directors of S3 prior to the merger, and three of whom will be individuals designated by Diamond. The officers of S3 following the merger will be determined by S3's board of directors after the merger, except that Kenneth F. Potashner will serve as Chairman and Chief Executive Officer.

FORWARD-LOOKING STATEMENTS (see page 31)

     Statements in this document and in the documents incorporated by reference in this document are or may be forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those expressed in such statements, depending on a variety of factors. You should carefully review all information, including the financial statements and the notes to the financial statements, included or incorporated by reference into this document.

COMPARISON OF STOCKHOLDER RIGHTS (see page 92)

     The certificate of incorporation and bylaws of S3 and Diamond vary. As a result, Diamond stockholders will have different rights as S3 stockholders. In particular, S3 has adopted a stockholder rights plan that discourages certain types of change of control transactions.

COMPARATIVE MARKET PRICE INFORMATION (see page 77)

     Shares of both S3 common stock and Diamond common stock are listed on the Nasdaq National Market.

     The following table sets forth the closing prices per share of S3 common stock and Diamond common stock as reported on the Nasdaq National Market on (1) June 21, 1999, the business day preceding public announcement that S3 and Diamond had entered into the merger agreement and (2) August 13, 1999, the last full trading day for which closing prices were available at the time of the printing of this document.

     This table also sets forth the equivalent price per share of Diamond common stock on those dates. The equivalent price per share is equal to the closing price of a share of S3 common stock to be issued in exchange for each share of Diamond common stock.

                         S3     DIAMOND   EQUIVALENT
                       COMMON   COMMON        PER
                       STOCK     STOCK    SHARE PRICE
                       ------   -------   -----------
June 21, 1999........  $9.44     $5.69       $4.91
August 13, 1999......  11.00      5.16        5.72

     We urge you to obtain current market quotations before voting on the proposals described in this document.

CREDIT AGREEMENT AND WARRANTS ISSUED BY DIAMOND; ONESTEP ACQUISITION (see page
75)

     S3 and Diamond have entered into a credit agreement, under which S3 has made three separate loans to Diamond totaling $20.0 million. In connection with these loans, Diamond issued to S3 three warrants to purchase an aggregate of 4,597,871 shares of Diamond common stock. Because of Diamond's liquidity position and resulting cash constraints, which resulted from its working capital requirements and continued investments in new product lines such as the Rio Internet audio players and HomeFree line of networking products, Diamond assigned its rights to acquire OneStep, LLC, to S3 and, in July 1999, S3 acquired OneStep for approximately $10.0 million. OneStep is a software development company that supplies the Rio Audio Manager for the Rio Internet audio players.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following selected historical financial data of S3 and Diamond have been derived from their respective historical financial statements, and should be read in conjunction with those financial statements and the related notes incorporated by reference in this document.

SELECTED HISTORICAL FINANCIAL DATA OF S3

                                  SIX MONTHS
                                    ENDED
                                   JUNE 30,                          YEARS ENDED DECEMBER 31,
                             --------------------    ---------------------------------------------------------
                               1999        1998        1998         1997        1996        1995        1994
                             --------    --------    ---------    --------    --------    --------    --------
                                 (UNAUDITED)(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
STATEMENT OF INCOME DATA
Net sales..................  $101,553    $135,806    $ 224,639    $436,359    $439,243    $316,309    $140,309
Gross margin (loss)........    26,804      22,170       (2,072)    135,174     168,876     126,542      42,334
Other operating
  expense(1)...............        --       8,000       41,335      17,180          --          --          --
Income (loss) from
  operations...............   (25,014)    (49,334)    (163,899)    (16,497)     56,694      50,952       6,111
Net income (loss)..........  $(12,779)   $ (7,513)   $(113,204)   $  8,878    $ 41,588    $ 35,374    $  5,502
Net income (loss) per share
    Basic..................  $  (0.24)   $  (0.15)   $   (2.22)   $   0.18    $   0.88    $   0.83    $   0.15
    Diluted(2).............  $  (0.24)   $  (0.15)   $   (2.22)   $   0.17    $   0.81    $   0.75    $   0.14
BALANCE SHEET DATA
Total assets...............   339,091     456,510      325,801     492,854     485,172     321,643      89,460
Long-term obligations......    17,821      33,257       13,837      27,070      20,852      24,761         813
Convertible subordinated
  notes....................   103,500     103,500      103,500     103,500     103,500          --          --
Stockholders' equity.......  $154,787    $265,604    $ 163,530    $270,840    $260,321    $205,864    $ 68,878

-------------------------
(1) Other operating expense for 1998 includes a write-off of acquired technologies of $8.0 million, a charge for impairment of long-lived assets of $27.2 million and a restructuring charge of $6.1 million. Other operating expense for 1997 includes a charge for impairment of long-lived assets of $17.2 million.

(2) Diluted net income (loss) per share includes the effect of incremental shares issuable upon the conversion of the convertible subordinated notes, the dilutive effect of outstanding options and an adjustment to net income for the interest expense (net of income taxes) related to the notes unless the impact of such conversion is anti-dilutive. The effect of the conversion was anti-dilutive in 1998.

SELECTED HISTORICAL FINANCIAL DATA OF DIAMOND

                                         SIX MONTHS
                                           ENDED
                                          JUNE 30,                          YEARS ENDED DECEMBER 31,
                                    --------------------    --------------------------------------------------------
                                      1999        1998        1998        1997        1996        1995        1994
                                    --------    --------    --------    --------    --------    --------    --------
                                        (UNAUDITED)      (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA
Net sales.........................  $272,734    $358,543    $608,581    $443,281    $598,050    $467,635    $203,297
Gross profit......................    48,994      62,089      66,687      55,795     112,766     108,350      57,983
Write-off of in-process
  technology......................        --          --          --          --          --      76,710          --
Income (loss) from operations.....   (12,987)       (948)    (66,418)    (67,719)     22,708     (19,273)     33,137
Net income (loss).................  $ (9,423)   $   (357)   $(39,489)   $(45,605)   $ 16,337    $(41,347)   $ 20,116
Net income (loss) per share
  Basic...........................  $  (0.27)   $  (0.01)   $  (1.13)   $  (1.33)   $   0.48    $  (1.55)   $   1.62
  Diluted.........................  $  (0.27)   $  (0.01)   $  (1.13)   $  (1.33)   $   0.46    $  (1.55)   $   1.12

BALANCE SHEET DATA
Total assets......................  $311,503    $401,601    $306,910    $337,554    $332,438    $351,729    $120,854
Current portion of long-term
  debt............................    61,563      49,954      45,516      36,455      18,068      18,077      82,664
Long-term debt, net of current
  portion.........................     1,413       1,718       1,550       1,873       2,730      11,705      34,167
Mandatorily redeemable preferred
  stock...........................        --          --          --          --          --          --      29,174
Total stockholders' equity
  (deficit).......................  $138,537    $185,310    $146,370    $180,521    $224,295    $208,610    $(55,949)

-------------------------
No dividends have been declared in any of the periods presented. Data for 1995 include acquisitions of Supra and Spea completed during the year, and data for 1998 include the acquisitions of Micronics and DigitalCast completed during the year, all of which were accounted for as purchase business combinations.

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

     The selected unaudited pro forma combined financial data of S3 and Diamond are derived from the unaudited pro forma combined condensed financial information, which gives effect to the transaction as a purchase, and should be read in conjunction with the unaudited pro forma condensed combined financial information and related notes, which are included elsewhere in this document.

     The unaudited pro forma combined condensed balance sheet data assume that the Diamond merger took place as of June 30, 1999 and combine S3's and Diamond's historical balance sheets at that date. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 1998 and for the six months ended June 30, 1999 assumes that the merger took place on January 1, 1998.

     The total estimated purchase price of the Diamond merger has been allocated on a preliminary basis based on management's preliminary estimates of the fair value of the assets and liabilities acquired. The actual allocation of the purchase price may differ from that which has been reflected in the pro forma financial statements after valuations and other procedures to be performed after the closing of the Diamond merger has been completed. The impact of such changes could be material.

     The unaudited pro forma combined condensed information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been consummated at the times indicated, nor is it necessarily indicative of future operating results or the future financial condition of S3. In addition, the data does not reflect synergies that might be achieved from combining these operations.

                                                         SIX MONTHS ENDED       YEAR ENDED
                                                          JUNE 30, 1999      DECEMBER 31, 1998
                                                        ------------------   -----------------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Revenue.............................................       $369,961            $ 828,233
  Loss from operations................................        (45,135)            (246,083)
  Net loss............................................        (33,125)            (185,495)
  Loss per common share -- basic......................       $  (0.47)           $   (2.67)
  Weighted average common shares outstanding..........         71,035               69,603
BALANCE SHEET DATA (AT END OF PERIOD)
  Total assets........................................       $689,957
  Long-term obligations, convertible subordinated
     notes, and debt..................................        170,876
  Total stockholders' equity..........................        329,035

                           COMPARATIVE PER SHARE DATA

     The following table sets forth certain historical per share data of S3 and Diamond and combined per share data on a pro forma basis. You should read the information set forth below along with the selected historical financial data and the unaudited pro forma combined financial information included elsewhere in this document. The pro forma combined financial data are not necessarily indicative of the operating results that would have been achieved had the merger been consummated as of the beginning of the periods presented and you should not construe this data as representative of future operations.

                                                               YEAR ENDED      SIX MONTHS
                                                              DECEMBER 31,   ENDED JUNE 30,
                                                                  1998            1999
                                                              ------------   --------------
Historical -- S3:
  Basic net loss per share..................................     $(2.22)         $(0.24)
  Diluted net loss per share................................      (2.22)          (0.24)

Historical -- Diamond:
  Basic net income (loss) per share.........................     $(1.13)         $(0.27)
  Diluted net income (loss) per share.......................      (1.13)          (0.27)

Pro forma combined diluted net loss:
  Per S3 share..............................................     $(2.67)         $(0.47)
  Per equivalent Diamond share..............................      (1.39)          (0.24)

     The above Diamond equivalent pro forma combined diluted net loss per share amounts are calculated by multiplying the S3 combined pro forma diluted net loss per share amounts by the exchange ratio of 0.52.

                                                              JUNE 30, 1999
                                                              --------------
Book value per share:
  Historical S3.............................................      $2.92
  Historical Diamond........................................       3.89
  Pro forma combined per S3 share...........................       4.60
  Pro forma combined per equivalent Diamond share...........       2.39

     The historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at June 30, 1999 for S3 and Diamond, respectively. The pro forma combined book value per S3 share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of common stock of S3 outstanding as of June 30, 1999, assuming the merger had occurred as of that date. The pro forma combined book value per Diamond share is computed by multiplying the S3 pro forma combined book value per share by the exchange ratio of 0.52.

     S3 estimates it will incur acquisition costs arising from the merger estimated to be approximately $16.7 million, which will be included as part of the purchase price to be allocated to Diamond assets acquired. The pro forma combined book value per share data give effect to the estimated direct transaction and additional costs as if such costs had been incurred as of the respective balance sheet date. The direct transaction and additional costs are not included in the pro forma combined net income per share data. See "Unaudited Pro Forma Combined Condensed Financial Information" beginning on page 78.

                                  RISK FACTORS

     The following factors should be considered carefully by S3 and Diamond stockholders in evaluating whether to approve the merger. These factors should be considered together with the other information included or incorporated by reference in this document. This document contains and incorporates by reference forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act. Forward-looking statements are based on current expectations that involve a number of uncertainties, including those disclosed in the risk factors below. Actual results could differ materially from those projected in the forward-looking statements. See "Forward-Looking Statements" on page 31.

RISKS RELATED TO THE MERGER

     DIAMOND STOCKHOLDERS WILL RECEIVE 0.52 OF A SHARE OF S3 COMMON STOCK DESPITE CHANGES IN THE MARKET VALUE OF DIAMOND COMMON STOCK OR S3 COMMON STOCK.

     As a result of the merger, each Diamond stockholder will receive 0.52 of a share of S3 common stock for each share of Diamond common stock held. This exchange ratio is fixed, and as a result, Diamond stockholders will not be compensated for decreases in the market price of S3 common stock that could occur before the merger. In addition, neither S3 nor Diamond can terminate the merger agreement solely because S3's stock price declines. Diamond stockholders are advised to obtain recent market quotations for S3 common stock and Diamond common stock. The specific dollar value of S3 common stock to be received by Diamond stockholders upon completion of the merger will depend on the market value of S3 common stock at that time.

     THE EXPECTED BENEFITS OF THE MERGER MAY NOT BE REALIZED. IF THAT HAPPENS, S3'S OPERATING RESULTS AND THE MARKET PRICE FOR S3 COMMON STOCK MAY DECLINE.

     S3 and Diamond entered into the merger agreement with the expectation that the merger will result in benefits to the combined company, including faster time to market with new products and increased cost efficiencies. If we are not able to integrate effectively our technologies, operations and personnel in a timely and efficient manner, then the benefits of the merger will not be realized. The difficulties, costs and delays involved in integrating the companies, which may be substantial, may include:

     - Distracting management and other key personnel, particularly senior engineers involved in product development and product definition, from the business of the combined company;

     - Perceived and potential adverse changes in business focus or product offerings;

     - Potential incompatibility of business cultures;

     - Costs and delays in implementing common systems and procedures, particularly in integrating different information systems; and

     - Inability to retain and integrate key management, technical, sales and customer support personnel.

     AS A RESULT OF THE MERGER, DIAMOND EXPECTS THAT SOME OF ITS SUPPLIERS WILL NOT DO BUSINESS WITH THE COMBINED COMPANY, WHICH COULD CAUSE A DECLINE IN THE COMBINED COMPANY'S SALES.

     The announcement and consummation of the merger may disrupt Diamond's relationships with certain suppliers of graphic chips who compete with S3. If Diamond loses one or more of these suppliers, it may lose customers that want Diamond's products to contain components from those suppliers. For example, a significant portion of Diamond's graphics accelerator boards incorporate graphics chips supplied by NVIDIA Corporation. NVIDIA is a direct competitor of S3 and may not continue to supply the combined company with its products. To the extent that these relationships are terminated or curtailed and Diamond cannot persuade its existing customers who purchase products containing any of those suppliers' graphics chips to purchase products containing S3 graphics chips, then Diamond's revenue contribution to the combined company could be reduced significantly.

     AS A RESULT OF THE MERGER, S3 EXPECTS THAT SOME OF ITS SIGNIFICANT CUSTOMERS WILL NOT DO BUSINESS WITH THE COMBINED COMPANY, WHICH COULD CAUSE A DECLINE IN THE COMBINED COMPANY'S SALES.

     The announcement and consummation of the merger is expected to cause some of S3's add-in card and motherboard customers to end or curtail their relationships with the combined company. The loss of these customers of S3 could cause a decline in sales for the combined company unless new sales by the combined company have an offsetting effect. For example, Creative Technology Ltd., a competitor of Diamond and currently a significant customer of S3, has publicly stated that it may discontinue its relationship with S3 in the fall of 1999. This is expected because the combined company's products will comprise both graphics chips and graphics boards. Thus, the combined company will be competing with many of S3's current customers, which are graphics board manufacturers. As a result, S3 expects that sales to some of its existing customers following the merger will be reduced significantly from prior levels and that these customers will no longer continue to be significant customers of the combined company.

     THE COMBINED COMPANY WILL BE DEPENDENT ON A LIMITED SOURCE OF GRAPHICS CHIPS AND GRAPHICS BOARDS BECAUSE EACH COMPANY IS A SUPPLIER TO THE OTHER, RESULTING IN HEIGHTENED RISKS BECAUSE ONE COMPANY'S SUPPLIERS MAY NOT MEET THE OTHER COMPANY'S REQUIREMENTS.

     As a result of the merger, the combined company will become significantly dependent on S3's graphics chip design and development capabilities and significantly dependent on Diamond's graphics board design, manufacturing and marketing capabilities. This will occur because both companies will be more restricted in their ability to select and use products produced by either company's competitors prior to the merger. If either S3's graphics chips or Diamond's graphics boards fail to meet the requirements of the market and the combined company's customers, the combined company's relationship with those customers could be hurt. This could negatively affect the combined company's financial performance. In addition, the combined company will be highly dependent on S3's ability to provide graphics chips on a timely basis meeting the rigid scheduling and product specification requirements of OEMs. If S3's graphics chips are not competitive or not provided on a timely basis, the combined company would most likely not be able to readily obtain suitable alternative graphics chips, which would result in the loss of revenue and customers.

     RIGHTS OF HOLDERS OF DIAMOND COMMON STOCK WILL BE CHANGED BY THE MERGER BECAUSE S3 HAS ADOPTED A STOCKHOLDER RIGHTS PLAN, WHICH MAY HAVE THE EFFECT OF PREVENTING A CHANGE OF CONTROL.

     Upon consummation of the merger, Diamond stockholders will become S3 stockholders. There are important differences between the rights of stockholders of Diamond and stockholders of S3. For example, S3 has adopted a stockholder rights plan that may discourage certain types of transactions involving an actual or threatened change of control of S3 even though a majority of the stockholders believe the change of control to be in their best interest. Diamond has no such plan. For a more detailed description of these differences, see "Comparison of Stockholder Rights" on page 92.

     THE MERGER WILL GREATLY INCREASE THE NUMBER OF FREELY TRADEABLE S3 SHARES, WHICH COULD DRIVE DOWN THE PRICE OF S3 STOCK.

     If the merger is consummated, S3 will issue to stockholders of Diamond an aggregate of approximately 18,626,700 shares of S3 common stock, depending on the number of shares of Diamond common stock outstanding on the effective date of merger, and will reserve approximately 2,682,330 shares for issuance pursuant to Diamond stock options. These calculations are based on the number of Diamond shares and options outstanding as of August 10, 1999, the record date. Almost all of these newly issued shares or shares issued upon exercise of vested options will be freely tradeable upon consummation of the merger. As a result, substantial sales of S3 common stock could occur immediately after the merger, which could cause the price of S3 common stock to drop.

     THERE WILL BE SUBSTANTIAL EXPENSES RESULTING FROM THE MERGER THAT COULD HURT EARNINGS OF THE COMBINED COMPANY AND DIVERT RESOURCES FROM OTHER PRODUCTIVE USES.

     S3 estimates that its acquisition costs related to the merger will result in aggregate costs and expenses of approximately $16.7 million. These expenses will prevent the combined company from spending those amounts on other, possibly more productive, uses. These costs will primarily relate to costs associated with the payment of involuntary employee separation benefits, costs associated with facilities consolidation and the fees of financial advisors, attorneys and accountants. Although we believe that the costs will not exceed the estimate, the estimate may be incorrect or unanticipated contingencies may occur that substantially increase the costs of combining our operations.

     SOME OFFICERS AND DIRECTORS OF DIAMOND HAVE CONFLICTS OF INTEREST ARISING OUT OF PERSONAL BENEFITS TO BE RECEIVED IN THE MERGER THAT COULD INFLUENCE THEIR SUPPORT OF THE MERGER.

     The directors and officers of Diamond participate in arrangements and have continuing indemnification against liabilities that provide them with interests in the merger that are different from, or in addition to, the stockholders of Diamond. In particular, all vice presidents and executive officers of Diamond have agreements with Diamond entitling them to severance benefits and accelerated vesting of up to one year of their options to purchase shares of Diamond common stock if their employment relationship is terminated following the merger.

     The personal benefits to be received in the merger by William J. Schroeder, Diamond's President and Chief Executive Officer, and certain of Diamond's directors, including Gregorio Reyes and James T. Schraith, may raise conflicts of interest for each of these individuals because the receipt of these benefits may favorably influence their support of the merger. In particular, all Diamond options granted to the officers, directors and employees of Diamond will be assumed by S3 and thereafter entitle the holders of those options to acquire S3 common stock, assuming their continuous status as officers, directors or employees. Messrs. Schroeder, Reyes and Schraith will be nominated to serve as directors on the S3 board of directors. Options held by Messrs. Reyes and Schraith under the Diamond Director Stock Option Plan will continue to vest. See "Interests of Some of Diamond's Executive Officers and Directors in the Merger" on page 60.

     FAILURE TO COMPLETE THE MERGER COULD HARM DIAMOND'S STOCK PRICE AND FUTURE BUSINESS AND OPERATIONS.

     If the merger is not completed for any reason, Diamond may be subject to a number of material risks, including the following:

     - Diamond may be required to pay S3 a termination fee of $5.0 million;

     - Diamond will owe S3 $20.0 million under the credit agreement with S3;

     - the price of Diamond common stock may decline to the extent that the current market price of Diamond common stock reflects a market assumption that the merger will be completed; and

     - costs related to the merger, such as legal, accounting and financial advisor fees, must be paid even if the merger is not completed.

     In addition, Diamond's customers may, in response to the announcement of the merger, delay or defer purchasing decisions. Any delay or deferral in purchasing decisions by Diamond customers could materially and adversely affect Diamond's business, regardless of whether the merger is ultimately completed. Similarly, current and prospective Diamond employees may experience uncertainty about their future role with S3 until S3's strategies with regard to Diamond are announced or executed. This may adversely affect Diamond's ability to attract and retain key management, marketing and technical personnel.

     Further, if the merger is terminated and Diamond's board of directors determines to seek another merger or business combination, Diamond may be unable to find a partner willing to pay an equivalent or more attractive price than the price proposed to be paid in the merger. In addition, while the merger agreement is in effect and subject to limited exceptions described on pages 67 and 68 of this document, Diamond is prohibited from soliciting, initiating or inducing or entering into certain extraordinary transactions, such as a merger, sale of assets or other business combination, with any party other than S3. Also, if the merger agreement is terminated, because of the warrants to purchase Diamond common stock granted to S3, Diamond may not be able to account for future transactions as a "pooling of interests."

     Diamond's cash balances and available credit under existing bank lines may not be sufficient to meet anticipated operating and investing requirements for the short term and, if the merger is not completed, Diamond will have to seek additional capital. This capital may be unavailable on reasonable terms, if at all. For additional information, Diamond stockholders should review Diamond's quarterly report on Form 10-Q for the quarter ended June 30, 1999, including the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations." This report has been filed with the Securities and Exchange Commission and is incorporated by reference in this document. See "Where You Can Find More Information" on page 104.

RISKS RELATED TO THE BUSINESS AND OPERATIONS OF THE COMBINED COMPANY

     If any of the following risks occurs, the combined company's business, operating results and financial condition would suffer. In that event, the trading price of S3's common stock could decline, and you may lose all or part of your investment in S3's common stock.

     THE MERGER WILL COMBINE TWO COMPANIES WHOSE QUARTERLY OPERATING RESULTS ARE SUBJECT TO FLUCTUATIONS CAUSED BY MANY FACTORS, WHICH COULD RESULT IN S3 FAILING TO ACHIEVE ITS REVENUE OR PROFITABILITY EXPECTATIONS.

     Our quarterly and annual results of operations have varied significantly in the past and are likely to continue to vary in the future due to a number of factors, many of which are beyond our control. Any one or more of the factors listed below or other factors could cause S3 to fail to achieve its revenue or profitability expectations. The failure to meet market expectations could cause a sharp drop in the combined company's stock price. These factors include:

     - the industry in which the company competes is always changing with the constant introduction of new technologies, products and methods of doing business;

     - the ability of the company to develop, introduce and market successfully new or enhanced products;

     - the ability to introduce and market products in accordance with specialized customer design requirements and short design cycles;

     - changes in the relative volume of sales of various products with sometimes significantly different margins;

     - changes in demand for the company's products and their customers' products;

     - rapid changes in electronic commerce on which the company or the company's customers may not capitalize or which erode the company's traditional business base;

     - frequent gains or losses of significant customers or strategic relationships;

     - unpredictable volume and timing of customer orders;

     - the availability, pricing and timeliness of delivery of components for the company's products;

     - the availability of wafer capacity using advanced process technologies;

     - the timing of new product announcements or introductions by the combined company or by competitors;

     - product obsolescence and the management of product transitions;

     - production delays;

     - decreases in the average selling prices of products;

     - seasonal fluctuations in sales; and

     - general economic conditions, including economic conditions in Asia and Europe in particular, that could affect the timing of customer orders and capital spending and result in order cancellations or rescheduling.

     Some or all of these factors could adversely affect demand for the company's products and, therefore, the operating results of the combined company, in the future.

     Most of our operating expenses are relatively fixed in the short term. We may be unable to rapidly adjust spending to compensate for any unexpected sales shortfall, which could harm quarterly operating results. Because the lead times of firm orders are typically short in the graphics industry, the company does not have the ability to predict future operating results with any certainty. Therefore, sudden changes that are outside the control of the combined company, such as general economic conditions, the actions or inaction of competitors, customers, third-party vendors of operating systems software, and independent software application vendors, may materially and adversely affect the combined company's performance.

     Both S3 and Diamond have generally shipped more products in the third month of each quarter than in either of the first two months of the quarter, with levels of shipment in the third month higher towards the end of the month. This pattern, which is common in the semiconductor and multimedia communication industries, is likely to continue for the combined company and makes future quarterly operating results less predictable.

     As a result of the above factors, you should not rely on period-to-period comparisons of results of operations as an indication of future performance. The results of any one quarter are not indicative of results to be expected for a full fiscal year.

     BOTH DIAMOND AND S3 EXPERIENCED A NET LOSS FOR SEVERAL RECENT QUARTERS AND THE COMBINED COMPANY MAY CONTINUE TO EXPERIENCE NET LOSSES IN THE FUTURE.

     S3 had a net loss of $12.8 million for the six months ended June 30, 1999 and for all of 1998. S3's net sales decreased 25% for the six months ended June 30, 1999 as compared to net sales for the six months ended June 30, 1998. These results occurred primarily because S3 did not offer competitive products in the high end of the graphics and multimedia accelerator market. As a result, S3's sales consisted of primarily older generation and lower price products that were sold into markets that had significant price competition. To the extent that S3 continues to experience net losses in the future, the operating results of the combined company will be adversely affected.

     Diamond had a net loss of $9.4 million for the six months ended June 30, 1999. Diamond's net sales decreased 24% for the six months ended June 30, 1999 as compared to the six months ended June 30, 1998. The decrease in net sales was primarily attributable to reduced shipments of Diamond's graphics accelerator products. The decrease was partially offset by increased shipments of sound cards, as well as revenues from new products such as the Rio Internet music players and the HomeFree line of home networking products. Revenues from graphics accelerators declined in part due to continued reductions in demand for entertainment specific products. In particular, Diamond is no longer building and selling high performance 3D-only products. In addition, demand and pricing for graphics accelerators that combine 2D and 3D display and are targeted specifically for game enthusiasts declined. Further, revenue for low-end graphic accelerators continued to decline significantly as more of these market requirements were met by the direct installation of graphics chips onto PC motherboards. To the extent that Diamond continues to experience net losses in the future, the operating results of the combined company will be adversely affected.

     The combined company's pro forma net loss for the six months ended June 30, 1999 was $33.1 million, and the pro forma net loss for the year ended December 31, 1998 was $185.5 million. We may incur net losses in the short term as the operations of the companies are integrated. We cannot assure you that the combined company will be able to achieve or maintain profitability.

     THE DEMAND FOR THE COMBINED COMPANY'S PRODUCTS HAS HISTORICALLY BEEN WEAKER IN CERTAIN QUARTERS.

     Due to industry seasonality, demand for PCs and PC related products is strongest during the fourth quarter of each year and is generally slower in the period from April through August. This seasonality may become more pronounced and material in the future to the extent that:

     - a greater proportion of the combined company's sales consist of sales into the retail/mass merchant channel;

     - PCs become more consumer-oriented or entertainment-driven products; or

     - the combined company's net revenue becomes increasingly based on entertainment-related products.

Also, to the extent the combined company expands its European sales, it may experience relatively weak demand in third calendar quarters due to historically weak summer sales in Europe.

     THE COMBINED COMPANY WILL OPERATE IN MARKETS THAT ARE INTENSELY AND INCREASINGLY COMPETITIVE, AND WILL BE IN CONSTANT AND INCREASING RISK OF LOSING CUSTOMERS AND BEING SUBJECT TO DECREASING PRODUCT PRICES AND PROFIT MARGINS.

     The personal computer multimedia and communications markets in which S3 and Diamond compete are intensely competitive and are likely to become more competitive in the future. Because of this competition, both companies face a constant and increasing risk of losing customers to their competitors. The competitive environment also creates downward pressure on prices and requires higher spending to address the competition, both of which tend to keep profit margins lower. S3 and Diamond believe that the principal competitive factors for their products are:

     - product performance and quality;

     - conformity to industry standard application programming interfaces, or APIs;

     - access to customers and distribution channels;

     - reputation for quality and strength of brand;

     - manufacturing capabilities and cost of manufacturing;

     - price;

     - product support; and

     - ability to bring new products to the market in a timely manner.

     Historically, the gross profit margins on Diamond's products have been lower than the margins on S3's products. By combining with Diamond, S3's average gross margins will likely be lower than they were prior to the merger.

     Many of S3's and Diamond's current and potential competitors have substantially greater financial, technical, manufacturing, marketing, distribution and other resources than S3 or Diamond. These competitors may also have greater name recognition and market presence, longer operating histories, greater market power and product breadth, lower cost structures and larger customer bases than S3 and Diamond. As a result, these competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements. In addition, some of S3's principal competitors offer a single vendor solution because they maintain their own semiconductor foundries and may therefore benefit from certain capacity, cost and technical advantages.

     In some markets where Diamond is a relatively new entrant and S3 has no presence, such as modems, home networking, sound cards and consumer electronics Internet music players, the combined company will face dominant competitors that include 3Com (home networking and modems), Creative Technologies (sound cards, modems and Internet music players), Intel (home networking) and Sony (consumer electronic music players). In addition, the markets in which Diamond competes are expected to become increasingly competitive as PC products support increasingly more robust multimedia functions and companies that previously supplied products providing distinct functions (for example, companies today primarily in the sound, modem, microprocessor or motherboard markets) emerge as competitors across broader or more integrated product categories.

     In addition to graphics board manufacturers, Diamond's competitors include OEMs that internally produce graphics chips or integrate graphics chips on the main computer processing board of their personal computers, commonly known as the motherboard, and makers of other personal computer components and software that are increasingly providing graphics or video processing capabilities.

     THE COMBINED COMPANY WILL DEPEND ON THE PERSONAL COMPUTER AND GRAPHICS AND VIDEO CHIP MARKETS, WHICH ARE RAPIDLY CHANGING, HIGHLY CYCLICAL AND VULNERABLE TO SHARP CHANGES IN DEMAND.

     S3 and Diamond operate in the personal computer and graphics/video chip markets. These markets are constantly and rapidly changing and have in the past, and may in the future, experience significant downturns. These downturns are characterized by lower product demand and accelerated product price reductions. In the event of a downturn, both S3 and Diamond would likely experience significantly reduced demand for their products. Substantially all of S3's and Diamond's revenues are currently derived from products sold for use in or with personal computers. In the near term, the combined company expects to continue to derive almost all of its revenues from the sale of products for use in or with personal computers. Changes in demand in the personal computer and graphics/video chip markets could be large and sudden. Since graphics board and personal computer manufacturers often build inventories during periods of anticipated growth, they may be left with excess inventories if growth slows or if they have incorrectly forecasted product transitions. In such cases, the manufacturers may abruptly stop purchasing additional inventory from suppliers such as the combined company until the excess inventory has been used. This suspension of purchases or any reduction in demand for personal computers generally, or for particular products that incorporate the combined company's products, would negatively impact the combined company's revenues and financial results. The combined company may experience substantial period-to-period fluctuations in results of operations due to these general semiconductor industry conditions.

     S3 HAS ONLY RECENTLY STARTED TO OFFER PRODUCTS INTENDED TO ADDRESS ALL PERFORMANCE SEGMENTS OF THE COMMERCIAL AND CONSUMER PC MARKET.

     The desktop graphics accelerator market has recently transitioned from 2D acceleration to 3D acceleration and has recently added video and TV processing capabilities. Products that compete in the high performance segment of that market have higher gross margins than products in the mainstream PC or in the sub-$1,000, or "segment zero," PC market. S3 commenced shipment of its Savage3D product during the third quarter of 1998. This product was intended to address the high performance 3D acceleration market. The Savage3D failed to achieve significant market acceptance. As a result, S3's products only addressed the lower margin segments of the market, which contributed to S3's net losses in recent periods. S3 has recently commenced shipments of its Savage4 product, which is designed to compete in multiple performance segments of the commercial and consumer PC markets and to satisfy multiple-function market needs, such as graphics, video and DVD support. S3 does not know whether Savage4 will be able to compete successfully in those segments. If S3 is not able to introduce and successfully market higher performance products, the gross margin and profitability of the combined company could be negatively affected.

     DEMAND FOR OUR PRODUCTS MAY DECREASE IF THE SAME CAPABILITIES PROVIDED BY OUR PRODUCTS BECOME AVAILABLE IN OPERATING SYSTEMS OR EMBEDDED IN OTHER PERSONAL COMPUTER COMPONENTS.

     A majority of Diamond's net sales, and substantially all of S3's net sales, are derived from the sale of graphics boards and multimedia accelerators for PC subsystems. However, there is a trend within the industry for lower performance graphics and video functionality to migrate from the graphics board to other personal computer components or into operating systems. We expect that additional specialized graphics processing and general purpose computing capabilities will be integrated into future versions of Intel and other Pentium-based microprocessors and that standard multimedia accelerators in the future will likely integrate memory, system logic, audio, communications or other additional functions. In particular, Intel and others have announced plans to develop chips that integrate graphics and processor functions to serve the lower-cost PC market. These could significantly reduce the demand for the company's products. Graphics boards are usually used in higher-end personal computers offering the latest technology and performance features. However, as graphics functionality becomes technologically stable and widely accepted by personal computer users, it typically migrates to the personal computer motherboard. We expect this trend to continue, especially with respect to low-end graphics boards. In this regard, the MMX instruction set from Intel and the expanded capabilities provided by the DirectX applications programming interface from Microsoft have increased the capability of Microsoft's operating systems to control display features that have traditionally been performed by graphics boards. As a result of these trends of technology migration, our success largely depends on our ability to continue to develop products that incorporate new and rapidly evolving technologies that manufacturers have not yet fully incorporated onto personal computer motherboards or into operating systems.

     S3 has not previously offered integrated graphics/core logic accelerator products that provide these functions, which have traditionally been provided by separate single function chips or chipsets. We have and intend to continue to expand the scope of our research and development efforts to provide these functions, which will require that we hire engineers skilled in these areas and promote additional coordination among our design and engineering groups. Alternatively, we may find it necessary or desirable to license or acquire technology to enable us to provide these functions, and we cannot assure you that any such technology will be available for license or purchase on terms acceptable to us.

     We believe that a large portion of the growth in the sales of personal computers may be in sealed systems that contain most functionality on a single systems board and are not upgradeable in the same manner as are most personal computers. These sealed computers would contain a systems board that could include CPU, system memory, graphics, audio and Internet or network connectivity functionality on a single board. Although Diamond acquired Micronics Computers in 1998 for the purposes of obtaining technical and marketing expertise and brand acceptance in CPU motherboard design and developing integrated multimedia system board products, we cannot assure you that a significant market will exist for low-cost fixed system boards or that the acquisition of Micronics will enable the combined company to compete successfully in this emerging market or in the current motherboard market.

     IF THE COMBINED COMPANY DOES NOT CONTINUE TO DEVELOP AND MARKET NEW AND ENHANCED PRODUCTS, IT WILL NOT BE ABLE TO COMPETE SUCCESSFULLY IN ITS MARKETS.

     The markets for which our products are designed are intensely competitive and are characterized by short product life cycles, rapidly changing technology, evolving industry standards and declining average selling prices. As a result, we cannot succeed unless we consistently develop and market new products. We believe this will require expenditures for research and development in the future consistent with our combined historical research and development expenditures, taking into account efficiencies that may be achieved in integrating the companies' research and development organizations. To succeed in this environment, we must anticipate the features and functionality that customers will demand. We must then incorporate those features and functionality into products that meet the design, performance, quality and pricing requirements of the personal computer market and the timing requirements of PC OEMs and retail selling seasons. We have in the past experienced delays in completing the development and introduction of new products, and we cannot assure you that we will not experience similar delays in the future. In the past, each of Diamond's and S3's business has been seriously harmed when we developed products that failed to achieve significant market acceptance. This could occur in the future as well.

     IF WE DO NOT CONTINUE TO DEVELOP AND MARKET NEW AND ENHANCED PRODUCTS, OUR AVERAGE SELLING PRICES AND GROSS PROFITS WILL LIKELY DECLINE.

     We must continue to develop new products in order to maintain average selling prices and gross margins. As the markets for our products continue to develop and competition increases, we anticipate that product life cycles will shorten and average selling prices will decline. In particular, average selling prices and, in some cases, gross margins for each of our products will decline as products mature. A decline in selling prices may cause the net sales in a quarter to be lower than those of a preceding quarter or corresponding quarter in a prior year, even if more units were sold during that quarter than in the preceding or corresponding quarter of a prior year. To avoid that, we must successfully identify new product opportunities and develop and bring new higher-end and higher-margin products to market in time to meet market demand. The availability of new products is typically restricted in volume early in a product's life cycle. If customers choose to wait for the new version of a product instead of purchasing the current version, our ability to procure sufficient volumes of these new products to meet higher customer demand will be limited. If this happens, the revenues and operating margins of the combined company could be harmed.

     OUR PRODUCTS HAVE SHORT PRODUCT LIFE CYCLES, REQUIRING US TO MANAGE PRODUCT TRANSITIONS SUCCESSFULLY IN ORDER TO REMAIN COMPETITIVE.

     Our products have short product life cycles. If we fail to introduce new products successfully within a given time frame, our competitors could gain market share, which could cause us to lose revenue. Further, continued failure to introduce competitive new products on time could also damage our brand name, reputation and relationships with our customers and cause longer-term harm to our financial condition. Also, we anticipate that the transition of the design of Diamond's boards based on new graphics chip architectures by S3 will require significant effort. Diamond's major OEM customers typically introduce new computer system configurations as often as twice a year. The life cycles of Diamond's graphics boards typically range from six to twelve months and the life cycles of S3's graphic chips typically range from twelve to eighteen months. Short product life cycles are the result of frequent transitions in the computer market in which products rapidly incorporate new features and performance standards on an industry-wide basis. Our products must be able to support the new features and performance levels being required by personal computer manufacturers at the beginning of these transitions. Otherwise, we would likely lose business as well as the opportunity to compete for new design contracts until the next product transition. Failing to develop products with required features and performance levels or a delay as short as a few months in bringing a new product to market could significantly reduce our revenues for a substantial period.

     WE WILL FACE INVENTORY RISKS THAT ARE INCREASED BY A COMBINATION OF SHORT PRODUCT LIFE CYCLES AND LONG COMPONENT LEAD TIMES.

     The short product life cycles of Diamond's board-based products also give rise to a number of risks involving product and component inventories. These risks are heightened by the long lead times that are necessary to acquire some components of our products. We may not be able to reduce our production or inventory levels quickly in response to unexpected shortfalls in sales. This could leave us with significant and costly obsolete inventory. Long component lead times could cause these inventory levels to be higher than they otherwise would be. Long component lead times may also prevent us from quickly taking advantage of an unexpected new product cycle. This can lead to costly lost sales opportunities and loss of market share, which could result in a loss of revenues. For example, the timing and speed of the PCI-to-AGP bus transition and the SGRAM-to-SDRAM memory transition led to an excess inventory of PCI and SGRAM-based products at Diamond and in its distribution channel, which in turn resulted in lower average selling prices, lower gross margins, end-of-life inventory write-offs, and higher price protection charges during the second and third quarters of 1998. Further, declining demand for an excess supply of Monster 3D II and competitive 3D gaming products in the channel during the third quarter of 1998 resulted in rapidly declining revenue and prices vis-a-vis the second quarter of 1998, and resulted in price protection charges for this class of product in the third quarter of 1998. Diamond estimates and accrues for potential inventory write-offs and price protection charges. We cannot assure you that these estimates and accruals will be sufficient in future periods, or that additional inventory write-offs and price protection charges will not be required. The impact of these charges on Diamond's operating results in 1998 and the first quarter of 1999 was material. Any similar occurrence in the future could materially and adversely affect our operating results.

     WE DEPEND ON THIRD PARTIES FOR THE MANUFACTURE OF OUR PRODUCTS.

     S3 currently relies on two independent foundries to manufacture all of its products either in finished form or wafer form. S3 has a "take or pay" contract with Taiwan Semiconductor Manufacturing Company and a joint venture foundry, United Semiconductor Corporation. S3's agreement with TSMC provides capacity through 2002 and requires S3 to make annual advance payments to purchase specified capacity to be applied against the following year's capacity or to forfeit advance payments against those amounts. In the fourth quarter of 1998, S3 wrote off approximately $4.0 million of the 1998 prepaid production capacity because it did not fully utilize the capacity related to the advance payment. As of June 30, 1999, S3's note payable to TSMC was $14.4 million. If S3 purchases excess inventories of particular products or chooses to forfeit advance payments, its operating results could be harmed.

     In June 1999, S3 and United Microelectronics Corporation, the majority owner of the USC foundry joint venture, entered into an agreement under which S3 gave up its rights to elect a director on USC's board. UMC has also announced plans to merge USC with UMC, with USC shareholders, including S3, to receive UMC shares. S3 will lose its ability to influence the USC board and any veto power S3 had over actions to be taken by USC. As a result, S3's relationship with USC will be based on its foundry capacity agreement rather than a joint venture. Although S3 is currently unaware of any changes that UMC may propose in the future to the foundry relationship, S3 will have less ability to influence whether changes that could be adverse to S3 will be made in the future.

     S3 conducts business with one of its current foundries by delivering written purchase orders specifying the particular product ordered, quantity, price, delivery date and shipping terms. This foundry is therefore not obligated to supply products to S3 for any specific period, in any specific quantity or at any specific price, except as may be provided in a particular purchase order. To the extent a foundry terminates its relationship with S3 or S3's supply from a foundry is interrupted or terminated for any other reason, such as a natural disaster or an injunction arising from alleged violations of third party intellectual property rights, S3 may not have a sufficient amount of time to replace the supply of products manufactured by that foundry. S3 may be unable to obtain sufficient advanced process technology foundry capacity to meet customer demand in the future. From time to time, S3 may evaluate potential new sources of supply. However, the qualification process and the production ramp-up for additional foundries has in the past taken, and could in the future take, longer than anticipated. Accordingly, there can be no assurance that such sources will be able or willing to satisfy S3's requirements on a timely basis or at acceptable quality or per unit prices.

     TSMC and USC are both located in the Science-Based Industrial Park in Hsin Chu City, Taiwan. S3 currently expects these foundries to supply the substantial portion of its products in 1999 and 2000. Disruption of operations at these foundries for any reason, including work stoppages, political or military conflicts, earthquakes or other natural disasters, could cause delays in shipments of S3's products and could have a material adverse effect on the combined company's operating results. In addition, as a result of the rapid growth of the semiconductor industry based in the Science-Based Industrial Park, severe constraints have been placed on the water and electricity supply in that region. Any shortages of water or electricity could adversely affect S3's foundries' ability to supply S3's products, which could have a material adverse effect on the combined company's operating results.

     Diamond relies on independent surface mount technology subcontractors to manufacture, assemble or test its board level products, as well as its first "finished" consumer electronics product, the Rio, an Internet music player. Diamond typically procures its components, assembly and test services and assembled products through purchase orders and does not have specific volume purchase agreements with each of its subcontractors. Most of Diamond's subcontractors could cease supplying the services, products or components at any time with limited or no penalty. If Diamond needs to replace a key subcontractor, Diamond could incur significant manufacturing set-up costs and delays. Also, Diamond may be unable to find suitable replacement subcontractors. Diamond's emphasis on maintaining low internal and channel inventory levels may exacerbate the effects of any shortage that may result from the use of sole-source subcontractors during periods of tight supply or rapid order growth. Further, some of the subcontractors used by Diamond are located outside the United States, which may present heightened process control, quality control, political, infrastructure, transportation, tariff, regulatory, legal, import, export, economic or supply chain management risks.

     WE HAVE SIGNIFICANT PRODUCT CONCENTRATION AND SIGNIFICANTLY DEPEND ON THE HEALTH OF THE GRAPHICS AND MULTIMEDIA ACCELERATOR MARKET, WHICH MEANS THAT A DECLINE IN DEMAND FOR A SINGLE PRODUCT, OR IN THE GRAPHICS AND MULTIMEDIA ACCELERATOR MARKET IN GENERAL, COULD SEVERELY IMPACT OVERALL REVENUES AND FINANCIAL RESULTS.

     S3's revenues are dependent on the markets for graphics/video chips for PCs and on S3's ability to compete in those markets. S3's business would be materially harmed if it were unsuccessful in selling these graphic chips. Historically, over 75% of Diamond's net sales have come from sales of graphics and video accelerator subsystems. Although Diamond has introduced audio subsystems, has entered the PC modem and home networking markets, and has entered into the PC consumer electronics market with its Rio Internet music player, graphics and video accelerator subsystems are expected to continue to account for the majority of the combined company's sales for the foreseeable future. A decline in demand or average selling prices for graphics and video accelerator subsystems, whether as a result of new competitive product introductions, price competition, excess supply, widespread cost reduction, technological change, incorporation of the products' functionality onto personal computer motherboards or otherwise, would have a material adverse effect on the combined company's sales and operating results.

     S3'S SALES ARE CONCENTRATED WITHIN A LIMITED NUMBER OF CUSTOMERS.

     S3 expects a significant portion of its future sales to remain concentrated within a limited number of strategic customers. If it loses one or more of these customers, the combined company's operating results would be harmed.

     One customer, IBM Corporation, accounted for 25% of net sales for the six months ended June 30, 1999. Two distributors, Synnex Technology, Inc. and Promate Electronic Co., accounted for

21% and 12% of net sales, respectively, for the six months ended June 30, 1999. One customer, IBM Corporation, accounted for 14% of net sales in 1998. Synnex and Promate accounted for 39% and 13% of net sales in 1998, respectively. Two distributors and one customer, Synnex, CNW International Limited and Compaq Computer Corporation, together accounted for a total of 45% of net sales in 1997. Diamond and Synnex together accounted for 31% of net sales in 1996. S3 expects a significant portion of its future sales to remain concentrated within a limited number of strategic customers. S3 may be unable to retain its strategic customers. These customers may cancel or reschedule orders. Canceled orders may not be replaced by other sales.

     THE MANUFACTURERS ON WHICH S3 DEPENDS MAY EXPERIENCE MANUFACTURING YIELD PROBLEMS THAT COULD INCREASE S3'S PER UNIT COSTS AND OTHERWISE JEOPARDIZE THE SUCCESS OF S3'S PRODUCTS.

     S3's products are graphics chips. Graphics chips are difficult to make. Their production requires a complex and precise process that often presents problems that are difficult to diagnose and time-consuming or expensive to solve. As a result, companies like S3 often experience problems in achieving acceptable wafer manufacturing yields. S3's chips are manufactured from round wafers made of silicon. During manufacturing, each wafer is processed to contain numerous individual integrated circuits, or chips. S3 may reject or be unable to sell a percentage of wafers or chips on a given wafer because of:

     - minute impurities,

     - difficulties in the fabrication process,

     - defects in the masks used to print circuits on a wafer,

     - electrical performance,

     - wafer breakage, or

     - other factors.

S3 refers to the proportion of final good chips that have been processed, assembled and tested relative to the gross number of chips that could be constructed from the raw materials as its manufacturing yields. These yields reflect the quality of a particular wafer. Depending on the specific product, S3 has negotiated with its manufacturers to pay either an agreed upon price for all wafers or a price that is typically higher for only wafers of acceptable quality. If the payment terms for a specific product require us to pay for all wafers, and if yields associated with that product are poor, we bear the risk of those poor manufacturing yields.

     WE ARE SUBJECT TO RISKS RELATING TO PRODUCT RETURNS AND PRICE PROTECTION.

     Diamond often grants limited rights to customers to return unsold inventories of Diamond's products in exchange for new purchases, also known as "stock rotation," as well as price protection on unsold inventory, which allows customers to receive a price adjustment on existing inventory when Diamond's published price is reduced. Also, some of Diamond's retail customers will readily accept returned products from their own retail customers, and these returned products are, in turn, returned to Diamond for credit. Diamond estimates returns and potential price protection on unsold inventory in its distribution channel. Diamond accrues reserves for estimated returns, including warranty returns and price protection, and since the fourth quarter of 1998, reserves the gross margin associated with channel inventory levels that exceed four weeks of demand. Diamond experienced significant price protection charges due to the transition from PCI to AGP-based graphics accelerators and from SGRAM to SDRAM-based graphics accelerators during the second, third and fourth quarters of

1998. Diamond may be faced with further significant price protection charges as Diamond and its competitors move to reduce channel inventory levels of current products, such as Diamond's Master Fusion, as new product introductions are made.

     Similarly, S3's distributors are given limited rights to return products purchased by them, and S3 provides its distributors with price protection in the event that it reduces the price of its products. These returns have not historically resulted in any significant price protection charges. However, S3 may incur significant price protection charges in the future.

     WE DEPEND ON SALES THROUGH DISTRIBUTORS. IF RELATIONSHIPS WITH OR SALES THROUGH DISTRIBUTORS DECLINE, THE COMBINED COMPANY'S OPERATING RESULTS WILL BE HARMED.

     A substantial percentage of S3's products are distributed through add-in card manufacturers that in turn sell to value-added resellers, system integrators, OEMs and distributors. Accordingly, S3 depends on these add-in card manufacturers to assist it in promoting market acceptance of its products. The board manufacturers that purchase S3's products are generally not committed to making future purchases of its products and, therefore, could discontinue incorporating S3's products into their graphics boards in favor of a competitor's product or for any other reason.

     Diamond sells its products through a network of domestic and international distributors, and directly to major retailers/mass merchants, value-added resellers and OEM customers. Diamond's future success is dependent on the continued viability and financial stability of its customer base. Computer distribution and retail channels historically have been characterized by rapid change, including periods of widespread financial difficulties and consolidation and the emergence of alternative sales channels, such as direct mail order, telephone sales by PC manufacturers and electronic commerce on the worldwide web. The loss of, or a reduction in, sales to certain of Diamond's key distribution customers as a result of changing market conditions, competition or customer credit problems could materially and adversely affect Diamond's operating results. Likewise, changes in distribution channel patterns, such as:

     - increased electronic commerce via the Internet,

     - increased use of mail-order catalogues,

     - increased use of consumer-electronics channels for personal computer sales or

     - increased use of channel assembly to configure PC systems to fit customers' requirements could affect Diamond in ways not yet known. For example, the rapid emergence of Internet-based e-commerce, in which products are sold direct to consumers at low prices, is putting substantial strain on some of Diamond's traditional distribution channels.

     Inventory levels of Diamond's products in the two-tier distribution channels used by Diamond generally are maintained in a range of one to two months of customer demand. These channel inventory levels tend toward the low end of the months-of-supply range when demand is stronger, sales are higher and products are in short supply. Conversely, during periods when demand is slower, sales are lower and products are abundant, channel inventory levels tend toward the high end of the months-of-supply range. Frequently, in these situations, Diamond attempts to ensure that distributors devote a greater degree of their working capital, sales and logistics resources to Diamond's products than to those of competitors. Similarly, Diamond's competitors attempt to ensure that their own products are receiving a disproportionately higher share of the distributors' working capital and logistics resources. In an environment of slower demand and abundant supply of products, price declines and channel promotional expenses are more likely to occur and, should they occur, are more likely to have a significant impact on Diamond's operating results. Further, in an event like this, high channel inventory levels may result in substantial price protection charges. These price protection charges have the effect of reducing net sales and gross profit. Consequently, in taking steps to bring its channel inventory levels down to a more desirable level, Diamond may cause a shortfall in net sales during one or more accounting periods. These efforts to reduce channel inventory might also result in price protection charges if prices are decreased to move product out to final consumers, having a further adverse impact on operating results. Diamond accrues for potential price protection charges on unsold channel inventory. We cannot assure you, however, that any estimates, reserves or accruals will be sufficient or that any future price reductions will not seriously harm our operating results.

     Diamond's products are priced for and generally aimed at the higher performance and higher quality segment of the market. Therefore, to the extent that OEMs and value added resellers focus on low-cost solutions rather than high-performance solutions, an increase in the proportion of Diamond's sales to OEMs may result in an increase in the proportion of Diamond's revenue that is generated by lower-selling price and lower-gross-margin products, which could adversely affect future gross margins and operating results of Diamond.

     WE RELY ON INTELLECTUAL PROPERTY AND OTHER PROPRIETARY INFORMATION THAT MAY NOT BE ADEQUATELY PROTECTED AND THAT MAY BE EXPENSIVE TO PROTECT.

     The industry in which we compete is characterized by vigorous protection and pursuit of intellectual property rights. We rely heavily on a combination of patent, trademark, copyright, and trade secret laws, employee and third-party nondisclosure agreements and licensing arrangements to protect our intellectual property. If these efforts are not sufficient, our business may suffer from the piracy of our technology and the associated loss of sales. Also, the protection provided to our proprietary technology by the laws of foreign jurisdictions, many of which offer less protection than the United States, may not be sufficient to protect our technology. It is common in the personal computer industry for companies to assert intellectual property infringement claims against other companies. Therefore, our products may also become the target of infringement claims. These infringement claims or any future ones could cause us to spend significant time and money to defend our products, redesign our products or develop or license a substitute technology. We may be unsuccessful in acquiring or developing substitute technology and any required license may be unavailable on commercially reasonable terms, if at all. In addition, an adverse result in litigation could require us to pay substantial damages, cease the manufacture, use, sale, offer for sale and importation of infringing products, or discontinue the use of certain processes. Any of those events could materially harm our business. Litigation by or against us could result in significant expense to us and could divert the efforts of our technical and management personnel, regardless of the outcome of such litigation. For example, in October 1995, Brooktree alleged that some of S3's products infringed a Brooktree patent. Defending the resulting lawsuit caused substantial expense to S3 and diverted the efforts of S3's technical and management personnel. In a settlement of that suit, S3 agreed to pay to Brooktree a license fee and royalties relating to certain product revenues over a five-year period. However, even if claims do not have merit, we may be required to dedicate significant management time and expense to defending ourselves if we are directly sued, or assisting our OEM customers in their defense of these or other infringement claims pursuant to indemnity agreements. This could have a negative effect on the combined company's financial results.

     OUR PRODUCTS DEPEND UPON THIRD-PARTY CERTIFICATIONS, WHICH MAY NOT BE GRANTED FOR FUTURE PRODUCTS, RESULTING IN PRODUCT SHIPMENT DELAYS AND LOST SALES.

     Both S3 and Diamond submit most of their products for compatibility and performance testing to the Microsoft Windows Hardware Quality Lab because their OEM customers typically require

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

their products to have this certification prior to making volume purchases. This certification typically requires up to several weeks to complete and entitles S3 or Diamond to claim that a particular product is "Designed for Microsoft Windows." We may not receive this certification for future products in a timely fashion, or at all, which could result in product shipment delays and lost sales.

     WE MAY NOT BE ABLE TO RETAIN OR INTEGRATE KEY PERSONNEL, WHICH MAY PREVENT THE COMBINED COMPANY FROM SUCCEEDING.

     The combined company may not be able to retain its key personnel or attract other qualified personnel in the future. The success of the combined company will depend upon the continued service of key management personnel of both S3 and Diamond. The loss of services of any of the key members of the combined company's management team or the combined company's failure to attract and retain other key personnel could disrupt the combined company's operations and have a negative effect on employee productivity and morale, decreasing production and harming financial results for the combined company. In addition, the competition to attract, retain and motivate qualified technical, sales and operations personnel is intense. We have at times experienced, and continue to experience, difficulty recruiting qualified software and hardware development engineers.

     WE MAY ENCOUNTER YEAR 2000 COMPLIANCE PROBLEMS INVOLVING BUSINESS AND ADMINISTRATIVE SYSTEMS, INCLUDING PHONE AND OTHER COMMUNICATIONS AND ADMINISTRATIVE SUPPORT SYSTEMS, THAT COULD NEGATIVELY AFFECT THEIR OPERATIONS AND FINANCIAL RESULTS.

     We use a significant number of computer software programs and operating systems in our internal operations. These include applications used in financial business systems and various administration functions, including phone and other communications and administrative support systems, and also software programs in our products. If these software applications are unable to interpret appropriately dates occurring in the upcoming calendar year 2000, some level of modification or replacement of such software may be necessary. We believe that all of our existing products are year 2000 compliant and we have conducted or are conducting year 2000 compliance testing. Despite this belief, our products may not be year 2000 compliant. If our products fail to perform, including failures due to the onset of calendar year 2000, our product sales and financial results will suffer. We are currently evaluating our information technology for year 2000 compliance. This evaluation includes reviewing what actions are required to make all internally used software systems year 2000 compliant as well as actions necessary to make us less vulnerable to year 2000 compliance problems associated with third parties' systems. These measures may not solve all year 2000 problems. Any year 2000 problems could have a negative effect on our operations and financial results. In addition, our customers and suppliers may not be year 2000 compliant, which could also negatively affect us.

     WE DEPEND ON A LIMITED NUMBER OF THIRD PARTY DEVELOPERS AND PUBLISHERS THAT DEVELOP GRAPHICS SOFTWARE PRODUCTS THAT WILL OPERATE WITH AND FULLY UTILIZE THE CAPABILITIES OF DIAMOND'S PRODUCTS TO GENERATE DEMAND FOR DIAMOND'S PRODUCTS.

     Only a limited number of software developers are capable of creating high quality entertainment software. Because competition for these resources is intense and is expected to increase, a sufficient number of high quality, commercially successful software titles compatible with Diamond's products may not be developed. Diamond believes that the availability of numerous high quality, commercially successful software entertainment titles and applications significantly affects sales of multimedia hardware to the PC-based interactive 3D entertainment market. Diamond depends on third party software developers and publishers to create, produce and market software titles that will operate with Diamond's 3D graphics accelerators. If a sufficient number of successful software titles are not developed, Diamond's product sales and revenues could be negatively impacted. In addition, the development and marketing of game titles that do not fully demonstrate the technical capabilities of Diamond's products could create the impression that Diamond's technology offers only marginal performance improvements, if any, over competing products. Either of these effects could have an adverse effect on the combined company's product sales and financial results.

     DIAMOND DEPENDS ON A LIMITED NUMBER OF SUPPLIERS FROM WHOM DIAMOND DOES NOT HAVE A GUARANTEE OF ADEQUATE SUPPLIES, INCREASING THE RISK THAT A LOSS OF OR PROBLEMS WITH A SINGLE SUPPLIER COULD RESULT IN IMPAIRED MARGINS, REDUCED PRODUCTION VOLUMES, STRAINED CUSTOMER RELATIONS AND LOSS OF BUSINESS.

     Diamond obtains several of the components used in its products from single or limited sources. If component manufacturers do not allocate a sufficient supply of components to meet Diamond's needs or if current suppliers do not provide components of adequate quality or compatibility, Diamond may have to obtain these components from distributors or on the spot market at a higher cost. Diamond has no guaranteed supply arrangements with any of its suppliers, and current suppliers may not be able to meet its current or future component requirements. If Diamond is forced to use alternative suppliers of components, Diamond may have to alter its product designs to accommodate these components. Alteration of product designs to use alternative components could cause significant delays and could require product recertification by Diamond's OEM customers or reduce its production of the related products. In addition, from time to time Diamond has experienced difficulty meeting certain product shipment dates to customers for various reasons. These reasons include component delivery delays, component shortages, system compatibility difficulties and component quality deficiencies. Delays in the delivery of components, component shortages, system compatibility difficulties and supplier product quality deficiencies will continue to occur in the future. These delays or problems have in the past and could in the future result in impaired margins, reduced production volumes, strained customer relations and loss of business. Also, in an effort to avoid actual or perceived component shortages, Diamond may purchase more of certain components than it would otherwise require. Excess inventory resulting from such over-purchases, obsolescence or a decline in the market value of such inventory could result in inventory write-offs, which would have a negative effect on Diamond's financial results. This condition existed in the first and second quarters of 1998, and Diamond's perception of component shortages caused Diamond to over-purchase certain components and pay surcharges for components that subsequently declined in value in the second, third and fourth quarters of 1998. In addition, inventory sell-offs by Diamond or its competitors could trigger channel price protection charges, further reducing the combined company's gross margins and profitability, as occurred with the Monster 3D II product line in the third and fourth quarters of 1998.

     WE MAY EXPERIENCE, AND HAVE FROM TIME TO TIME EXPERIENCED, PRODUCT DELIVERY DELAYS DUE TO THE INADEQUACY OR INCOMPATIBILITY OF SOFTWARE DRIVERS, WHICH DELAYS COULD HURT OUR SALES.

     Some components of our products require software drivers in order for those components to work properly in a PC. These software drivers are essential to the performance of nearly all of our products and must be compatible with the other components of the graphics board and PC in order for the product to work. Some of these products that include software drivers are among Diamond's products that are based on components, including software drivers, that are supplied by a limited number of suppliers. From time to time, both S3 and Diamond have experienced product delivery delays due to inadequacy or incompatibility of software drivers either provided by component suppliers or developed internally by them. These delays could cause the combined company to lose sales, revenues and customers. Software driver problems will continue to occur in the future, and those problems could negatively affect our operating results.

     DIAMOND'S ENTRY INTO NEW PRODUCT MARKETS COULD DIVERT RESOURCES FROM OUR CORE BUSINESS AND EXPOSE US TO RISKS INHERENT IN THOSE NEW MARKETS.

     Diamond's business historically has focused primarily on the design, manufacture and sale of graphics boards. However, Diamond from time to time undertakes new product initiatives, such as the Rio line of Internet music players, the launching of the RioPort.com music website and entry into the home networking market. There are numerous risks inherent in entering into new product markets. These risks include the reallocation of limited management, engineering and capital resources to unproven product ventures, a greater likelihood of encountering technical problems and a greater likelihood that Diamond's new products will not gain market acceptance. The failure of one or more of such products, or any adverse effect such new products may have upon our reputation in our core businesses as a result of such failure, could negatively impact our financial results.

     WE HAVE SIGNIFICANT EXPOSURE TO INTERNATIONAL MARKETS.

     Export sales accounted for 89%, 70% and 58% of S3's net sales in 1998, 1997 and 1996, respectively, and S3 expects that export sales will continue to represent a significant portion of net sales, although there can be no assurance that export sales, as a percentage of net sales, will remain at current levels. Net sales in Europe accounted for 36%, 26% and 22% of total net sales for Diamond during 1998, 1997 and 1996, respectively. Other international net sales accounted for 10%, 12% and 16% of total net sales for Diamond during 1998, 1997 and 1996, respectively. In addition, a substantial proportion of S3's and Diamond's products are manufactured, assembled and tested by independent third parties in Asia. As a result, we are subject to the risks of conducting business internationally, including:

     - unexpected changes in, or impositions of, legislative or regulatory requirements;

     - fluctuations in the U.S. dollar, which could increase the price in local currencies of our products in foreign markets or increase the cost of wafers and components purchased by us;

     - delays resulting from difficulty in obtaining export licenses for certain technology;

     - tariffs and other trade barriers and restrictions;

     - potentially longer payment cycles;

     - greater difficulty in accounts receivable collection;

     - potentially adverse tax treatment;

     - the burdens of complying with a variety of foreign laws; and

     - year 2000 computer malfunctions.

     We have experienced an adverse impact associated with the economic downturn in Asia that contributed to decreases in net sales in 1998. In addition, our international operations are subject to general geopolitical risks, such as political and economic instability and changes in diplomatic and trade relationships. The People's Republic of China and Taiwan have in the past experienced and are currently experiencing strained relations, and a worsening of relations or the development of hostilities between them could disrupt operations at S3's foundries and affect S3's Taiwanese customers.

     WE ARE PARTIES TO LEGAL PROCEEDINGS ALLEGING SECURITIES VIOLATIONS THAT COULD HAVE A NEGATIVE FINANCIAL IMPACT ON THE COMBINED COMPANY.

     Since November 1997, a number of complaints have been filed in federal and state courts seeking an unspecified amount of damages on behalf of an alleged class of persons who purchased shares of S3's common stock at various times between April 18, 1996 and November 3, 1997, referred to as the "class period." The complaints name S3 as defendant as well as some of S3's officers and former officers and some of its directors, asserting that S3 and those individuals violated federal and state securities laws by misrepresenting and failing to disclose certain information about S3's business during the class period. In addition, stockholders have filed derivative actions in the state courts of California and Delaware seeking recovery on S3's behalf, alleging, among other things, breach of fiduciary duties by the individual defendants. Discovery is currently proceeding. While S3's management intends to defend the actions against S3 vigorously, there can be no assurance that an adverse result or settlement with regard to these lawsuits would not have a material adverse effect on S3's financial condition or results of operations.

     Diamond has been named as a defendant in several putative class action lawsuits that were filed in June and July 1996 and June 1997 in the California Superior Court for Santa Clara County and the U.S. District Court for the Northern District of California. Some of Diamond's executive officers and directors are also named as defendants. The plaintiffs purport to represent a class of all persons who purchased Diamond common stock between October 18, 1995 and June 20, 1996, referred to as the "class period." The complaints allege claims under the federal securities laws and California law. The plaintiffs allege that Diamond and the other defendants made various material misrepresentations and omissions during the class period. The complaints do not specify the amount of damages sought. Diamond believes that it has good defenses to the claims alleged in the lawsuits and will defend itself vigorously against these actions. No trial date has been set for any of these actions. The ultimate outcome of these actions cannot be presently determined. Accordingly, no provision for any liability or loss that may result from adjudication has been made by Diamond.

     In addition, both S3 and Diamond have been named as defendants in litigation relating to the merger. See "The Merger and Related
Transactions -- Litigation Relating to the Merger" on page 62.

     WE WILL HAVE A SIGNIFICANT LEVEL OF DEBT.

     At June 30, 1999, S3 had total debt outstanding of $117.9 million. At June 30, 1999, Diamond had total debt outstanding of approximately $63.0 million, including an aggregate $10.0 million loan by S3 to Diamond prior to June 30, 1999. S3 loaned Diamond an additional $10.0 million subsequent to June 30, 1999. The pro forma debt of the combined company will be $170.9 million.

     The degree to which we are leveraged could adversely affect our ability to obtain additional financing for working capital or other purposes and could make us more vulnerable to economic downturns and competitive pressures. Our significant leverage could also adversely affect our liquidity, as a substantial portion of available cash from operations may have to be applied to meet debt service requirements. In the event of a cash shortfall, we could be forced to reduce other expenditures to be able to meet such debt service requirements.

     OUR STOCK PRICES ARE HIGHLY VOLATILE AND WE EXPECT THAT S3'S STOCK PRICE WILL CONTINUE TO BE HIGHLY VOLATILE AFTER THE MERGER.

     The market price of both S3 common stock and Diamond common stock, like that of the common stock of many other semiconductor companies, has been and is likely to be highly volatile.

We expect the S3 common stock to remain volatile, which volatility may increase as a result of the additional shares to be issued in the merger. This volatility may result from:

     - general market conditions and market conditions affecting technology and semiconductor stocks generally;

     - actual or anticipated fluctuations in our quarterly operating results;

     - announcements of design wins, technological innovations, acquisitions, investments or business alliances, by us or our competitors; and

     - the commencement of, developments in or outcome of litigation.

     The market price of S3 common stock and Diamond common stock also has been and is likely to continue to be significantly affected by expectations of analysts and investors, especially if our operating results do not meet those expectations. Reports and statements of analysts do not necessarily reflect our views. The fact that we have in the past met or exceeded analyst or investor expectations does not necessarily mean that we will do so in the future.

     In the past, following periods of volatility in the market price of a particular company's securities, securities class action litigation has often been brought. This litigation could result in substantial costs and a diversion of our management's attention and resources. Litigation was brought against S3 in 1994, and S3 is currently involved in securities class action litigation. Diamond is also involved in similar proceedings.

                           FORWARD-LOOKING STATEMENTS

     We have made forward-looking statements in this document that are subject to risks and uncertainties. Forward-looking statements include the information in this document relating to expected benefits of the merger such as efficiencies, opportunities to enter new markets, cost savings, market profile and financial strength, estimated expenses associated with the merger, the competitive ability of the combined company, customer concentration, and plans relating to RioPort.com, Inc.

     The sections of this document that contain forward-looking statements include: "Questions and Answers About the Merger," "Summary," "Comparative Per Share Market Price Data," "The Merger and Related Transactions -- Background of the Merger," "The Merger and Related Transactions -- Reasons for the Merger," "The Merger and Related Transactions -- S3 Board Considerations," "The Merger and Related Transactions -- Diamond Board Considerations," "The Merger and Related Transactions -- Opinion of S3's Financial Advisor," "The Merger and Related Transactions -- Opinion of Diamond's Financial Advisor," and "Unaudited Pro Forma Combined Condensed Financial Information." Our forward-looking statements are also identified by words such as "believes," "expects," "anticipates," "intends," "estimates" or similar expressions.

     These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this document. These risks and uncertainties include:

     - the possibility that the anticipated benefits from the merger cannot be fully realized;

     - the possibility that costs or difficulties related to the integration of our businesses will be greater than expected;

     - the impact of competition on revenues and margins;

     - the introduction of new technologies and trends in the PC markets;

     - the ability of the combined company to develop and market successfully new products;

     - supply disruptions;

     - the factors discussed in the section entitled "Risk Factors" starting on page 11; and

     - other risk factors as may be detailed from time to time in Diamond's and S3's public announcements and filings with the Securities and Exchange Commission.

                             THE S3 SPECIAL MEETING

GENERAL

  When and where will the meeting be held?

     This document is being furnished to S3 stockholders as part of the solicitation of proxies by the S3 board of directors for use at the S3 meeting to be held on Monday, September 20, 1999 at 10:00 a.m., local time at Techmart, 5201 Great America Parkway, Santa Clara, California, and at any adjournments or postponements thereof. This document, and the accompanying form of proxy, are first being mailed to holders of S3 common stock on or about August 18, 1999.

  What will be voted upon?

     The purpose of the S3 meeting is to consider and vote upon the following proposals:

     - to approve the issuance of shares of S3 common stock under the terms of the merger agreement;

     - subject to approval of the first proposal and to completion of the merger, to amend the restated certificate of incorporation of S3 to increase the number of authorized shares of S3 common stock from 120,000,000 to 175,000,000; and

     - subject to approval of the first proposal and completion of the merger and with effect immediately after the merger, to elect three directors who are currently directors of Diamond.

  Which stockholders may vote?

     Only holders of record of S3 common stock at the close of business on August 10, 1999, the S3 record date, are entitled to notice of and to vote at the S3 meeting. As of the close of business on the S3 record date, there were 53,593,677 shares of S3 common stock outstanding and entitled to vote, held of record by 605 stockholders. A majority, or 26,796,839 of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business. Each S3 stockholder is entitled to one vote for each share of S3 common stock held as of the S3 record date.

  How do S3 stockholders vote?

     The S3 form of proxy accompanying this document is solicited on behalf of the S3 board of directors for use at the S3 meeting. Stockholders are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to S3. All proxies that are properly executed and returned, and that are not revoked, will be voted at the S3 meeting in accordance with the instructions indicated thereon. Executed but unmarked proxies will give the proxy holders authority to vote FOR the issuance of shares of S3 common stock in the merger, the amendment of the restated certificate of incorporation of S3 to increase the number of authorized shares of S3 common stock from 120,000,000 to 175,000,000, and the election of each of the nominees as directors of S3.

     No other business may be considered at the S3 meeting, or any adjournment of the S3 meeting, except procedural matters that may be necessary to conduct the meeting. The proxy holders will vote in regard to those procedural matters according to their discretion. The proxy holders may propose and vote for one or more adjournments or postponements of the S3 meeting to permit further solicitation of proxies in favor of the proposals. However, no proxy that is vested against the issuance of shares under the terms of the merger agreement will be voted in favor of any adjournment or postponement.

  How do I change my vote?

     An S3 stockholder who has given a proxy may revoke it at any time before it is exercised at the S3 meeting, by doing one of the following:

     - filing a written notice of revocation with Walter D. Amaral, Chief Financial Officer and Secretary, S3 Incorporated, 2841 Mission College Boulevard, Santa Clara, California 95054;

     - granting a subsequently dated proxy; or

     - attending the S3 meeting and voting in person.

Attending the S3 meeting will not, by itself, revoke a proxy. You must also vote at the meeting.

VOTE REQUIRED TO APPROVE EACH PROPOSAL

     Under rules of The Nasdaq Stock Market, approval of the issuance of shares of S3 common stock in connection with the merger requires the affirmative vote of a majority of the shares present in person or represented by proxy at the special meeting and entitled to vote on such matters. Under Delaware law and the S3 restated certificate of incorporation, approval of the amendment to the restated certificate of incorporation of S3 to increase the number of authorized shares of S3 common stock from 120,000,000 to 175,000,000 requires the affirmative vote of a majority of the outstanding shares of S3 common stock. S3 directors are elected by a plurality vote. Accordingly, the three nominees for director who receive the most votes cast in their favor will be elected.

     Each S3 stockholder of record as of the record date is entitled to cast one vote per each share of S3 common stock held, on each matter properly submitted for the vote of the stockholders of S3 at the S3 meeting. The right to vote is exercisable in person or by properly executed proxy.

     THE MATTERS TO BE CONSIDERED AT THE S3 MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF S3. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS DOCUMENT AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

     As of the S3 record date, Diamond owned no shares of S3 common stock. As of the S3 record date, directors and executive officers of Diamond together beneficially owned less than 1% of the outstanding shares of S3 common stock. It is expected that any shares of S3 common stock beneficially owned by Diamond or Diamond's directors and executive officers will be voted for approval of the issuance of shares of S3 common stock under the terms of the merger agreement, approval of the amendment to the restated certificate of incorporation of S3 to increase the number of authorized shares of S3 common stock and the election of the nominees as directors of S3.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The presence, in person or by properly-executed proxy, of the holders of at least a majority of the outstanding shares of S3 common stock entitled to vote at the S3 special meeting constitutes a quorum.

     If an executed S3 proxy is returned and the stockholder has specifically abstained from voting on any proposal, the shares represented by that proxy will be considered present at the S3 meeting and counted in determining whether a quorum is present at the S3 meeting. Abstentions with respect to any proposal will have the same effect as votes against the proposal.

     If any broker holding shares in street name returns a proxy indicating that the broker does not have discretionary authority to vote on one or more matters as to a number of shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld, the shares in question will be considered present at the meeting for purposes of determining a quorum. With respect to the proposal to approve the issuance of shares of S3 common stock in connection with the merger, these non-voted shares will not be deemed to be present or represented for purposes of determining whether stockholder approval of the issuance has been obtained. With respect to the proposal to amend the restated certificate of incorporation of S3, these non-voted shares will have the same effect as votes against the amendment.

SOLICITATION OF PROXIES AND EXPENSES OF SOLICITATION

     S3 will bear the cost of the solicitation of proxies in the enclosed form from its stockholders. S3 and Diamond will share equally the cost of printing and mailing this document. In addition to solicitation by mail, the directors, officers and employees of S3 may solicit proxies from stockholders by telephone, telegram, letter, facsimile or in person. S3 will not compensate these people for this solicitation, but S3 will reimburse them for reasonable out-of-pocket expenses they have in connection with this solicitation. Following the original mailing of the proxies and other soliciting materials, S3 will request that brokers, custodians, nominees and other record holders forward copies of the proxy and other soliciting materials to persons for whom they hold shares of S3 common stock and request authority for the exercise of proxies. S3, upon the request of the record holders, will reimburse record holders for their reasonable expenses. S3 has retained Morrow & Co., Inc. to assist in solicitation of proxies at a cost of approximately $5,000.

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

                          THE DIAMOND SPECIAL MEETING

GENERAL

  When and where will the meeting be held?

     This document is furnished to the holders of Diamond common stock as part of the solicitation of proxies by the Diamond board of directors for use at the Diamond meeting on Monday, September 20, 1999 at 10:00 a.m., local time, at the Marriott Hotel, 2700 Mission College Boulevard, Santa Clara, California, and at any adjournments or postponements thereof.

     This document, and the accompanying proxy card, are first being mailed to holders of Diamond common stock on or about August 18, 1999.

  What will be voted upon?

     The purpose of the Diamond meeting is to consider and vote upon a proposal to approve and adopt the merger agreement and to approve the merger. If the Diamond stockholders approve the merger agreement and the merger is completed, holders of Diamond common stock will receive 0.52 of a share of S3 common stock for each share of Diamond common stock they own, with cash paid for fractional shares. In addition, as a result of the merger, each outstanding Diamond stock option will be assumed by S3 and converted into an option to acquire shares of S3 common stock on the same terms and conditions (including any provisions for acceleration) as were applicable to such stock option under the applicable Diamond stock option plan in effect prior to the merger. See "The Merger and Related Transactions -- Conversion of Diamond Securities" on page 38.

     If the merger is completed, Diamond will become a wholly owned subsidiary of S3, and Diamond stockholders will no longer hold any interest in Diamond other than through their interest in shares of S3 common stock. The consummation of the merger is subject to a number of conditions, including the receipt of required regulatory and stockholder approvals.

  Which stockholders may vote?

     Only holders of record of Diamond common stock at the close of business on August 10, 1999, the Diamond record date, are entitled to notice of and to vote at the Diamond meeting. At the close of business on the Diamond record date, there were 35,820,591 shares of Diamond common stock outstanding and entitled to vote, held of record by 578 stockholders. A majority, or 17,910,296, of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business. Each Diamond stockholder is entitled to one vote for each share of Diamond common stock held as of the Diamond record date.

  How do Diamond stockholders vote?

     The Diamond proxy card accompanying this document is solicited on behalf of the Diamond board of directors for use at the Diamond special meeting. Stockholders are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope. All proxies that are properly executed and returned, and that are not revoked, will be voted at the Diamond meeting in accordance with the instructions indicated thereon. If no choice is indicated on the proxy, the shares will be voted in favor of the approval and adoption of the merger agreement and approval of the merger (other than instances of broker non-votes, which shares will not be voted). The Diamond board of directors does not presently intend to bring any other business before the Diamond meeting other than the specific proposals referred to in this document and specified in the notice of the Diamond meeting. The Diamond board of directors knows of no other matters that are to be brought before the Diamond special meeting. If any other business properly comes before the Diamond special meeting, including the consideration of a motion to adjourn the meeting for purposes of soliciting additional votes for approval and adoption of the merger agreement, it is intended that proxies will be voted in accordance with the judgment of the persons voting such proxies.

  How do I change my vote?

     A Diamond stockholder who has given a proxy may revoke it at any time before it is exercised at the Diamond special meeting by doing one of the following:

     - filing a written notice of revocation with James M. Walker, Senior Vice President and Chief Financial Officer, Diamond Multimedia Systems, Inc., 2880 Junction Avenue, San Jose, California 95134;

     - granting a subsequently dated proxy; or

     - attending the Diamond special meeting and voting in person.

     Attending the Diamond special meeting will not, by itself, revoke a proxy. You must also vote at the meeting.

VOTE REQUIRED TO APPROVE THE MERGER

     Pursuant to Delaware law, Diamond's certificate of incorporation and the rules of The Nasdaq Stock Market, approval and adoption of the merger agreement requires the affirmative vote of the holders of at least a majority of the issued and outstanding shares of Diamond common stock. The required vote of the Diamond stockholders is based upon the number of outstanding shares of Diamond common stock as of the Diamond record date and not upon the shares actually voted.

     THE MATTERS TO BE CONSIDERED AT THE DIAMOND SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE DIAMOND STOCKHOLDERS. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS DOCUMENT AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The presence, in person or by properly executed proxy, of the holders of at least a majority of the outstanding shares of Diamond common stock entitled to vote at the Diamond special meeting shall constitute a quorum. If an executed Diamond proxy is returned and the stockholder has specifically abstained from voting on any matter, the shares represented by that proxy will be considered present at the Diamond special meeting for purposes of determining a quorum. If any broker holding shares in street name returns a proxy indicating that the broker does not have discretionary authority to vote on one or matters as to a number of shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld, the shares in question will be considered present at the meeting for purposes of determining a quorum. Since the required vote of the Diamond stockholders is based upon the number of outstanding shares of Diamond common stock, abstentions and broker non-votes will have the same effect as a vote against approval and adoption of the merger agreement.

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

SOLICITATION OF PROXIES AND EXPENSES OF SOLICITATION

     Diamond will bear the cost of the solicitation of proxies in the enclosed form from its stockholders. S3 and Diamond will share equally the cost of printing and mailing this document. In addition to solicitation by mail, the directors, officers and employees of Diamond may solicit proxies from stockholders by telephone, telegram, letter, facsimile or in person. Diamond will not compensate these people for this solicitation, but Diamond will reimburse them for reasonable out-of-pocket expenses they have in connection with this solicitation. Following the original mailing of the proxies and other soliciting materials, Diamond may request that brokers, custodians, nominees and other record holders forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Diamond common stock and request authority for the exercise of proxies. In such cases, Diamond, upon the request of the record holders, will reimburse such record holders for their reasonable expenses. Diamond has retained Morrow & Co., Inc. to assist in solicitation of proxies at a cost of approximately $5,000.

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

                      THE MERGER AND RELATED TRANSACTIONS

     This section of the document summarizes material aspects of the proposed merger. A copy of the merger agreement is attached as Appendix A. All holders of S3 common stock and Diamond common stock are urged to read the merger agreement and the other appendices in their entirety.

GENERAL

     The merger agreement provides for the merger of Diamond with and into a wholly owned subsidiary of S3, with Diamond surviving as a wholly owned subsidiary of S3. The certificate of incorporation and bylaws of S3's merger subsidiary will become the certificate of incorporation and bylaws of the surviving corporation in the merger, but the name of the surviving corporation will be "Diamond Multimedia Systems, Inc." The directors and executive officers of S3's merger subsidiary will be the initial directors and executive officers of the surviving corporation.

     If the merger is completed, holders of Diamond common stock will no longer hold any interest in Diamond other than through their interest in shares of S3 common stock. The stockholders of Diamond will become stockholders of S3, and their rights will be governed by S3's restated certificate of incorporation and S3's bylaws.

EFFECTIVE TIME OF THE MERGER

     The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware. The merger agreement provides that S3 and Diamond will cause the certificate of merger to be filed as soon as practicable after:

     - the S3 stockholders have approved the issuance of shares of S3's common stock in the merger;

     - the Diamond stockholders have approved the merger agreement;

     - all required regulatory approvals and actions have been obtained or taken; and

     - all other conditions to the consummation of the merger have been satisfied or waived.

     See "-- Regulatory Filings and Approvals Required to Complete the Merger" on page 61 and "-- Conditions to Completion of the Merger" on page 69. We cannot assure you that the conditions to the merger will be satisfied. Further, the merger agreement may be terminated by either S3 or Diamond under various circumstances as specified in the merger agreement. See "-- Termination of the Merger Agreement" on page 71. Therefore, we cannot tell you whether or when the merger will become effective.

CONVERSION OF DIAMOND SECURITIES

     Diamond common stock

     Upon the consummation of the merger, each outstanding share of Diamond common stock will automatically be converted into the right to receive 0.52 of a share of S3 common stock. No fractional shares of S3 common stock will be issued in the merger. Instead, any Diamond stockholder who would otherwise be entitled to receive a fraction of a share will receive from S3 cash equal to the per share market value of S3 common stock of the fractional share. The value will be calculated based on the per share closing price of S3 common stock as reported on Nasdaq on the closing date of the merger.

     Based upon the number of shares of Diamond common stock outstanding at August 10, 1999, an aggregate of 18,626,707 shares of S3 common stock would be issued in connection with the merger. These shares, together with shares reserved for issuance pursuant to outstanding Diamond stock options, would represent approximately 23% of the total number of shares of S3 common stock, including shares reserved for issuance pursuant to outstanding S3 stock options and warrants.

     The exchange ratio is fixed and will not increase or decrease due to fluctuations in the market price of either S3 common stock or Diamond common stock. If the market price of S3 common stock decreases or increases prior to the effective time, the value at the effective time of S3 common stock to be received by Diamond stockholders in the merger would correspondingly decrease or increase. Diamond cannot terminate the merger agreement solely because the S3 stock price declines. The market prices of S3 common stock and Diamond common stock as of a recent date are set forth herein under "Comparative Per Share Market Price Data" on page 77. Diamond stockholders are advised to obtain recent market quotations for S3 common stock and Diamond common stock. We cannot predict the market prices of S3 common stock or Diamond common stock at any time before the effective time or the market price of S3 common stock at any time thereafter.

     Diamond options

     Upon consummation of the merger, each outstanding Diamond stock option, whether vested or not vested, will be assumed by S3 and converted into an option to acquire shares of S3 common stock on the same terms and conditions (including any provisions for acceleration) as were applicable to that stock option under the applicable Diamond stock option plan in effect prior to the merger (in accordance with the past practice of Diamond with respect to the interpretation and application of the terms and conditions of the relevant stock option plan). Each outstanding Diamond stock option will be converted into an option to acquire the number (rounded down to the nearest whole number) of shares of S3 common stock determined by multiplying (x) the number of shares of Diamond common stock subject to such option immediately prior to the effective time of the merger by (y) 0.52, at an exercise price per share of S3 common stock (rounded up to the nearest whole cent) equal to (A) the exercise price per share of Diamond common stock subject to that Diamond stock option divided by (B) 0.52.

     Based upon the number of Diamond stock options outstanding at August 10, 1999, 2,682,334 additional shares of S3 common stock would be reserved for issuance to holders of Diamond options in connection with S3's assumption of Diamond's outstanding options. As soon as possible after the effective time, S3 will file a registration statement on Form S-8 with the SEC with respect to the shares of S3 common stock subject to all assumed Diamond options.

BACKGROUND OF THE MERGER

     The market for 3D graphics chips in which S3 competes is highly competitive. Beginning in early 1998, S3 recognized that fundamental changes in the 3D graphics market would impact S3 and its ability to maintain its then-current business strategies. Among the fundamental changes was increased competition as the relative price/performance advantages of high-end graphics chips decreased due to the development of less expensive chips that offered performance approaching that of the high-end graphics chips. Also, Intel entered the market by introducing a 3D graphics accelerator targeted at the mainstream personal computer market. S3 also believed that the increasing complexity of high-end graphics chips as well as increasingly short product life cycles would require S3 to work more closely with the add-in board manufacturers to timely introduce new products having the performance characteristics necessary to meet the design requirements of the market. In addition, the S3 board of directors and senior management believed that consolidation within the industry was inevitable as industry participants sought necessary economies of scale, control of their own retail and OEM distribution channels, development of and control over their brands, and design, development and manufacturing control over both the semiconductor components and final products. In seeking to enhance S3's market position and expand S3's business in the increasingly competitive and rapidly changing environment, S3's board of directors and senior management analyzed and evaluated the strategic alternatives available to S3, including the potential acquisition of an add-in board manufacturer.

     Similarly, in 1998, the Diamond board of directors determined that the shifting competitive landscape in the industry required add-in graphics board manufacturers and graphics chip vendors to reevaluate independent business models. The Diamond board of directors initiated a review of its strategic position in the industry in light of the industry trends described in the proceeding paragraph and recent discussions taking place in the industry among graphics chip suppliers and competitors of Diamond with respect to the establishment of various forms of strategic relationships. The board determined that Diamond should develop one or more strategic relationships with key graphics chip suppliers to ensure the continued availability of quality performance graphics chips. The Diamond board reasoned that as high-end graphics chip designs were becoming increasingly complex, as performance increased and as product life cycles shortened, it was necessary for the chip and board engineers to work more closely to integrate the chip, board design and software development. The Diamond board believed that this integration would enable Diamond to bring products to market faster and to control product obsolescence better. In addition, as intense price competition for OEM business and channel price protection problems were exacerbated by multiple competitors sharing the same graphics chip architectures, the board believed that integrating with a chip supplier would reduce certain margin pressures and channel price protection exposure. This integration strategy was reinforced in discussions with OEM customers. Moreover, this integration, the board determined, could allow Diamond to capture additional margins. As a result of ongoing board discussions and management presentations, in April 1998, Diamond formally engaged Wasserstein Perella & Co., Inc. to assist it in evaluating a broad range of strategic alternatives and in engaging in discussions with its primary chip suppliers regarding more significant relationships, including a possible business combination.

     In June 1998, William Schroeder, the President and Chief Executive Officer of Diamond, contacted Terry Holdt, S3's then President and Chief Executive Officer, to discuss a possible business combination and to schedule a meeting. On June 18, 1998, S3 and Diamond executed a confidentiality agreement, which provided for, among other things, the parties' exchange of non-public information regarding their business on a confidential basis.

     On June 28, 1998, S3's senior management, Lehman Brothers, S3's financial advisor, and Pillsbury Madison & Sutro LLP, S3's outside legal counsel, met with members of Diamond's senior management, Wasserstein Perella, Diamond's financial advisor, and Wilson Sonsini Goodrich & Rosati, Diamond's outside legal counsel. At that meeting, management of S3 and Diamond each made presentations; however, the parties decided not to pursue a business combination at that time.

     On October 30, 1998, Kenneth Potashner became the President and Chief Executive Officer of S3. In November 1998, S3 initiated a meeting with Diamond. On December 3, 1998, Messrs. Potashner and Schroeder met at Diamond's offices in San Jose. The primary purpose of the meeting was for Mr. Potashner, as the new President and Chief Executive Officer of S3, to meet with Diamond, a customer of S3, and to discuss alternatives for reinitiating and strengthening their relationship.

     On December 15, 1998, Messrs. Potashner and Schroeder met at S3's offices in Santa Clara. They continued their prior conversations and initiated discussions with respect to the potential synergies of combining their two companies. They agreed to contact their outside financial advisors and counsel to further explore a possible combination.

     In January through April 1999, Mr. Potashner and Mr. Schroeder met on several occasions, both individually and together with their financial advisors and outside legal counsel, to continue to discuss a potential business combination. The parties discussed the potential strategic and operating benefits that might be achieved through a business combination but were unable to resolve issues related to valuation of the two companies.

     On May 19, 1999, Mr. Potashner and Mr. Schroeder met again, and Mr. Reyes, a director of Diamond, and Andrew Wolfe, S3's Chief Technology Officer, were also present at this meeting. The parties continued to discuss a possible combination and S3 indicated it wanted to pursue a merger with Diamond. Following this meeting, Diamond's financial advisor contacted S3's financial advisor and requested that they prepare a term sheet outlining the terms of the proposed transaction. On May 20, 1999, Lehman Brothers sent Wasserstein Perella the requested term sheet that included the material terms and conditions of a proposed merger.

     During the week of May 24, 1999, members of senior management of S3 and Diamond, their respective financial advisors and outside counsel met to discuss the term sheet and the material terms and conditions of the proposed merger. Additional meetings were held among the principals regarding due diligence and product strategy. Additionally, outside counsel for Diamond and S3 commenced due diligence and Pillsbury Madison & Sutro LLP, outside counsel to S3, distributed the initial draft of the merger agreement. Over the next three weeks until the execution of the agreement, the parties held several meetings at which their legal and financial advisors were present to negotiate a definitive merger agreement.

     On June 4, 1999, S3's management and its financial advisors reported to the S3 board of directors on the status of the discussions with Diamond and the financial and legal due diligence of Diamond. The S3 board of directors discussed the rationale for and proposed terms for a merger with Diamond. The S3 board of directors determined that further discussions were desirable and authorized management to continue discussions with Diamond and to continue negotiating a merger agreement. The S3 board also discussed the possibility of an interim loan to Diamond.

     Also on June 4, 1999, the Diamond board of directors held a meeting to discuss the status of due diligence and ongoing negotiations with S3. Diamond's executive management team gave detailed presentations to its board regarding S3's business, operations, finance, technology and the potential synergies of the proposed merger. Wasserstein Perella also presented various financial analyses, forecasts, reports and information concerning the proposed structure of the merger. Representatives of Lazard Freres & Co., financial advisors to Diamond, were also present at the meeting. In addition, representatives of Wilson Sonsini Goodrich & Rosati reviewed the terms and conditions of the draft merger agreement, the status of legal diligence and the fiduciary duties of the board. The board further discussed the status of negotiations with third party investors regarding an equity or convertible note financing. Mr. Schroeder also advised the board that S3 has expressed a willingness to loan Diamond funds during the pendency of negotiations and due diligence.

     On June 6, 1999, the Diamond board, along with its legal and financial advisors, met to review the status of the S3 transaction and the results of management's continuing due diligence with respect to S3.

     On June 8, 1999, senior management of S3 and Diamond met to continue due diligence and negotiate the terms of a loan to Diamond.

     On June 9, 1999, the Diamond board met to discuss the status of ongoing negotiations with S3 and to approve the proposed credit agreement with S3, which included the drawdown of $5.0 million, the issuance of the first warrant to S3 and an agreement by Diamond not to solicit offers from third parties for a limited time.

     On June 11, 1999, due to Diamond's working capital needs and in light of the ongoing discussions between the parties with a view to a possible business combination, S3 entered into a credit agreement with Diamond under which it agreed to make three separate loans to Diamond totaling no more than $20.0 million. In connection with the loans, Diamond agreed to issue warrants to S3 that would allow S3 to purchase Diamond common stock at specified fixed prices and agreed not to solicit offers from third parties to acquire Diamond through 12:01 a.m. on June 15, 1999. On June 11, 1999, the S3 board met to review the Diamond acquisition and approve the loan to Diamond.

     On June 14, 1999, the Diamond board, together with legal and financial advisors, met to review the ongoing negotiations with S3 and to approve an amendment to the credit agreement and the drawdown of an additional $5.0 million from S3 under the credit agreement, the issuance of the second warrant to S3 and the extension of the non-solicit provision to 12:01 a.m. on June 22, 1999.

     On June 18, 1999, the Diamond board, together with its outside counsel, met to discuss the status of negotiations with S3. Following these discussions, Mr. Schroeder delivered a letter to Mr. Potashner summarizing Diamond's desire to clarify and resolve certain matters relating to the proposed merger, including the exchange ratio and the termination provisions in the draft merger agreement.

     On June 21, 1999, the S3 board of directors met and discussed with S3 management, and its legal and financial advisors, the structure of the proposed merger, the proposed exchange ratio and the composition of the board of directors of the combined company. In addition, the senior management and financial and legal advisors to S3 reported on the results of the due diligence investigation of Diamond and the potential benefits and risks of the merger and responded to questions from members of the S3 board of directors regarding S3's due diligence and management's views on the business and operations of Diamond. Lehman Brothers discussed with the S3 board of directors various financial analyses relating to the merger and responded to questions regarding those analyses. At the conclusion of its presentation, Lehman Brothers delivered its oral opinion, subsequently confirmed in writing, that, as of June 21, 1999, the exchange ratio to be offered to Diamond's stockholders was fair, from a financial point of view, to S3. At the conclusion of this meeting, the S3 board of directors approved the merger and the form of merger agreement presented to it.

     On June 21, 1999, the Diamond board of directors met by telephone, together with its legal and financial advisors, to review the final terms and conditions of the proposed merger agreement. Representatives of Wilson Sonsini Goodrich & Rosati, reviewed the terms and documentation of the proposed merger agreement, the changes to the terms from the June 18, 1999 board meeting and the fiduciary duties of the board of directors. At this board meeting, Wasserstein Perella delivered its oral opinion (which opinion was subsequently confirmed by delivery of a written opinion dated June 22, 1999) to the effect that, as of the date of the opinion and based upon and subject to certain matters stated in the written opinion, the merger consideration was fair, from a financial point of view, to the holders of Diamond common stock. Following these events, the Diamond board determined that the merger was advisable and fair to, and in the best interests of, Diamond and its stockholders and unanimously approved the merger agreement and the merger.

     S3 and Diamond then entered into the definitive merger agreement, dated June 21, 1999, and the execution of the merger agreement was announced in a joint press release on June 22, 1999.

REASONS FOR THE MERGER

     The boards of directors of S3 and Diamond have determined that the combined company will have the potential to realize long-term improved operating and financial results and to capitalize on the two companies' multimedia business strengths, which should result in a stronger competitive position for the combined company in the PC graphics/video market, as compared to the two companies individually. S3 and Diamond believe that there is a strategic fit between S3's graphics/ video chips and Diamond's graphics/video accelerator boards, as well as among other products of both companies. S3 and Diamond also believe that as a combined company they should be a stronger competitor, should be better able to react to changes in technology and in the marketplace, and should be better able to invest in new technologies, market development and product opportunities. Each of the board of directors of S3 and Diamond has identified additional potential mutual benefits of the merger that they believe will contribute to the success of the combined company. These potential benefits include the following:

     - the combined company should be able to achieve a more tightly integrated chip, software and board-level layout and design process, allowing a faster time to market and more cost-effective graphics solutions;

     - the combined company should be positioned to invest in and develop technologies for the Internet appliance, Internet connectivity and home networking markets;

     - the combined and integrated technological and engineering resources should allow the combined company to enhance product development and respond more quickly and effectively to technological change, increased competition and customer demands;

     - the combined company will have the opportunity to capitalize on the complementary strengths of S3 in the OEM sales channel and Diamond in the retail and value added reseller sales channels;

     - the combined company should be able to combine high performance graphics chips and boards with high-capacity, reliable and flexible manufacturing capabilities to deliver products to both OEM, value added reseller and retail customers through an established logistics network;

     - the combined company should benefit from efficiencies associated with a reduction in the number of chip vendors and add-in card customers with whom Diamond and S3 currently have relationships;

     - the combined company should be positioned to provide OEM, value added reseller, retail and other customers with a direct source for graphics boards, which should allow greater price stability and smoother product transitions;

     - the combined company should have the financial and human resources to better diversify into emerging growth markets, such as Internet appliances and home networking, that leverage the two companies' strengths;

     - the creation of a larger customer base, a higher market profile and greater financial strength should present greater opportunities for marketing the products and services of the combined company, including by selling products based on S3 architectures to Diamond's retail and value added reseller customers and by selling S3-based products to Diamond's OEM customers;

     - the combined company should be able to more effectively use the skills and resources of the companies' management teams; and

     - the combined company should be able to enhance stockholder value by achieving the benefits described above with an integrated graphics chip and graphics board company.

     Each board of directors recognizes that the potential benefits of the merger may not be realized. See "Risk Factors" commencing on page 11.

S3 BOARD CONSIDERATIONS

     The decision of the S3 board of directors to approve the merger agreement and recommend the approval by the S3 stockholders of the issuance of S3 common stock in connection with the merger was based upon its consultation with S3's management, as well as its financial and legal advisors, and the potential joint benefits described above, as well as various additional factors, including the following:

     - the financial condition, results of operations, business, technologies and products of Diamond and S3, on both a historical and prospective basis, as well as current industry, economic and market conditions. In particular, the S3 board of directors considered the following factors:

        - S3's perceived need to reduce its dependence on board manufacturers in order to control and strengthen its brand in the retail market;

        - the consolidation occurring in the graphics industry;

        - S3's strategic objective of achieving greater scale and presence in the 3D graphics market;

        - S3's strategic goal of strengthening its position in the market for PC OEMs; and

        - S3's belief that an integrated chip and board company could achieve significant economies of scale and control over its own retail and OEM distribution channels;

     - the presentations by S3's management, financial advisors and legal advisors, including reports relating to the extensive due diligence review which had been conducted regarding Diamond's business, operations, technology and competitive position, and possible synergistic and expansion opportunities for the two companies;

     - with the assistance of S3's financial advisors, the comparative stock prices of S3 and Diamond common stock, the premiums to market and multiples paid in other comparable merger and acquisition transactions in the 3D graphics industry and an analysis of the contributions to revenues, operating income and net income of the combined companies;

     - the oral opinion, subsequently confirmed in writing, of Lehman Brothers, delivered June 21, 1999, that, as of that date, the exchange ratio to be offered to Diamond's stockholders was fair, from a financial point of view, to S3 (see "-- Opinion of S3's Financial Advisor" on page 48);

     - the expectation that the merger will be tax free for federal income tax purposes to S3;

     - with the assistance of S3's legal counsel, the domestic antitrust review process relating to the merger;

     - a review with S3's legal counsel of the terms of the merger agreement, including the obligation of Diamond not to solicit or encourage other acquisition proposals, the breakup fee provisions, the circumstances under which either S3 or Diamond can terminate the merger agreement and the closing conditions to the merger;

     - the compatibility of the corporate cultures of S3 and Diamond, which the S3 board of directors believed was important for the successful integration of the companies;

     - that the issuance of S3 common stock pursuant to the merger agreement is conditioned upon approval by a majority of the votes cast at the S3 special meeting and that the merger is conditioned upon approval of the merger agreement by the holders of a majority of the outstanding shares of Diamond common stock;

     - the accounting treatment of the merger, including the goodwill that will be recorded on the financial statements of S3; and

     - the composition of the board of directors of S3 following the merger.

     S3's board of directors also considered a variety of potentially negative factors in its deliberations concerning the merger, including the following factors:

     - the potential dilutive effect of the issuance of S3 common stock in the merger;

     - the substantial costs expected to be incurred, primarily in the current and next few quarters in connection with the merger, including the transaction expenses arising from the merger and costs associated with combining the operations of the two companies;

     - the risk that, despite the intentions and the efforts of the parties, the benefits sought to be achieved in the merger will not be achieved;

     - the risk that the market price of S3 common stock might be adversely affected by the public announcement of the merger;

     - the risk that, despite the intentions and efforts of the parties, the key technical and management personnel of Diamond may not be retained by S3;

     - the likelihood that S3 would lose the business of some of its customers who are competitors of Diamond;

     - the combined company would need to greatly expand its direct retail sales channel in light of the anticipated loss of S3 board customers that currently distribute S3 products into the retail sales channel; and

     - the other risks described above under "Risk Factors" on page 11.

     S3's board of directors does not intend the preceding discussion of the information and factors considered by it to be exhaustive, but believes the discussion includes the material factors it considered. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the S3 board of directors did not find it possible to and did not quantify or otherwise assign relative weights to the specific factors it considered. In addition, individual members of the S3 board of directors may have given different weights to different factors. The S3 board of directors considered all these factors as a whole, and overall considered the factors to be favorable to, and support, its determination.

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

DIAMOND BOARD CONSIDERATIONS

     The decision of the Diamond board of directors to approve the merger agreement and recommend the approval and adoption of the merger agreement by Diamond's stockholders was based upon its consultation with Diamond's management, as well as its financial and legal advisors, and was based upon the joint benefits described above as well as various factors, including the following:

     - the financial condition, results of operations, business, technologies and products of Diamond and S3, on both a historical and prospective basis, as well as current industry, economic and market conditions. In particular, the Diamond board of directors considered the following factors:

        - a combined company could reduce graphics chip inventory investments and possibly gain a price advantage in the market due to the elimination of the need of both a graphics chip company and a graphics board company to achieve acceptable profit margins;

        - the consolidation occurring in the graphics industry and the belief that the combination would create a solid, stable company, capable of more efficiently managing the product life cycles and with cash resources to fund new business opportunities;

        - the Diamond board of directors was aware that a number of its competitors have engaged in discussions with graphics chip suppliers regarding various types of strategic relationships;

        - the Diamond board of directors noted that integrated graphics chip and graphics board companies had achieved strong financial performance relative to the market in recent quarters and concluded that the proposed combined company offered a greater opportunity for long-term enhancement of stockholder value given current industry conditions and trends;

        - a combined company would provide greater ability to avoid communal backlog and reduce certain margin pressures and channel price protections;

        - S3 had developed a reputation for technology leadership in the high-volume production of reliable graphics chips; and

        - S3 had the financial resources to enable Diamond to more aggressively pursue its strategies for the Internet appliance, Internet connectivity and home networking markets.

     - the opinion of Wasserstein Perella, that the exchange ratio was fair to the Diamond stockholders from a financial point of view, and the analysis underlying that opinion (see "-- Opinion of Diamond's Financial Advisor" on page 56);

     - the Diamond board of directors considered as favorable to its determination the fact that the exchange ratio would enable Diamond stockholders to receive S3 common stock with a value of $5.07 per share of Diamond common stock, based on the closing sales price of S3 common stock on June 18, 1999, the last trading day prior to the negotiation of the exchange ratio. This value represented a premium of approximately 17.0% over the average closing sales price for Diamond common stock for the 10 trading days prior to and including June 18, 1999 of $4.33 per share. The closing sales price of Diamond common stock on June 18, 1999 was $5.00;

     - the provisions of the merger agreement, which provide for reciprocal representations and warranties, conditions to closing, rights to termination, mutual non-solicitation agreements and other covenants which the Diamond board of directors believed to be reasonable;

     - the provisions contained in the merger agreement that permit the Diamond board of directors, in the exercise of its fiduciary duties, to continue to receive unsolicited inquiries and proposals regarding other potential transactions, and to terminate the merger agreement, subject to certain limitations, including the obligation to pay a termination fee in the amount of $5,000,000;

     - the commitment of $20.0 million under the credit agreement compared to the terms of other available financing alternatives;

     - the expected tax-free nature of the merger to Diamond's stockholders;

     - the likelihood that the merger will be consummated;

     - the fact that the market capitalization of the combined company will be larger than Diamond's current market capitalization, providing Diamond stockholders with enhanced liquidity; and

     - the continuing role of Diamond management in S3 after the merger, including the selection of Messrs. Schroeder, Reyes and Schraith to serve on the S3 board of directors.

     The Diamond board of directors also identified and considered a variety of potentially negative factors in its deliberations concerning the merger, including the risks that, despite the intentions and efforts of Diamond and S3, the benefits sought to be achieved through the merger will not be achieved. The Diamond board of directors also considered the following factors, among others:

     - the fact that Diamond would become highly dependent upon S3's future graphics chip design and development capabilities, because Diamond would be restricted in its ability to select other graphics chips in the same performance category for incorporation onto its graphics boards;

     - the likely decline in Diamond's relationships with certain other graphics chip suppliers and the prospects for Diamond's products incorporating their graphics chips;

     - the likely decline in the business of S3 with customers who are competitors of Diamond;

     - the risk that key technical, sales, support and management personnel might not remain employees;

     - the fact that the exchange ratio was fixed and that a decline in the market price of S3 common stock prior to the effective time would adversely affect the value received by Diamond stockholders in the merger; and

     - the risks associated with entering into a non-solicitation agreement and agreeing to pay a termination fee under certain circumstances.

     In the opinion of the Diamond board of directors, the above factors represented the material potential negative factors associated with the merger. In considering the merger, the Diamond board of directors considered the impact of these factors on Diamond's existing stockholders. In the opinion of the Diamond board of directors, however, these potential negative factors were outweighed by the potential positive factors considered by the Diamond board of directors that are described above. Accordingly, the Diamond board of directors unanimously concluded that the merger is fair to, and in the best interest of, Diamond and its stockholders, and voted to adopt, approve and declare advisable the merger agreement and approve the merger. In view of the wide variety of factors considered in connection with its evaluation of the merger, the Diamond board of directors did not find it possible to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

BOARD OF DIRECTORS RECOMMENDATIONS

     THE S3 BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ISSUANCE OF S3 COMMON STOCK IN THE MERGER AND BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND THAT THE MERGER IS IN THE BEST INTERESTS OF, S3. THE S3 BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE ISSUANCE OF S3 COMMON STOCK IN CONNECTION WITH THE MERGER.

     THE DIAMOND BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, BOTH YOU AND DIAMOND. THE DIAMOND BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER.

OPINION OF S3'S FINANCIAL ADVISOR

     General. Lehman Brothers has acted as financial advisor to S3 in connection with the merger. On June 21, 1999, Lehman Brothers rendered its opinion to the S3 board of directors that as of such date, from a financial point of view, the exchange ratio to be offered to the stockholders of Diamond by S3 was fair to S3.

     THE FULL TEXT OF THE LEHMAN BROTHERS OPINION DATED JUNE 21, 1999 IS INCLUDED IN APPENDIX B TO THIS DOCUMENT AND IS INCORPORATED HEREIN BY REFERENCE. THE SUMMARY OF THE LEHMAN BROTHERS OPINION SET FORTH IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF LEHMAN BROTHERS' OPINION. HOLDERS OF S3 COMMON STOCK MAY READ THE LEHMAN BROTHERS OPINION IN ITS ENTIRETY FOR THE PROCEDURES FOLLOWED, FACTORS CONSIDERED, ASSUMPTIONS MADE AND QUALIFICATIONS AND LIMITATIONS OF THE REVIEW UNDERTAKEN BY LEHMAN BROTHERS IN CONNECTION WITH ITS OPINION.

     S3 IMPOSED NO LIMITATIONS ON THE SCOPE OF LEHMAN BROTHERS' INVESTIGATION OR THE PROCEDURES TO BE FOLLOWED BY LEHMAN BROTHERS IN RENDERING ITS OPINION. LEHMAN BROTHERS' ADVISORY SERVICES AND OPINION WERE PROVIDED FOR THE INFORMATION AND ASSISTANCE OF THE S3 BOARD OF DIRECTORS IN CONNECTION WITH ITS CONSIDERATION OF THE MERGER. THE LEHMAN BROTHERS OPINION IS NOT INTENDED TO BE AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF S3 AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER. LEHMAN BROTHERS' OPINION DOES NOT ADDRESS S3'S UNDERLYING BUSINESS DECISION TO PROCEED WITH OR EFFECT THE MERGER.

     In arriving at its opinion, Lehman Brothers reviewed and analyzed:

     - the merger agreement and the specific terms of the merger;

     - publicly available information concerning S3 and Diamond that it believed to be relevant to its analysis;

     - financial and operating information with respect to the business, operations and prospects of S3 and Diamond furnished to it by S3 and Diamond;

     - publicly available estimates of the future financial performances of S3 and Diamond prepared by third party research analysts;

     - a trading history of S3's common stock from June 20, 1994 to the present and a comparison of that trading history with those of other companies that it deemed relevant;

     - a trading history of Diamond's common stock from April 13, 1995 to the present and a comparison of that trading history with those of other companies that it deemed relevant;

     - a comparison of the historical financial results and present financial condition of S3 with those of other companies that it deemed relevant;

     - a comparison of the historical financial results and present financial condition of Diamond with those of other companies that it deemed relevant;

     - a comparison of the financial terms of the merger with the financial terms of certain other transactions that it deemed relevant;

     - the potential pro forma financial effects of the merger on S3 based upon projections of the future financial performance of the combined company following consummation of the merger furnished to it by S3 and Diamond, including without limitation the impact on revenues and the cost savings expected to result from a combination of the businesses of S3 and Diamond; and

     - a comparison of the relative contributions of S3 and Diamond to the combined company following consummation of the merger.

     In addition, Lehman Brothers had discussions with the management of S3 and Diamond concerning their respective businesses, operations, assets, financial conditions and prospects and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

     In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information. Lehman Brothers also relied upon the assurances of the managements of S3 and Diamond that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of S3, upon advice of S3, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of S3 as to the future financial performance of S3 and that S3, on a stand alone basis, would perform substantially in accordance with such projections. With respect to the financial projections of Diamond, upon advice of S3 and Diamond, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Diamond as to the future financial performance of Diamond and that Diamond, on a stand alone basis, would perform substantially in accordance with such projections. With respect to the financial projections of the combined company following consummation of the merger, upon advice of S3 and Diamond, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of S3 and Diamond as to the future financial performance of the combined company following consummation of the merger and Lehman Brothers relied upon such projections in performing its analysis. Lehman Brothers did not conduct a physical inspection of the properties and facilities of S3 or Diamond and did not make or obtain any evaluations or appraisals of the assets or liabilities of S3 or Diamond. Lehman Brothers' opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion.

     In arriving at its opinion, Lehman Brothers did not ascribe a specific range of value to S3 or Diamond, but rather made its determination as to the fairness, from a financial point of view, of the exchange ratio to be offered to the stockholders of Diamond by S3 in the merger on the basis of financial and comparative analyses described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and therefore, such an opinion is not readily susceptible to summary description. Furthermore, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of S3 and Diamond. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

     The following is a summary of the material financial analyses used by Lehman Brothers in connection with providing its opinion to the S3 board of directors. Certain of the summaries of financial and comparative analyses include information presented in tabular format. In order to fully understand the methodologies used by Lehman Brothers and the results of its financial and comparative analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial and comparative analyses. Accordingly, the information presented in the tables and described below must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying Lehman Brothers' opinion.

     Historical Exchange Ratio Analysis. Lehman Brothers compared the exchange ratio in the merger to the average exchange ratio obtained by dividing the price of Diamond common stock into the price of S3 common stock over historical periods. The historical periods included (1) June 18, 1999 and (2) 1-month, 3-months, 6-months and 12-months prior to June 18, 1999.

              HISTORICAL AVERAGE EXCHANGE RATIO:

Merger Exchange Ratio............................      0.520

                                                     HISTORICAL
                                                      EXCHANGE
                                                       RATIO
                                                     ----------
June 18, 1999....................................      0.513
1-Month Average..................................      0.619
3-Months Average.................................      0.713
6-Months Average.................................      0.845
12-Months Average................................      1.102

     Stock Trading History. Lehman Brothers considered various historical data concerning the history of the trading prices for Diamond common stock, S3 common stock, an index of the stock prices of the circuit board graphics companies, an index of the stock prices of the silicon circuit graphics companies, ATI Technologies Inc. common stock and 3Dfx Interactive, Inc. common stock.

STOCK PRICE PERFORMANCE:

                                                                PERCENT CHANGE
                                              ---------------------------------------------------
                                              JUNE 20, 1994 -   JUNE 18, 1996 -   JUNE 18, 1998 -
                                               JUNE 18, 1999     JUNE 18, 1999     JUNE 18, 1999
                                              ---------------   ---------------   ---------------
Diamond.....................................        -74%              -62%              -18%
S3..........................................       +144%              -20%              +90%
Circuit Board Graphics Cos..................        -27%              -62%              -10%
Silicon Circuit Graphics Cos. ..............        +26%               -9%               +4%
ATI Technologies Inc........................       +981%             +652%              +44%
3Dfx Interactive, Inc.......................         NA                +6%               -5%

     Pro Forma Merger Analysis. Lehman Brothers analyzed the pro forma impact of the merger on S3's earnings per share based on a management forecast for calendar year 2000 for the combined company created jointly by the managements of S3 and Diamond. In connection with these analyses, Lehman Brothers assumed the merger would be treated under the purchase accounting method. Lehman Brothers analyzed the accretion or dilution to S3's calendar year 2000 EPS under three scenarios, which included the management forecast and two more conservative scenarios created by Lehman Brothers. These more conservative scenarios are identified as the moderate scenario and the downside scenario.

       ACCRETION /(DILUTION) TO S3'S EARNINGS IN 2000:

                                                                    ACCRETION/
                                                                    (DILUTION)
                                                                      TO S3
                                                                    ----------
         Management Scenario......................................     56.0%
         Moderate Scenario........................................     20.2%
         Downside Scenario........................................    (15.5)%

     Contribution Analysis. Lehman Brothers utilized publicly available historical financial data regarding S3 and Diamond and management estimates for the future financial performance of S3 and Diamond to calculate the relative contributions of S3 and Diamond to the pro forma combined company with respect to revenues, operating income (defined as income before interest and taxes) and net income for the calendar years 1996, 1997, 1998, 1999, and 2000 and the latest twelve months of publicly available data as of June 18, 1999. Lehman Brothers calculated the contributions based on S3 management estimates for the future financial performance of S3 and on Diamond management estimates for the future financial performance of Diamond. Lehman Brothers also reviewed the pro forma ownership of the combined company, taking into account each company's outstanding options and warrants on common stock treated under the treasury stock method.

DIAMOND CONTRIBUTION:

                                          CY 1996   CY 1997   CY 1998   LTM    CY 1999   CY 2000
                                          -------   -------   -------   ----   -------   -------
Revenues................................   57.7%     50.4%     73.0%    75.2%   70.4%     58.6%
Operating Income........................   28.6%       NM        NM       NM      NM      43.2%
Net Income..............................   28.2%       NM        NM       NM      NM      37.9%

PRO FORMA OWNERSHIP BASED ON EXCHANGE RATIO:

Diamond.................................   24.3%
S3......................................   75.7%

     Comparable Company Analysis. Using publicly available information, Lehman Brothers compared selected financial data of Diamond with similar data of selected companies engaged in businesses considered by Lehman Brothers to be comparable to that of Diamond. Specifically, Lehman Brothers included in its review two groups of companies. The first group consisted of circuit board graphics companies, including:

     - Boca Research, Inc.;

     - Creative Technology Ltd.;

     - ELSA AG; and

     - Number Nine Visual Technology Corporation.

     The second group consisted of integrated graphics companies that have both circuit board and silicon integrated circuit graphics capability, including:

     - ATI Technologies Inc.; and

     - 3Dfx Interactive, Inc.

     For each of Diamond, the circuit board graphics companies and the integrated graphics companies, Lehman Brothers calculated the ratio of market price to the mean earnings per share estimates for calendar years 1999 and 2000 reported by First Call, which is a service widely used by the investment community to gather earnings estimates from various research analysts. Projected EPS multiples for several of the circuit board graphics companies were not meaningful as a result of projected losses or earnings that did not yield a meaningful multiple. Lehman Brothers also calculated the ratio of enterprise value, or equity market value plus outstanding short- and long-term debt less cash and cash equivalents, to the revenue estimates for calendar years 1999 and 2000, as published by third party research analysts. Lehman Brothers then calculated the ratio of the transaction price (S3's closing share price on June 18, 1999 multiplied by 0.52 shares of S3 common stock to be exchanged for each Diamond share in the merger) to the mean First Call earnings per share estimates. Lehman Brothers also calculated the ratio of the enterprise value implied by the transaction price to the revenue estimates for calendar years 1999 and 2000.

COMPARABLE COMPANY MULTIPLES:
(as of June 18, 1999)

                                                        PROJECTED REVENUE     PROJECTED EPS
                                                           MULTIPLES:          MULTIPLES:
                                                        -----------------   -----------------
                                                        CY 1999   CY 2000   CY 1999   CY 2000
                                                        -------   -------   -------   -------
Diamond based on June 18, 1999 Closing Price..........   0.35x     0.32x     13.5x     11.1x
Diamond based on Transaction Price....................   0.35x     0.32x     13.7x     11.3x
Median of Circuit Board Graphics Companies............   0.67x     0.63x     10.3x     19.0x
Median of Integrated Graphics Companies...............   1.44x     1.16x     22.8x     16.1x

     Lehman Brothers also compared selected financial data of S3 with data of selected companies engaged in businesses considered by Lehman Brothers to be comparable to that of S3. Specifically, Lehman Brothers included in its review two groups of companies. The first group consisted of silicon circuit graphics companies, including:

     - 3Dlabs Inc., Ltd.;

     - Evans & Sutherland Computer Corporation;

     - NVIDIA Corporation;

     - OPTi Inc.; and

     - Trident Microsystems, Inc.

     The second group consisted of integrated graphics companies that have both circuit board and silicon integrated circuit graphics capability, including:

     - ATI Technologies Inc.; and

     - 3Dfx Interactive, Inc.

     For each of S3, the silicon circuit graphics companies and the integrated graphics companies, Lehman Brothers calculated the ratio of market price to the mean First Call earnings per share estimates for calendar years 1999 and 2000. Projected EPS multiples for several of the silicon circuit graphics companies were not meaningful as a result of projected losses or earnings that did not yield a meaningful multiple. Lehman Brothers also calculated the ratio of enterprise value to the revenue estimates for calendar years 1999 and 2000, as published by third party research analysts.

COMPARABLE COMPANY MULTIPLES:
(as of June 18, 1999)

                                                        PROJECTED REVENUE     PROJECTED EPS
                                                           MULTIPLES:          MULTIPLES:
                                                        -----------------   -----------------
                                                        CY 1999   CY 2000   CY 1999   CY 2000
                                                        -------   -------   -------   -------
S3 Based on June 18, 1999 Closing Price...............   1.65x     1.14x        NM     15.7x
Median of Silicon Circuit Graphics Companies..........   1.08x     0.85x     18.1x     13.3x
Median of Integrated Graphics Companies...............   1.44x     1.16x     22.8x     16.1x

     Because of the inherent differences between the businesses, operations, financial conditions and prospects of S3 and Diamond and the businesses, operations, financial conditions and prospects of the companies included in their respective comparable company groups, Lehman Brothers believed that it was inappropriate to rely solely on the quantitative results of the analysis, and accordingly, also made qualitative judgments concerning differences between the financial and operating characteristics of S3, Diamond and the companies in their respective comparable company groups that would affect the public trading values of S3, Diamond and such comparable companies.

     Comparable Transactions Analysis. The comparable transactions analysis provides a market benchmark based on the consideration paid in selected comparable transactions. For this analysis, Lehman Brothers reviewed publicly available information to determine the purchase prices and multiples paid in certain transactions that were publicly announced since January 1, 1994 in the graphics industry involving target companies which were similar to Diamond in terms of business mix, product portfolio and/or markets served. The comparable transactions included:

     - the acquisition of STB Systems, Inc. by 3Dfx Interactive, Inc.;

     - the acquisition of Micronics Computers, Inc. by Diamond Multimedia Systems, Inc.;

     - the acquisition of AccelGraphics, Inc. by Evans & Sutherland Computer Corporation;

     - the acquisition of the miro Digital Video Products division of miro Computer Products AG by Pinnacle Systems, Inc.;

     - the acquisition of SPEA Software AG by Diamond Multimedia Systems, Inc.;

     - the acquisition of Supra Corporation by Diamond Multimedia Systems, Inc.;

     - the acquisition of the Eagle Technology division of Artisoft, Inc. by Microdyne Corporation; and

     - the acquisition of the Eagle Technology division of Anthem Electronics, Inc. by Artisoft, Inc.

     Lehman Brothers calculated the enterprise value of the relevant transactions, which is calculated as the consideration offered for the acquired company's common equity plus the acquired company's short- and long-term debt, less the acquired company's cash and cash equivalents. Lehman Brothers then divided the enterprise value of the relevant transactions by the latest twelve months or LTM revenue of the acquired business. Lehman Brothers also divided the consideration offered for the acquired company's common equity by the LTM net income and the publicly available next projected year EPS of the acquired business (forward EPS). The following table presents the LTM revenue, LTM net income and forward EPS multiples for the comparable transactions.

    COMPARABLE TRANSACTIONS ANALYSIS:

                                                    TRANSACTION VALUE
                                                     AS A MULTIPLE OF     ENTERPRISE
                                                    ------------------    VALUE AS A
                                                     LTM      FORWARD     MULTIPLE OF
                                                      NI        EPS        LTM REV.
                                                    ------    --------    -----------
S3/Diamond Merger (based on S3 June 18, 1999
  closing price)................................       NM      11.3x         0.43x
Median of Comparable Transactions...............    15.2x       9.9x         0.50x

     Because the reasons for and the circumstances surrounding each of the transactions analyzed were so diverse and because of the inherent differences in the businesses, operations, financial conditions and prospects of Diamond and the businesses, operations and financial conditions of the companies included in the comparable transactions group, Lehman Brothers believed that a purely quantitative comparable transaction analysis would not be particularly meaningful in the context of the merger. Lehman Brothers believed that the appropriate use of a comparable transaction analysis in this instance would involve qualitative judgments concerning the differences between the characteristics of these transactions and the merger which would affect the acquisition values of the acquired companies and Diamond.

     Premiums Paid Analysis. Using publicly available information, Lehman Brothers reviewed the premiums paid, or proposed to be paid, in the case of transactions pending as of the date of the Lehman Brothers opinion, in selected acquisitions in the technology sector having transaction values between $100 million and $500 million since January 1, 1998. The technology transactions included the following transactions:

     - the acquisition of Sterigenics International, Inc. by Ion Beam Applications, s.a.;

     - the acquisition of NeoPath, Inc. by AutoCyte, Inc.;

     - the acquisition of Texas Micro Inc. by RadiSys Corporation;

     - the acquisition of Edify Corporation by Security First Technologies Corporation;

     - the acquisition of Mosaix, Inc. by Lucent Technologies Inc.;

     - the acquisition of SEEQ Technology Incorporated by LSI Logic Corporation;

     - the acquisition of SPR Inc. by Metamor Worldwide, Inc.;

     - the acquisition of Pharmaceutical Marketing Services Inc. by Quintiles Transnational Corp.;

     - the acquisition of STB Systems, Inc. by 3Dfx Interactive, Inc.;

     - the acquisition of Quickturn Design Systems, Inc. by Cadence Design Systems, Inc.;

     - the acquisition of Integrated Process Equipment Corp. by SpeedFam International, Inc.;

     - the acquisition of Integrated Systems Consulting Group, Inc. by First Consulting Group, Inc.;

     - the acquisition of Altron Incorporated by Sanmina Corporation;

     - the acquisition of CKS Group, Inc. by USWeb Corporation;

     - the acquisition of Innova Corporation by Digital Microwave Corporation;

     - the acquisition of Eltron International, Inc. by Zebra Technologies Corporation;

     - the acquisition of Broderbund Software, Inc. by The Learning Company,
       Inc.;

     - the acquisition of Telco Systems, Inc. by World Access, Inc.;

     - the acquisition of ATL Products, Inc. by Quantum Corporation;

     - the acquisition of Award Software International, Inc. by Phoenix Technologies Ltd.;

     - the acquisition of Claremont Technology Group, Inc. by Complete Business Solutions, Inc.;

     - the acquisition of Logic Works, Inc. by PLATINUM technology International, inc.;

     - the acquisition of Benchmarq Microelectronics, Inc. by Unitrode Corporation;

     - the acquisition of Trusted Information Systems, Inc. by Network Associates, Inc.;

     - the acquisition of Mastering, Inc. by PLATINUM technology International, inc.; and

     - the acquisition of BGS Systems, Inc. by BMC Software, Inc.

     Lehman Brothers calculated the premium per share paid by the acquiror compared to the share price of the target company prevailing one day and one month prior to the announcement of the transaction. Lehman Brothers compared the premiums paid in the technology sector to the premium to be paid by S3 for Diamond in the merger.

          TRANSACTION PREMIUMS:

                                                            1-DAY   1-MONTH
                                                            -----   -------
          S3/Diamond Merger (based on June 18, 1999
            closing prices)...............................   1.4%    (3.4)%
          Technology Transactions (median)................  26.9%   52.5 %

     Lehman Brothers' Engagement. Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The S3 board of directors selected Lehman Brothers because of its expertise, reputation and familiarity with S3 and the technology industry generally and because its investment banking professionals have substantial experience in transactions comparable to the merger.

     As compensation for its services in connection with the merger, S3 has agreed to pay Lehman Brothers:

     - a quarterly retainer fee of $50,000;

     - an opinion fee of $478,600; and

     - a fee upon consummation of the merger of approximately $2.4 million, against which the retainer fee and the opinion fee would be credited.

     In addition, S3 has agreed to reimburse Lehman Brothers for reasonable out-of-pocket expenses incurred in connection with the merger and to indemnify Lehman Brothers for certain liabilities that may arise out of its engagement by S3 and the rendering of the Lehman Brothers opinion.

     In the ordinary course of its business, Lehman Brothers actively trades in the equity and debt securities of S3 and Diamond for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

OPINION OF DIAMOND'S FINANCIAL ADVISOR

     Wasserstein Perella has acted as financial advisor to Diamond in connection with the merger. On June 21, 1999, Wasserstein Perella delivered a financial presentation and oral opinion to the Diamond board of directors to the effect that, as of such date, the exchange ratio was fair from a financial point of view to the stockholders of Diamond. Wasserstein Perella later delivered a written opinion dated June 22, 1999 confirming its oral opinion.

     ATTACHED AS APPENDIX C IS THE FULL TEXT OF THE WRITTEN OPINION OF WASSERSTEIN PERELLA, DATED JUNE 22, 1999, WHICH SETS FORTH, AMONG OTHER THINGS, THE OPINION EXPRESSED, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS OF THE REVIEW UNDERTAKEN BY WASSERSTEIN PERELLA. DIAMOND STOCKHOLDERS ARE URGED TO READ THE WASSERSTEIN PERELLA OPINION IN ITS ENTIRETY. THE WASSERSTEIN PERELLA OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY DIAMOND STOCKHOLDER AS TO HOW THAT STOCKHOLDER SHOULD VOTE OR OTHERWISE ACT IN RESPECT OF THESE MATTERS. THE DISCUSSION OF THE WASSERSTEIN PERELLA OPINION IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION ATTACHED AS APPENDIX C.

     In connection with rendering its opinion, Wasserstein Perella reviewed and analyzed, among other things:

     - the merger agreement;

     - certain publicly available business and financial information relating to Diamond and S3 for recent years and interim periods;

     - certain internal financial and operating information, including financial forecasts, analyses and projections prepared by or on behalf of Diamond and S3 and provided to Wasserstein Perella for the purposes of their analysis, and met with management of Diamond and S3 to review and discuss such information and, among other matters, each of Diamond and S3's business, operations, assets, financial condition and future prospects;

     - certain financial forecasts relating to Diamond and S3 prepared by their respective management;

     - certain financial and stock market data relating to Diamond and S3, and compared that data with similar data for certain other companies, the securities of which are publicly traded, that

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

       Wasserstein Perella believes to be relevant or comparable in certain respects to Diamond and S3 or one or more of their respective businesses or assets;

     - the financial terms of certain recent acquisitions and business combination transactions in the multimedia and subsystems industry and the peripherals industry specifically, and in other industries generally, that Wasserstein Perella believes to be reasonably comparable to the merger or otherwise relevant to its inquiry; and

     - performed other financial studies, analyses and investigations and reviewed other information as Wasserstein Perella considered appropriate for purposes of the Wasserstein Perella opinion.

     Among the forecasts Wasserstein Perella reviewed and discussed with management of Diamond and S3, as applicable, were forecasts of Diamond on a stand alone basis and forecasts of Diamond and S3 on a combined basis assuming the consummation of the Merger. Wasserstein Perella also met with management of Diamond to discuss and review Diamond's anticipated operating expenses and other cash needs and its liquidity constraints, including the ability of Diamond to secure alternative sources of financing.

     Wasserstein Perella also performed such other financial studies, analyses, and investigations and reviewed such other information as it considered appropriate for purposes of its opinion. In formulating its opinion, Wasserstein Perella relied on (a) the fact that Diamond's decision to enter into the merger agreement was preceded by a 14-month process during which merger proposals were solicited by or on behalf of Diamond from potential parties which included the parties that Diamond believed were logical merger partners, and (b) Diamond's assessment that the merger agreement represents the only readily available transaction to Diamond that will provide both the cash necessary to enable Diamond to fund its ongoing operations and a reasonable opportunity to enable Diamond to achieve its strategic objectives.

     In rendering its opinion, Wasserstein Perella assumed and relied upon, without independent verification, the accuracy and completeness of all the financial and other information that was provided to, discussed with or publicly available to it. Wasserstein Perella also relied upon the reasonableness and accuracy of the financial projections, forecasts and analyses supplied to it by Diamond's and S3's management and has assumed that they were reasonably prepared in good faith on bases reflecting the best currently available judgments and estimates of Diamond's and S3's management. Wasserstein Perella expresses no opinion with respect to such financial projections, forecasts and analyses, and did not review any of the books and records of Diamond or S3 or assume any responsibility for conducting a physical inspection of the properties or facilities of Diamond or S3, or for making an independent evaluation or appraisal of the assets or liabilities of Diamond or S3. Wasserstein Perella also assumed (1) that the merger will qualify as a tax-free reorganization for federal income tax purposes; (2) that obtaining all regulatory and other approvals and third party consents required for consummation of the merger will not have an adverse impact on Diamond or S3 or on the anticipated benefits of the merger; and (3) that the transactions described in the merger agreement will be consummated on the terms set forth therein, without waiver or modification of any of the material terms or conditions.

     In performing its analyses for the Wasserstein Perella opinion, Wasserstein Perella relied on numerous assumptions made by management of Diamond and S3, and made judgments of its own with regard to the performance of Diamond and S3, industry performance, general business and economic conditions and other matters, many of which are beyond Diamond's and S3's ability to control. Any estimates contained in such analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested in the Wasserstein Perella opinion. In addition, analyses relating to values of companies do not purport to be

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

appraisals or to reflect the prices at which companies may actually be sold. Since such estimates are inherently subject to uncertainty, none of Diamond and S3, Wasserstein Perella nor any other person assumes responsibility for their accuracy.

     The following is a brief summary of the significant financial analyses performed by Wasserstein Perella in preparing its opinion:

     EXCHANGE RATIO ANALYSIS. Wasserstein Perella reviewed the daily closing prices of Diamond common stock and S3 common stock to determine the implied exchange ratio based upon the relative prices of Diamond common stock and S3 common stock. Based on the June 21, 1999 closing prices of $5.69 for Diamond and $9.44 for S3, the implied exchange ratio was 0.6026x ($5.69 divided by $9.44). Wasserstein Perella analyzed the implied exchange ratio between Diamond common stock and S3 common stock for the period from July 28, 1997 to June 21, 1999. Wasserstein Perella calculated the high, low, mean and median of the historical implied exchange ratios for the periods shown below.

                SUMMARY OF HISTORICAL IMPLIED EXCHANGE RATIOS OF
              DIAMOND COMMON STOCK PRICE TO S3 COMMON STOCK PRICE

                                                            HIGH     LOW      MEAN    MEDIAN
                                                           ------   ------   ------   ------
Period Ending June 21, 1999
Current..................................................  0.6026   0.6026   0.6026   0.6026
Five Days................................................  0.6026   0.4886   0.5213   0.5121
Ten Days.................................................  0.6026   0.4886   0.5492   0.5547
30 Days..................................................  0.7220   0.4886   0.6158   0.6235
60 Days..................................................  1.0325   0.4886   0.6960   0.6485
90 Days..................................................  1.0325   0.4886   0.7583   0.8055
180 Days.................................................  1.8769   0.4886   0.9926   0.9288

     PREMIUM/(DISCOUNT) ANALYSIS. Wasserstein Perella compared the premium/(discount) of Diamond's share price implied by the exchange ratio vis-a-vis the share price of Diamond for the periods described below.

                      SUMMARY PREMIUM/(DISCOUNT) ANALYSIS

                                                                             PREMIUM (DISCOUNT)
                               AVERAGE S3     EXCHANGE    IMPLIED DIAMOND    TO CURRENT DIAMOND
                               STOCK PRICE     RATIO        STOCK PRICE         STOCK PRICE
                               -----------    --------    ---------------    ------------------
As of June 18, 1999..........     $9.75         0.52           $5.07                  1.4%
Period Ending June 21, 1999
Current......................     $9.44         0.52           $4.91                 (14)%
Ten Days.....................     $8.20         0.52           $4.26                 (25)%
30 Days......................     $7.53         0.52           $3.92                 (31)%
60 Days......................     $7.59         0.52           $3.95                 (31)%
90 Days......................     $7.73         0.52           $4.02                 (29)%
180 Days.....................     $6.54         0.52           $3.40                 (40)%

     COMPARABLE COMPANY ANALYSIS. Wasserstein Perella reviewed selected financial data relating to Diamond to the corresponding data of selected companies engaged in businesses considered by Wasserstein Perella to be comparable to that of Diamond. Specifically, Wasserstein Perella included in its review two groups of companies. The first group consisted of add-in board vendors including Creative Technology, Ltd., Elsa AG, Boca Research, Inc. and Number Nine Visual Technology Corporation. The second group consisted of graphics chip vendors including NVIDIA Corporation,

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

NeoMagic Corporation, Evans & Sutherland Computer Corporation, Trident Microsystems, Inc. and 3D Labs Inc., Ltd. In its analysis, Wasserstein Perella used closing market prices on June 21, 1999 and other publicly available information. For each comparable company, Wasserstein Perella calculated multiples of estimated calendar year 1999 financial results including enterprise value (i.e. equity market value plus debt less cash) as a multiple of each of revenues, EBITDA and EBIT. EBITDA is defined as earnings before interest, taxes, depreciation and amortization and EBIT is defined as earnings before interest and taxes. The results of this analysis are summarized below.

                     SUMMARY OF COMPARABLE COMPANY ANALYSIS

                                                                 IMPLIED DIAMOND TRANSACTION
                                                                          MULTIPLES
                                                               --------------------------------
                   MULTIPLE                        RANGE       PROJECTED 1999    PROJECTED 2000
                   --------                     -----------    --------------    --------------
Enterprise Value as a Multiple of revenues....  0.4x - 0.7x        0.35x             0.32x
Enterprise Value as a Multiple of EBITDA......     7x - 15x         9.7x              5.2x
Enterprise Value as a Multiple of EBIT........    16x - 20x        21.5x              7.4x

     COMPARABLE ACQUISITION ANALYSIS. Wasserstein Perella analyzed information relating to the following 10 selected transactions in the peripherals industry occurring between May 21, 1992 and December 11, 1998.

     - 3DFx Interactive, Inc./STB Systems, Inc.

     - 3D Labs, Inc., Ltd./Dynamic Pictures, Inc.

     - Micron Technology, Inc./Rendition

     - Evans & Sutherland Computer Corporation/AccelGraphics, Inc.

     - Access Beyond, Inc./Hayes Microcomputer Products, Inc.

     - Creative Technology, Ltd./Cambridge SoundWorks, Inc.

     - Seagate Technology, Inc./Conner Peripherals, Inc.

     - Avid Technology, Inc./Digidesign, Inc.

     - Radius, Inc./SuperMac Technology, Inc.

     - RasterOps Corp./Truevision, Inc.

     For each transaction, relevant transaction multiples were analyzed, including enterprise value as a multiple of each of revenues, EBITDA and EBIT, based on estimated 1999 financial results supplied by Diamond management. The results of this analysis are summarized below.

                   SUMMARY OF COMPARABLE ACQUISITION ANALYSIS

                                                                    IMPLIED DIAMOND TRANSACTION
                                                                             MULTIPLES
                                                                  -------------------------------
                     MULTIPLE                          RANGE      PROJECTED 1999   PROJECTED 2000
                     --------                        ----------   --------------   --------------
Enterprise Value as a Multiple of revenues.........  0.5 - 0.8x       0.35x            0.32x
Enterprise Value as a Multiple of EBITDA...........    8x - 20x        9.7x             5.2x
Enterprise Value as a Multiple of EBIT.............   18x - 25x       21.5x             7.4x

     DISCOUNTED CASH FLOW ANALYSIS. Wasserstein Perella performed a discounted cash flow analysis of Diamond for the five-year period ending with fiscal year 2004, using financial projections provided by the management of Diamond. Wasserstein Perella used discount rates of 13% to 15% and perpetuity growth rates for cash flows of 2.0% to 3.0%. The per share values of Diamond common

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

stock implied by this analysis ranged from $0.52 to $0.74, as compared to the implied per share transaction value of approximately $4.91, which is the product of an S3 common stock price of $9.44 (the closing price on June 21, 1999) and an exchange ratio of 0.52.

     In addition to the above outlined analyses, Wasserstein Perella performed such other valuation analyses as it deemed appropriate in determining the fairness to the Diamond stockholders of the consideration to be received in the merger. Wasserstein Perella concluded, based on the full range of its analyses, that the merger consideration to be paid in the merger was fair from a financial point of view to the stockholders of Diamond.

     Wasserstein Perella is an investment banking firm engaged, among other things, in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, and secondary distributions of listed and unlisted securities and private placements. Wasserstein Perella was selected to render the fairness opinion because it is a nationally recognized investment banking firm and because of its experience in the valuation of companies. In the ordinary course of business, Wasserstein Perella may actively trade the debt and equity securities of Diamond and S3, for its own account and for the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

     Under the terms of Wasserstein Perella's engagement, Diamond has agreed to pay Wasserstein Perella an advisory fee customary for the services provided in connection with the merger. A substantial portion of this fee will not be paid unless and until the merger is completed. Diamond agreed to pay Wasserstein Perella a transaction fee equal to 1% of the aggregate consideration as determined on the closing date of the merger. Diamond also agreed to reimburse Wasserstein Perella for its out-of-pocket expenses, including reasonable fees and disbursements of its counsel. Diamond agreed to indemnify Wasserstein Perella and its affiliates, their respective directors, officers, partners, agents and employees and each person, if any, controlling Wasserstein Perella or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to or arising out of such engagement.

INTERESTS OF SOME OF DIAMOND'S EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGER

     In considering the recommendation to approve and adopt the merger agreement and approve the merger, the stockholders of Diamond should be aware that certain officers and directors of Diamond may be deemed to have conflicts of interest with respect to the merger. See "Risk Factors -- Risks Related to the Merger -- Some officers and directors of Diamond have conflicts of interest arising out of personal benefits to be received in the merger that could influence their support of the merger" on page 13. Set forth below is a description of these potential conflicts of interest.

     Indemnification and Insurance. S3 has agreed to indemnify Diamond's current and former directors and officers with respect to actions or omissions by them on or prior to the merger to the same extent and on the same terms and conditions provided in Diamond's organizational documents and indemnification agreements in effect as of the date of the merger agreement. For six years after the merger is completed, (a) the organizational documents of the surviving corporation will contain the same provisions as to indemnification of officers and directors as are contained in Diamond's organizational documents; and (b) S3 will provide officers' and directors' liability insurance with respect to facts or events occurring on or prior to the merger covering Diamond's current or former directors and officers currently covered by Diamond's officers' and directors' liability insurance policy on terms no less favorable to those of the policy currently in effect; provided, that, in satisfying its obligation, S3 is not obligated to pay premiums in excess of 200% of the amount Diamond currently pays.

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

     Stock Options of Diamond. The merger agreement provides that at the effective time of the merger, each option granted by Diamond to purchase shares of Diamond common stock which is outstanding and unexercised will be assumed by S3 and converted into an option to purchase shares of S3 common stock in the amount and at an exercise price as is described under "The Merger and Related Transaction -- Conversion of Diamond Securities" on page 38, and otherwise having the same terms and conditions as are in effect immediately prior to the effective time of the merger.

     Change of Control Severance Agreements. Each executive officer and vice president of Diamond is a party to a change of control severance agreement with Diamond. The agreements provide that, in the event of an involuntary termination or termination not for cause within 12 months following a change of control of Diamond, then the officer shall be entitled to (a) a cash severance payment in an amount equal to 150% of the officer's annual base pay, (b) continuation of employee benefits at 100% for a period of 12 months, (c) outplacement assistance, including job counseling and referral services, for a period of six months and (d) continued vesting of stock options and restricted stock for an additional 12 months. In addition, the agreements provide that, in the event of an involuntary termination not for cause within the period that is between 12 months and 24 months following a change of control, then the officer shall be entitled to (a) a cash severance payment in an amount equal to 75% of the officer's annual base pay, (b) continuation of employee benefits at 100% for a period of six months, (c) outplacement assistance, including job counseling and referral services, for a period of six months and (d) continued vesting of stock options and restricted stock for an additional six months. Diamond's severance obligations are subject to certain limitations in the event that such payments would constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended.

     William J. Schroeder Employment Arrangements. The terms of Mr. Schroeder's employment arrangement with S3 had not been determined as of the date of this document. Even though Mr. Schroeder may be employed by the combined company, he will still be entitled to the benefits of his change of control severance agreement with Diamond described above, which includes a cash severance payment of $600,000. This is because he will not be the chief executive officer of the surviving company following the merger.

LISTING ON THE NASDAQ NATIONAL MARKET OF S3 COMMON STOCK TO BE ISSUED IN THE MERGER

     It is a condition to the closing of the merger that the shares of S3 common stock to be issued in the merger be approved for listing on the Nasdaq National Market, subject to official notice of issuance.

REGULATORY FILINGS AND APPROVALS REQUIRED TO COMPLETE THE MERGER

     The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act, which prevents certain transactions from being completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the appropriate waiting periods end or expire. We have filed the required information and materials with the Department of Justice and the Federal Trade Commission, and the waiting period for the filings has terminated.

     The Antitrust Division of the Department of Justice or the Federal Trade Commission may challenge the merger on antitrust grounds after expiration of the waiting period. Accordingly, at any time before or after the completion of the merger, either the Antitrust Division of the Department of Justice or the Federal Trade Commission could take action under the antitrust laws. Certain other persons could take action under the antitrust laws, including seeking to enjoin the merger. Additionally, at any time before or after the completion of the merger, notwithstanding that the applicable waiting period expired or ended, any state could take action under the antitrust laws. A challenge to the merger could be made and if a challenge is made, we may not prevail.

     Neither of us is aware of any other material governmental or regulatory approval required for completion of the merger, other than compliance with applicable corporation law of Delaware.

NO APPRAISAL RIGHTS

     Holders of Diamond common stock do not have appraisal rights with respect to the merger under the General Corporation Law of the State of Delaware. Holders of Diamond common stock are not entitled to appraisal rights because both Diamond common stock and S3 common stock are listed on the Nasdaq National Market.

ACCOUNTING TREATMENT

     We intend to account for the merger as a purchase for financial reporting and accounting purposes, under generally accepted accounting principles. After the merger, the results of operations of Diamond will be included in the consolidated financial statements of S3. The purchase price will be allocated based on the fair values of the assets acquired and the liabilities assumed. Any excess of cost over fair value of the net tangible assets of Diamond acquired will be recorded as goodwill and other intangible assets and will be amortized by charges to operations under generally accepted accounting principles. These allocations will be made based upon valuations and other procedures that have not yet been finalized.

LITIGATION RELATING TO THE MERGER

     On August 4, 1999, two alleged stockholders of Diamond filed a lawsuit, captioned Strum v. Schroeder, et al., in the Superior Court of the State of California for the County of Santa Clara. Plaintiffs, on behalf of themselves and a class of all Diamond stockholders similarly situated whom they purportedly represent, challenge the terms of the proposed merger between S3 and Diamond. The complaint names as defendants Diamond, the directors of Diamond and S3. The complaint alleges generally that Diamond's directors breached their fiduciary duties to stockholders of Diamond and seeks an injunction against the merger, or, in the alternative, rescission and the recovery of unspecified damages, fees and expenses. Diamond, S3 and the individual defendants believe that they have meritorious defenses to the lawsuit and intend to defend themselves vigorously.

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

                   CERTAIN PROVISIONS OF THE MERGER AGREEMENT

     This section of the document describes the merger agreement. While we believe that the description covers the material terms of the merger agreement, this summary may not contain all of the information that is important to you. The merger agreement is attached to this document as Appendix A, and we urge you to read it carefully.

REPRESENTATIONS AND WARRANTIES

     We each made a number of representations and warranties in the merger agreement regarding aspects of our respective businesses, financial condition, structure and other facts pertinent to the merger.

S3'S REPRESENTATIONS AND WARRANTIES

     S3's representations and warranties include representations as to:

     - S3's corporate organization and its qualification to do business;

     - S3's certificate of incorporation and bylaws;

     - S3's capitalization;

     - authorization of the merger agreement by S3 and Merger Sub;

     - governmental authorization for S3 to complete the merger;

     - regulatory approvals required to complete the merger;

     - S3's compliance with applicable laws and regulations;

     - S3's compliance with agreements, contracts and other binding instruments;

     - S3's title to the properties it owns and leases;

     - S3's filings and reports with the Securities and Exchange Commission;

     - S3's financial statements;

     - information supplied by S3 in this document and the related registration statement filed by S3;

     - changes in S3's business since March 31, 1999;

     - S3's liabilities;

     - litigation involving S3 or any of its subsidiaries;

     - S3's taxes;

     - S3's employee benefit plans;

     - S3's financial advisors;

     - environmental matters involving S3 or any of its subsidiaries;

     - labor matters involving S3 or any of its subsidiaries;

     - S3's leaseholds;

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

     - compensation paid to S3's employees or former employees;

     - intellectual property used by S3;

     - S3's insurance;

     - S3's year 2000 compliance;

     - the fairness opinion received by S3; and

     - the tax treatment of the merger.

DIAMOND'S REPRESENTATIONS AND WARRANTIES

     Diamond's representations and warranties include representations as to:

     - Diamond's corporate organization and its qualification to do business;

     - Diamond's certificate of incorporation and bylaws;

     - Diamond's capitalization;

     - authorization of the merger agreement by Diamond;

     - governmental authorization for Diamond to complete the merger;

     - regulatory approvals required to complete the merger;

     - Diamond's compliance with applicable laws and regulations;

     - Diamond's compliance with agreements, contracts and other binding instruments;

     - Diamond's subsidiaries;

     - Diamond's title to the properties it owns and leases;

     - Diamond's filings and reports with the Securities and Exchange
       Commission;

     - Diamond's financial statements;

     - information supplied by Diamond in this document and the related registration statement filed by S3;

     - changes in Diamond's business since March 31, 1999;

     - Diamond's liabilities;

     - litigation involving Diamond or any of its subsidiaries;

     - Diamond's taxes;

     - Diamond's employee benefit plans;

     - Diamond's financial advisors;

     - environmental matters involving Diamond or any of its subsidiaries;

     - labor matters involving Diamond or any of its subsidiaries;

     - Diamond's leaseholds;

     - compensation paid to Diamond's employees or former employees;

     - intellectual property used by Diamond;

     - Diamond's insurance;

     - Diamond's year 2000 compliance;

     - the fairness opinion received by Diamond; and

     - the tax treatment of the merger.

     The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to read carefully the articles of the merger agreement entitled "Representations and Warranties of the Company" and "Representations and Warranties of Acquirer."

S3'S CONDUCT OF BUSINESS BEFORE COMPLETION OF THE MERGER

     S3 agreed that until the completion of the merger or the termination of the merger agreement or unless Diamond consents in writing, each of S3 and its subsidiaries will use commercially reasonable efforts to:

     - preserve intact its present business organization;

     - keep available the services of its present officers and employees; and

     - maintain satisfactory relationships with suppliers, distributors, customers and others with which it has business relationships.

     S3 also agreed that until the completion of the merger or the termination of the merger agreement or unless Diamond consents in writing, S3 and its subsidiaries would conduct their business in compliance with certain specific restrictions relating to the following:

     - amendment of S3's certificate of incorporation or bylaws (except as required by the terms of the merger agreement);

     - the issuance, split, reclassification, purchase and redemption of securities;

     - the issuance of dividends or other distributions;

     - the incurrence of indebtedness;

     - the acquisition of assets or other entities; and

     - the liquidation or dissolution of, or certain mergers involving, S3.

     The agreements related to the conduct of S3's business in the merger agreement are complicated and not easily summarized. You are urged to read carefully the sections of the merger agreement entitled "Covenants of Acquirer."

DIAMOND'S CONDUCT OF BUSINESS BEFORE COMPLETION OF THE MERGER

     Diamond agreed that until the completion of the merger or the termination of the merger agreement or unless S3 consents in writing, each of Diamond and its subsidiaries will conduct its operations according to its ordinary course of business consistent with past practice and will use commercially reasonable efforts to:

     - preserve intact its present business organization;

     - keep available the services of its present officers and employees; and

     - maintain satisfactory relationships with suppliers, distributors, customers and others with which it has business relationships.

     Diamond also agreed that until the completion of the merger or the termination of the merger agreement or unless S3 consents in writing, Diamond and its subsidiaries would conduct their business in compliance with certain specific restrictions relating to the following:

     - amendment of Diamond's certificate of incorporation or bylaws;

     - the issuance, split, reclassification, purchase and redemption of securities;

     - the issuance of dividends or other distributions;

     - the incurrence of indebtedness;

     - capital expenditures or contributions and the making of loans;

     - increases in compensation paid to directors, officers or other employees;

     - employees and employee benefits;

     - entrance into or modification of material contracts;

     - the acquisition of assets or other entities;

     - the liquidation or dissolution of Diamond; and

     - the disposition of Diamond's assets.

     The agreements related to the conduct of Diamond's business in the merger agreement are complicated and not easily summarized. You are urged to read carefully the sections of the merger agreement entitled "Covenants of the Company."

NO OTHER NEGOTIATIONS INVOLVING S3

     Until the merger is completed or the merger agreement is terminated, S3 has agreed not to directly or indirectly take any of the following actions:

     - initiate, solicit or otherwise induce any inquiries or the making of an Acquirer Acquisition Proposal (as defined below);

     - participate in any discussions or negotiations or provide any confidential information or data to any party relating to an Acquirer Acquisition Proposal; or

     - take any other action to facilitate any effort or attempt to make or implement an Acquirer Acquisition Proposal.

     However, S3 may make disclosures to its stockholders regarding an Acquirer Acquisition Proposal if, in the good faith judgment of its board of directors, the failure so to disclose would be inconsistent with its obligations under applicable law. Furthermore, S3 may negotiate with or furnish information to any party that has made a bona fide written Acquirer Acquisition Proposal that did not result from S3's breach of any of the prohibitions set forth above relating to Acquirer Acquisition Proposals. Under either of those two scenarios, the S3 board may recommend the Acquirer Acquisition Proposal to its stockholders if such Acquirer Acquisition Proposal is an Acquirer Superior Proposal (as defined below) and Diamond is given at least two business days' notice of the existence of such Acquirer Superior Proposal.

     An ACQUIRER ACQUISITION PROPOSAL is any offer or proposal relating to any transaction involving any of the following:

     - the acquisition or purchase of more than a 50% interest in the total outstanding voting securities of S3;

     - any tender offer or exchange offer that, if consummated, would result in any person or group beneficially owning 50% or more of the total outstanding voting securities of S3;

     - any merger, consolidation, business combination or similar transaction involving S3 in which the stockholders of S3 immediately prior to such transaction do not own, immediately after such transaction, at least a majority of the outstanding securities entitled to vote generally for the election of directors or similar managing authority of the surviving or resulting entity in such transaction;

     - any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of all or substantially all of the assets of S3; or

     - any liquidation or dissolution of S3.

     An ACQUIRER SUPERIOR PROPOSAL is an unsolicited, bona fide Acquirer Acquisition Proposal on terms that the S3 board determines, in its good faith judgment (based on consultation with its financial advisors) to be fair to S3's stockholders, that is not subject to a financing condition, and is from a party that in the reasonable judgment of the S3 board (based on advice from a nationally recognized investment bank) is financially capable of consummating such proposal and not subject to a financing condition.

NO OTHER NEGOTIATIONS INVOLVING DIAMOND

     Until the merger is completed or the merger agreement is terminated, Diamond has agreed not to directly or indirectly take any of the following actions:

     - initiate, solicit or otherwise induce any inquiries or the making of a Company Acquisition Proposal (as defined below);

     - participate in any discussions or negotiations or provide any confidential information or data to any party relating to a Company Acquisition Proposal; or

     - take any other action to facilitate any effort or attempt to make or implement a Company Acquisition Proposal.

     However, Diamond may make disclosures to its stockholders regarding a Company Acquisition Proposal if, in the good faith judgment of its board of directors, the failure so to disclose would be inconsistent with its obligations under applicable law. Furthermore, Diamond may negotiate with or furnish information to any party that has made a bona fide written Company Acquisition Proposal that did not result from Diamond's breach of any of the prohibitions set forth above relating to Company Acquisition Proposals. Under either of those two scenarios, the Diamond board may

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

recommend the Company Acquisition Proposal to its stockholders if such Company Acquisition Proposal is a Superior Proposal (as defined below) and S3 is given at least two business days' notice of the identity of the third party making the Superior Proposal and all material terms and conditions of the Superior Proposal.

     A COMPANY ACQUISITION PROPOSAL is any offer or proposal other than from S3 involving any of the following:

     - the acquisition or purchase of more than a 5% interest in the total outstanding voting securities of Diamond;

     - any tender offer or exchange offer that, if consummated, would result in any person or group beneficially owning 5% or more of the total outstanding voting securities of Diamond;

     - any merger, consolidation, business combination or similar transaction involving Diamond;

     - any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 5% of the assets of Diamond; or

     - any liquidation or dissolution of Diamond.

     A SUPERIOR PROPOSAL is an unsolicited, bona fide Company Acquisition Proposal for or in respect of at least a majority of the outstanding Diamond common stock on terms that the Diamond board determines, in its good faith judgment (based on consultation with its financial advisors), to be more favorable to Diamond's stockholders than the terms of the merger with S3, that is not subject to a financing condition, and is from a party that in the reasonable judgment of the Diamond board (based on advice from a nationally recognized investment bank) is financially capable of consummating such proposal and not subject to a financing condition.

CERTAIN CORPORATE GOVERNANCE MATTERS

     S3 board of directors. Upon the closing of the merger, S3 will cause its board of directors to consist of seven directors, four of whom shall be current directors of S3 and three of whom shall be individuals designated by Diamond after consultation with S3. See "Additional Matters Being Submitted to a Vote of S3 Stockholders Only -- Proposal No. 3 -- Election of Directors" on page 101.

     S3 officers. The officers of S3 after the merger will be determined by S3's board of directors following the merger, except that Kenneth F. Potashner will be the Chairman and Chief Executive Officer of S3.

DIAMOND'S EMPLOYEE BENEFITS PLANS

     As soon as practicable after the execution of the merger agreement, S3 and Diamond will use their commercially reasonable efforts to confer and work together in good faith to agree upon mutually acceptable employee benefit arrangements (and to terminate Diamond's employee benefits plans in effect immediately prior to the merger if appropriate) so as to provide benefits to employees of Diamond generally equivalent in the aggregate to those provided to similarly situated employees of S3. Diamond and its subsidiaries will terminate any and all group severance, separation, retention and salary continuation plans, programs or arrangements (other than contractual arrangements disclosed to S3 under the merger agreement) prior to the closing of the merger.

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

TREATMENT OF DIAMOND PURCHASE RIGHTS AND OTHER SECURITIES

     Diamond purchase rights. Purchase rights with respect to all open offering periods under Diamond's 1995 Employee Stock Purchase Plan will be assumed by S3. Each assumed purchase right will continue to have, and be subject to, the terms and conditions set forth in Diamond's 1995 Employee Stock Purchase Plan and the documents governing such assumed purchase right, except that the purchase price of shares of S3 common stock for each respective date under each assumed purchase right will be adjusted.

     Diamond awards or accounts (including restricted stock, stock equivalents and stock units, but excluding options and purchase rights). Diamond awards or accounts (including restricted stock, stock equivalents and stock units, but excluding options and purchase rights) will be amended or converted into similar instruments of S3.

CONDITIONS TO COMPLETION OF THE MERGER

     Our respective obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following conditions before completion of the merger:

     - The merger agreement must be approved and adopted and the merger must be approved by the holders of a majority of the outstanding shares of Diamond common stock.

     - The issuance of S3 common stock in connection with the merger must be approved by a majority of the shares of S3 common stock present in person or represented by proxy and entitled to vote on such matters at the S3 meeting. The proposal to increase the number of authorized shares of S3 common stock from 120,000,000 to 175,000,000 must be approved by the holders of a majority of the outstanding shares of S3 common stock. The nominees designated by Diamond to serve on the S3 board must be duly elected.

     - S3's registration statement on Form S-4, of which this document is a part must be effective, no stop order suspending its effectiveness will be in effect and no proceedings for suspension of its effectiveness will be pending before or threatened by the Securities and Exchange Commission.

     - The shares of S3 common stock to be issued in the merger must be authorized for listing on the Nasdaq National Market, subject to notice of issuance.

     - All applicable waiting periods under applicable antitrust laws must have expired or been terminated early.

     - No law, regulation or order must be enacted or issued that has the effect of making the merger illegal or otherwise prohibiting completion of the merger.

     - Each of the parties must have received all required approvals and third party consents listed on a certain schedule to the merger agreement.

     S3's obligations and those of its wholly owned subsidiary to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

     - Diamond must perform or comply in all material respects with all of its agreements and covenants required by the merger agreement to be performed or complied with by Diamond at or before completion of the merger.

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

     - Diamond's representations and warranties must be true and correct as of the date the merger is to be completed as if made as of such time except:

      - to the extent Diamond's representations and warranties address matters only as of a particular date, they must be true and correct as of that date,

      - if any of Diamond's representations and warranties are not true and correct but the effect in each case, or in the aggregate, of the inaccuracies of the representations and breaches of the warranties is not and does not have a material adverse effect on Diamond, then this condition will be deemed satisfied, and

      - changes contemplated by the merger agreement.

     - S3 must have received an opinion of Pillsbury Madison & Sutro LLP to the effect that the merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Internal Revenue Code and that each of S3, its merger subsidiary and Diamond will be a party to the reorganization within the meaning of
       Section 368(b) of the Internal Revenue Code. If such opinion is not received by S3 from Pillsbury Madison & Sutro LLP, the condition will nevertheless be deemed satisfied if S3 receives such opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, or another law firm selected by Diamond and reasonably acceptable to S3.

     Diamond's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

     - S3 must perform or comply in all material respects with all of its agreements and covenants required by the merger agreement to be performed or complied with by S3 at or before completion of the merger.

     - S3's representations and warranties must be true and correct as of the date the merger is to be completed as if made as of such time except:

      - to the extent S3's representations and warranties address matters only as of a particular date, they must be true and correct as of that date;

      - if any of these representations and warranties are not true and correct but the effect in each case, or in the aggregate, of the inaccuracies of these representations and breaches of these warranties is not and does not have a material adverse effect on S3, then this condition will be deemed satisfied; and

      - changes contemplated by the merger agreement.

     - Diamond must have received an opinion of Wilson Sonsini, to the effect that the merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Internal Revenue Code and that each of S3, its merger subsidiary and Diamond will be a party to the reorganization within the meaning of
       Section 368(b) of the Internal Revenue Code. If such opinion is not received by Diamond, the condition will nevertheless be deemed satisfied if S3 receives such opinion from Pillsbury Madison & Sutro LLP or another law firm selected by S3 and reasonably acceptable to Diamond.

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

     A material adverse effect is any change, violation, inaccuracy, circumstance or effect that is materially adverse to the business, properties, assets (including intangible assets), liabilities, capitalization or financial condition of either S3 or Diamond and its subsidiaries, taken as a whole, as the case may be, except to the extent that any such change, violation, inaccuracy, circumstance or effect results from any of the following:

     - any occurrences relating to the economy of the United States in general or the economies in which such entity operates or the multimedia and connectivity products for personal computer industry in general and not specifically relating to such party;

     - the delay or cancellation of orders for such party's productions from customers or distributors (or other resellers) directly attributable to the announcement of this merger agreement or the pendency of the merger;

     - the lack of or delay in availability of components or raw materials from such party's suppliers directly attributable to the announcement of this merger agreement or the pendency of the merger;

     - any litigation brought or threatened against a party or any officer or member of the board of directors of such party in respect of this merger agreement or the merger (including any stockholder class action litigation arising from allegations of a breach of fiduciary duty relating to this merger agreement);

     - the loss of employees as a result of reductions in force that are mutually agreed upon by S3 and Diamond;

     - the loss of employees with titles of director or officer in an amount not in excess of 15% of the number of such employees as of the date of the merger agreement or the loss of employees with titles other than director or officer in an amount not in excess of 15% of the number of such employees as of the date of the merger agreement (excluding in each case employees lost pursuant to reductions in force described above and, in the case of employees with titles of director or officer, losses resulting solely from a failure by S3 to offer commercially reasonable retention incentives to such employees prior to the closing of the merger); or

     - changes in trading prices for such party's securities.

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated at any time prior to completion of the merger, whether before or after approval and adoption of the merger agreement and approval of the merger by Diamond stockholders or approval of the issuance of shares of S3 common stock by S3 stockholders:

     - by mutual consent of S3 and Diamond;

     - by S3 or Diamond, if the merger is not completed on or before December 31, 1999, except that the right to terminate the merger agreement is not available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the merger to occur on or before December 31, 1999 and such action or failure to act constitutes a material breach of the merger agreement;

     - by S3 or Diamond, if there is any order (other than a temporary restraining order), decree or ruling of a court or governmental authority having jurisdiction over either of us enjoining,

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

       restraining or prohibiting the completion of the merger, and such order, decree or ruling has become final and nonappealable;

     - by S3 or Diamond, if the issuance of stock pursuant to the merger, the amendment to S3's restated certificate of incorporation to increase the number of authorized shares of S3 common stock from 120,000,000 to 175,000,000, or the election of the nominees designated by Diamond to become S3 directors fail to receive the requisite vote for approval or election, as the case may be, by the stockholders of S3 at the S3 meeting, except that the right to terminate the merger agreement pursuant to this provision by S3 is not available to S3 where the failure to obtain S3 stockholder approval was caused by the action or failure to act of S3 and such action or failure to act constitutes a material breach of the merger agreement; or

     - by S3 or Diamond, if the merger agreement fails to receive the requisite vote for approval and adoption by the stockholders of Diamond at the Diamond meeting, except that the right to terminate the merger agreement pursuant to this provision by Diamond is not available to Diamond where the failure to obtain Diamond stockholder approval was caused by the action or failure to act by Diamond and such action or failure to act constitutes a material breach of the merger agreement.

     - by S3:

      - if Diamond fails to comply in any material respect with any of the covenants or agreements contained in certain provisions of the merger agreement required to be complied with or performed by Diamond at or prior to such date of termination, except that if such failure to comply is capable of being cured prior to December 31, 1999, such failure shall not have been cured within 15 days of delivery to Diamond of written notice of such failure;

      - if there exists a breach or breaches of any representation or warranty of Diamond contained in the merger agreement, such that a closing condition would not be satisfied, except that if such breach or breaches are capable of being cured prior to December 31, 1999, such breach or breaches shall not have been cured within 15 days of delivery to Diamond of written notice of such breach or breaches;

      - if a Company Triggering Event (as defined below) shall have occurred; or

      - if the S3 board authorizes S3, subject to complying with the terms of the merger agreement, to enter into a binding written agreement concerning a transaction that constitutes an Acquirer Superior Proposal and S3 notifies Diamond in writing in accordance with the terms of the merger agreement that it intends to enter into such agreement, attaching the most current version of such agreement to such notice, and S3 upon such termination pays to Diamond the termination fee required by the merger agreement (see below).

     - by Diamond:

      - if S3 fails to comply in any material respect with any of the covenants or agreements contained in certain provisions of the merger agreement required to be complied with or performed by S3 at or prior to such date of termination, except that if such failure to comply is capable of being cured prior to December 31, 1999, such failure shall not have been cured within 15 days of delivery to S3 of written notice of such failure;

      - if there exists a breach or breaches of any representation or warranty of S3 contained in the merger agreement, such that a closing condition would not be satisfied, except that if such breach or breaches are capable of being cured prior to December 31, 1999, such breach or breaches shall not have been cured within 15 days of delivery to S3 of written notice of such breach or breaches;

      - if an Acquirer Triggering Event (as defined below) shall have occurred;
        or

      - if the Diamond board authorizes Diamond, subject to complying with the terms of the merger agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and Diamond notifies S3 in writing in accordance with the terms of the merger agreement that it intends to enter into such agreement, attaching the most current version of such agreement to such notice, and Diamond upon such termination pays to S3 the termination fee required by the merger agreement (see below).

     A COMPANY TRIGGERING EVENT shall be deemed to have occurred if: (A) the Diamond board or any committee thereof shall for any reason have withdrawn or amended or modified in a manner adverse to S3 its recommendation in favor of the adoption and approval of the merger agreement or the approval of the merger, (B) Diamond shall have failed to include in this joint proxy statement/ prospectus the recommendation of the Diamond board in favor of the adoption and approval of the merger agreement and the approval of the merger, (C) the Diamond board or any committee thereof shall have approved or recommended any Superior Proposal with respect to Diamond or (D) a tender or exchange offer relating to securities of Diamond shall have been commenced by a person or entity unaffiliated with S3, and Diamond shall not have sent to its stockholders a statement disclosing that Diamond recommends rejection of such tender or exchange offer.

     An ACQUIRER TRIGGERING EVENT shall be deemed to have occurred if: (A) the S3 board or any committee thereof shall for any reason have withdrawn or amended or modified in a manner adverse to Diamond its recommendation in favor of the adoption and approval of the merger agreement or the approval of the merger, (B) S3 shall have failed to include in this joint proxy statement/ prospectus the recommendation of the S3 board in favor of the adoption and approval of the merger agreement and the approval of the merger, (C) the S3 board or any committee thereof shall have approved or recommended any Acquirer Superior Proposal with respect to S3 or (D) a tender or exchange offer relating to securities of S3 shall have been commenced by a person or entity unaffiliated with S3, and S3 shall not have sent to its stockholders a statement disclosing that S3 recommends rejection of such tender or exchange offer.

PAYMENT OF TERMINATION FEE

     We have agreed that we will each pay our own fees and expenses in connection with the merger, whether or not it is completed. However, we will share equally all fees and expenses, other than attorneys' fees, in connection with the printing and filing of this document and the registration statement of which this document is a part.

     Diamond has agreed to pay S3 a breakup fee of $5.0 million upon the termination of the merger agreement as a result of the occurrence of any of the following events:

     - Diamond accepts a Superior Proposal;

     - the Diamond board withdraws its recommendation for the adoption and approval of the merger agreement or the approval of the merger or adversely amends or modifies such recommendation; or

     - the stockholders of either S3 or Diamond fail to approve the merger and a third party makes a proposal to acquire Diamond through a transaction that (a) leaves the Diamond stockholders prior to such transaction with less than 50% of the equity interest in the resulting entity, (b) involves a sale or other disposition by Diamond of assets representing over 50% of Diamond's fair market value prior to such sale or disposition or (c) results in the acquisition by any party of beneficial ownership of shares representing over 50% of the voting power of

       Diamond's outstanding common stock, and that proposal is made prior to the Diamond meeting and is consummated or agreed to by Diamond within one year after the termination of the merger agreement.

     S3 has agreed to pay Diamond a breakup fee of $5.0 million upon the termination of the merger agreement as a result of the occurrence of any of the following events:

     - S3 accepts an Acquirer Superior Proposal;

     - the S3 board of directors withdraws its recommendation for the adoption and approval of the merger agreement or the approval of the merger or adversely amends or modifies such recommendation; or

     - the stockholders of either S3 or Diamond fail to approve the merger and a third party makes a proposal to acquire S3 through a transaction that (a) leaves the S3 stockholders prior to such transaction with less than a majority of the equity interest in the resulting entity, (b) involves a sale or other disposition by S3 of all or substantially all of its assets, (c) results in the acquisition by any party of beneficial ownership of shares representing over 50% of the voting power of S3's outstanding common stock or (d) involves the liquidation or dissolution of S3, and that proposal is made prior to the S3 meeting and is consummated or agreed to by S3 within one year after the termination of the merger agreement.

WAIVER AND AMENDMENT OF THE MERGER AGREEMENT

     We will amend the merger agreement prior to the effective time of the merger to make Denmark Acquisition Sub, Inc, a wholly owned subsidiary of S3, a party to the merger agreement.

     In addition, we may amend the merger agreement or waive certain provisions of the merger agreement before completion of the merger provided that such amendment or waiver is in writing and signed, in the case of an amendment, by S3, its merger sub and Diamond, or in the case of a waiver, by the party against whom the waiver is to be effective. After the adoption of the merger agreement by the stockholders of Diamond, however, no amendment or waiver shall, without the further approval of such stockholders, alter or change (A) the amount or kind of consideration to be received in exchange for any shares of capital stock of Diamond, (B) any term of the certificate of incorporation of the company surviving the merger or (C) any of the terms or conditions of the merger agreement if such alteration or change would adversely affect the holders of any shares of capital stock of Diamond.

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

                               RELATED AGREEMENTS

CREDIT AGREEMENT

     In order to fund the working capital needs of Diamond, S3 agreed to loan up to $20.0 million to Diamond. As a result, S3 and Diamond entered into a credit agreement, under which S3 agreed to make three separate loans to Diamond -- two loans of $5.0 million each and one loan of $10.0 million. The loans are subordinated to Diamond's existing indebtedness with Finova Capital Corporation, with whom Diamond has a $50 million revolving credit line, and the guarantee to Sanwa Bank, Ltd. of obligations in the approximate amount of $2.9 million. S3 made the loans on June 11, 1999, June 15, 1999 and July 20, 1999.

     The loans accrue interest at the "prime rate" as published in the "Money Rates" section of the Wall Street Journal and interest will be payable in arrears on the last day of each month. The principal balances of the loans are scheduled to be repaid by June 10, 2000. However, Diamond may prepay any portion of the loans at any time without penalty or premium.

     Diamond will be required to repay the balance of the loans in the event Diamond sells substantially all of its assets, receives cash from any equity or subordinated debt offerings, merges with anyone other than S3 or a holder of a majority of its voting power prior to the merger, or experiences a change of control where more than 50% of its voting power is beneficially owned by an entity other than S3 or an affiliate of S3. In addition, S3 has the right to accelerate the loans upon an event of default, which includes any default under any contract between Diamond and S3 of an aggregate amount exceeding $2.0 million.

WARRANTS TO PURCHASE DIAMOND COMMON STOCK

     Diamond issued three common stock purchase warrants to S3 in connection with the loans by S3.

     The first warrant entitles S3 to purchase 1,165,501 shares of Diamond common stock at an exercise price of $4.29 per share. This warrant terminates on the later of June 10, 2000 or the date on which Diamond's indebtedness to S3 under the credit agreement is paid in full.

     The second warrant entitles S3 to purchase 1,196,172 shares of Diamond common stock at an exercise price of $4.18 per share. This warrant terminates on the later of June 15, 2000 or the date on which Diamond's indebtedness to S3 under the credit agreement is paid in full.

     The third warrant entitles S3 to purchase 2,236,198 shares of Diamond common stock at an exercise price of $4.471875 per share. This warrant terminates on the later of June 21, 2000 or the date on which Diamond's indebtedness to S3 under the Credit Agreement is paid in full.

     All three warrants will terminate earlier on the completion of transactions described in the warrants that involve generally the acquisition of more than 50% of the outstanding voting securities of S3 or the disposition of all or substantially all of S3's assets.

     As the holder of the warrants, S3 has registration rights pertaining to the shares of Diamond common stock issuable upon exercise of the warrants. Subject to the terms of the warrants, S3 may require Diamond to register those shares under the Securities Act or to include those shares in registration statements filed by Diamond.

ACQUISITION OF ONESTEP, LLC

     Because of Diamond's liquidity position and resulting cash constraints, which has resulted from its working capital requirements and continued investments in new product lines such as the Rio Internet audio players and HomeFree line of home networking products, in July 1999, Diamond
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

assigned its rights to acquire OneStep, LLC, to S3 and S3 acquired OneStep for approximately $10.0 million in cash. OneStep is a software development company that supplies the Rio Audio Manager for Diamond's Rio Internet audio players. Under its agreements with S3, Diamond is currently funding the operating expenses of OneStep and S3 has licensed to Diamond's wholly owned subsidiary, RioPort.com, Inc., OneStep's intellectual property. Diamond currently intends to carve out RioPort as an independently managed company funded by outside investors, while maintaining a substantial equity position in RioPort. At the same time as RioPort's planned venture capital financing, S3 intends to sell OneStep to RioPort in exchange for cash and shares of RioPort stock.

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                    COMPARATIVE PER SHARE MARKET PRICE DATA

     Diamond common stock is traded on the Nasdaq National Market under the symbol "DIMD." S3 common stock is traded on the Nasdaq National Market under the symbol "SIII."

     The following table sets forth, for the calendar quarters indicated, the high and low sale prices per share of S3 common stock and Diamond common stock as reported on the Nasdaq National Market.

                                                                 S3           DIAMOND
                                                               COMMON         COMMON
                                                                STOCK          STOCK
                                                             -----------    -----------
                                                             HIGH    LOW    HIGH    LOW
                                                             ----    ---    ----    ---
Year Ended December 31, 1997:
  First Quarter............................................   19 1/4  11 7/8  17      9 1/8
  Second Quarter...........................................   13 5/8   8 7/8   9 3/8   6 5/16
  Third Quarter............................................   18 1/16  10 1/4  12 5/8   6 3/4
  Fourth Quarter...........................................   13 3/8   4 3/4  13 7/8   8
Year Ended December 31, 1998:
  First Quarter............................................    8 7/16   4 3/4  16 9/16   8 13/16
  Second Quarter...........................................    8 1/4   4 61/64  15 1/2   5 11/16
  Third Quarter............................................    5 9/16   2 3/4   7 3/16   3 7/16
  Fourth Quarter...........................................    9 1/4   1 17/32   7 11/16   2 7/8
Year Ending December 31, 1999:
  First Quarter............................................    9 7/16   6 1/8  10 3/16   5 7/8
  Second Quarter...........................................    9 15/16   6    8 1/2   3 7/8
  Third Quarter (through August 13)........................   12 7/8   9 3/16   6 1/4   4 1/2

     S3 and Diamond have never paid cash dividends on their respective shares of capital stock. Under the merger agreement, each of S3 and Diamond has agreed not to pay cash dividends pending the consummation of the merger, without written consent of the other. If the merger is not consummated, the Diamond board presently intends that it would continue its policy of retaining all earnings to finance the expansion of its business. The S3 board presently intends to retain all earnings for use in its business and has no present intention to pay cash dividends before or after the merger.

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

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

     The following unaudited pro forma combined condensed financial statements consist of the S3 unaudited pro forma combined condensed statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999, and the S3 unaudited pro forma combined condensed balance sheet as of June 30, 1999.

WHAT THESE PRO FORMA STATEMENTS SHOW

     The S3 unaudited pro forma combined condensed financial statements give effect to the Diamond merger accounted for using the purchase method of accounting. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 assumes the Diamond merger took place on January 1, 1998. The unaudited pro forma combined condensed balance sheet assumes the Diamond merger took place on June 30, 1999.

BASIS OF PRESENTATION

     The S3 unaudited pro forma combined condensed financial statements reflect the Diamond merger accounted for using the purchase method of accounting and have been prepared on the basis of assumptions described in the notes including assumptions relating to the allocation of the consideration paid. The actual allocation of such consideration may differ from those assumptions reflected in the S3 unaudited pro forma combined condensed financial statements after valuations and other procedures to be performed after the closing of the Diamond merger is completed.

CHARGES FOR IN-PROCESS RESEARCH AND DEVELOPMENT

     S3 expects to incur charges to income related to in-process research and development currently estimated at $10.0 million as a result of the Diamond merger.

THESE PRO FORMA UNAUDITED COMBINED CONDENSED FINANCIAL STATEMENTS SHOULD BE READ WITH EACH COMPANY'S HISTORICAL FINANCIAL STATEMENTS

     The S3 unaudited pro forma combined condensed financial statements should be read in conjunction with the related notes included in this document and the audited financial statements of S3 and Diamond, including the notes to each, that are incorporated by reference in this document. The S3 unaudited pro forma combined condensed financial statements do not necessarily indicate what the actual operating results or financial position would have been had the Diamond merger taken place on June 30, 1999. They also do not purport to indicate S3's future results of operations or financial position.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  PRO FORMA            PRO FORMA
                                             S3       DIAMOND    ADJUSTMENTS   NOTES   COMBINED
                                          ---------   --------   -----------   -----   ---------
Net sales...............................  $ 224,639   $608,581    $ (4,987)     (7)    $ 828,233
Cost of sales...........................    226,711    541,894      (4,931)     (7)      763,674
                                          ---------   --------    --------             ---------
Gross margin (loss).....................     (2,072)    66,687         (56)               64,559
Operating expenses:
  Research and development..............     78,566     29,923                           108,489
  Selling, marketing, and
     administrative.....................     41,926     97,656                           139,582
  Other operating expense...............     41,335      2,939                            44,274
  Amortization of goodwill and other
     intangibles........................         --      2,587      (2,587)     (1)           --
                                                                    18,297      (6)       18,297
                                          ---------   --------    --------             ---------
  Total operating expenses..............    161,827    133,105      15,710               310,642
                                          ---------   --------    --------             ---------
Loss from operations....................   (163,899)   (66,418)    (15,766)             (246,083)
Gain on sale of joint venture...........     26,561         --                            26,561
Interest income.........................      7,253      2,930                            10,183
Interest expense........................     (6,235)    (2,653)                           (8,888)
Other expense...........................     (6,309)    (2,716)                           (9,025)
                                          ---------   --------    --------             ---------
Loss before income taxes and equity in
  income of manufacturing joint
  venture...............................   (142,629)   (68,857)    (15,766)             (227,252)
Benefit for income taxes................    (11,956)   (29,368)     17,036      (8)      (24,288)
                                          ---------   --------    --------             ---------
Loss before equity in income of
  manufacturing joint venture...........   (130,673)   (39,489)    (32,802)             (202,964)
Equity in income from manufacturing
  joint venture.........................     17,469         --          --                17,469
                                          ---------   --------    --------             ---------
Net loss................................  $(113,204)  $(39,489)   $(32,802)            $(185,495)
                                          =========   ========    ========             =========
Net loss per share amounts:
  Basic.................................  $   (2.22)  $  (1.13)                        $   (2.67)
  Diluted...............................      (2.22)     (1.13)                            (2.67)
Shares used in computing per share
  amounts:
  Basic.................................     51,078     34,863                            69,603
  Diluted...............................     51,078     34,863                            69,603

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                            PRO
                                                                     PRO FORMA             FORMA
                                                 S3      DIAMOND    ADJUSTMENTS   NOTES   COMBINED
                                              --------   --------   -----------   -----   --------
Net sales...................................  $101,553   $272,734    $ (4,326)     (7)    $369,961
Cost of sales...............................    74,749    223,740      (4,163)     (7)     294,326
                                              --------   --------    --------      ---    --------
Gross margin................................    26,804     48,994        (163)              75,635
Operating expenses:
  Research and development..................    35,487     14,222                           49,709
  Selling, marketing, and administrative....    16,331     45,581                           61,912
  Amortization of goodwill and other
     intangibles............................        --      2,178      (2,178)     (1)          --
                                                                        9,149      (6)       9,149
                                              --------   --------    --------             --------
  Total operating expenses..................    51,818     61,981       6,971              120,770
                                              --------   --------    --------             --------
Loss from operations........................   (25,014)   (12,987)     (7,134)             (45,135)
Gain on sale of joint venture...............     7,207         --                            7,207
Other income (expense)......................       440       (475)        250      (7)         215
                                              --------   --------    --------             --------
Loss before income taxes and equity in
  income of manufacturing joint venture.....   (17,367)   (13,462)     (6,884)             (37,713)
Benefit for income taxes....................        --     (4,039)      4,039      (8)          --
                                              --------   --------    --------             --------
Loss before equity in income of
  manufacturing joint venture...............   (17,367)    (9,423)    (10,923)             (37,713)
Equity in income from manufacturing joint
  venture...................................     4,588         --                            4,588
                                              --------   --------    --------             --------
Net loss....................................  $(12,779)  $ (9,423)   $(10,923)            $(33,125)
                                              ========   ========    ========             ========
Net loss per share amounts:
  Basic.....................................  $  (0.24)  $  (0.27)                        $  (0.47)
  Diluted...................................     (0.24)     (0.27)                           (0.47)
Shares used in computing per share amounts:
  Basic.....................................    52,510     35,370                           71,035
  Diluted...................................    52,510     35,370                           71,035

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                              AS OF JUNE 30, 1999
                                 (IN THOUSANDS)

                                                                     PRO FORMA            PRO FORMA
                                                S3       DIAMOND    ADJUSTMENTS   NOTES   COMBINED
                                             --------   ---------   -----------   -----   ---------
ASSETS
Current assets:
  Cash and equivalents.....................  $ 36,628   $  15,653                         $ 52,281
  Restricted cash..........................        --       4,750                            4,750
  Short-term investments...................    94,795       1,001                           95,796
  Accounts receivable, net.................    35,845     119,607    $  (3,025)    (7)     152,427
  Inventories, net.........................    17,440      46,504         (163)    (7)      63,781
  Prepaid taxes............................       139       6,691                            6,830
  Prepaid expenses and other...............    17,549       8,698                           26,247
  Deferred income taxes....................        --      54,075      (33,075)    (8)      21,000
                                             --------   ---------    ---------            --------
     Total current assets..................   202,396     256,979      (36,263)            423,112
  Property and equipment -- net............    17,315      29,017                           46,332
  Investment in joint venture..............    91,056          --                           91,056
  Other assets.............................    28,324       1,350      (10,000)    (7)      19,674
  Goodwill, net............................        --      24,157      (24,157)    (1)          --
                                                                       109,783     (5)     109,783
                                             --------   ---------    ---------            --------
          Total assets.....................  $339,091   $ 311,503    $  39,363            $689,957
                                             ========   =========    =========            ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt........  $     --   $  61,563    $ (10,000)    (7)    $ 51,563
  Accounts payable.........................    40,469      80,225       (3,025)    (7)     117,669
  Notes payable............................     9,600          --                            9,600
  Accrued liabilities......................    12,211      19,437       16,677     (2)      48,325
  Income taxes payable.....................        --       8,203                            8,203
  Deferred revenue.........................       703       2,125                            2,828
                                             --------   ---------    ---------     --     --------
     Total current liabilities.............    62,983     171,553        3,652     --      238,188
Long-term debt, net of current
  portion..................................        --       1,413                            1,413
Notes payable..............................     4,800                                        4,800
Other liabilities..........................    13,021          --                           13,021
Convertible subordinated notes.............   103,500          --                          103,500
Stockholders' equity
  Common stock.............................         5          36          (34)    (3)           7
  Additional paid-in capital...............   197,739     314,803     (130,394)    (3)     382,148
  Distributions in excess of net book
     value.................................        --     (56,775)      56,775     (3)          --
  Accumulated other comprehensive loss.....   (16,816)         --                          (16,816)
  Accumulated deficit......................   (26,141)   (119,527)     109,364     (4)     (36,304)
                                             --------   ---------    ---------            --------
     Total stockholders' equity............   154,787     138,537       35,711             329,035
                                             --------   ---------    ---------            --------
     Total liabilities and stockholders'
       equity..............................  $339,091   $ 311,503    $  39,363            $689,957
                                             ========   =========    =========            ========

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

     The S3 unaudited pro forma combined condensed financial statements give effect to S3's acquisition of Diamond through a merger and exchange of shares. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 reflect this transaction as if it had taken place on January 1, 1998. The unaudited pro forma combined condensed balance sheet gives effect to this transaction as if it had taken place on June 30, 1999.

     The Diamond merger will be accounted for using the purchase method of accounting. The unaudited pro forma combined condensed financial statements have been prepared on the basis of assumptions described in the following notes and include assumptions relating to the allocation of the consideration paid for the assets and liabilities of Diamond based on actual fair value. The actual allocation of such consideration may differ from that reflected in the pro forma combined condensed financial statements after valuations and other procedures to be performed after the closing of the Diamond acquisition has been completed.

     The S3 unaudited pro forma combined condensed financial statements reflect the issuance of 18,525,237 shares of S3 common stock to Diamond, which was based on Diamond's outstanding equivalent shares as of June 21, 1999 converted to S3 shares based on the exchange ratio of 0.52 S3 shares for each Diamond share. The fair value of "shares" was calculated by taking the fair value of the stock (fair value of $9.203 per share being determined as the average price of the S3 stock for a period three days before and after announcement of the merger) times the number of S3 shares to be issued.

     With respect to stock options exchanged as part of the Diamond combination, all vested Diamond options (2,441,939 shares) exchanged for vested S3 options based on the exchange ratio are included as part of the purchase price are based on their fair values. Any unvested Diamond options (3,094,867 shares) issued in exchange for unvested S3 options based on the exchange ratio are also included as part of the purchase price based on their fair value. The fair value of the options to be issued by S3 in exchange for the Diamond options was determined by estimating their fair value as of June 21, 1999 using the Black-Scholes option pricing model with the following weighted average assumptions:

     - risk free interest rate of 5.0%;

     - dividend yield of 0.0%;

     - expected option life of 0.5 years for vested options;

     - expected option life of 2.5 years for unvested options; and

     - volatility factor of the expected market price of S3 common stock of 0.83.

     The unaudited pro forma combined condensed financial statements have been prepared on the basis of assumptions described in the notes thereto and include assumptions relating to the allocation of the consideration paid for the assets and liabilities of Diamond based on their actual fair value. The actual allocation of such consideration may differ from that reflected in the pro forma financial statements after valuations and other procedures to be performed after the closing of the Diamond merger has been completed. Below is a table of the estimated acquisition cost, purchase price allocation and annual amortization of the intangible assets acquired (in thousands):

                                                                                        ANNUAL
                                                                   AMORTIZATION      AMORTIZATION
                                                                 LIVES (IN YEARS)   OF INTANGIBLES
                                                                 ----------------   --------------
Estimated acquisition cost
  Estimated value of securities to be issued
     Common stock...................................  $170,490
     Stock options..................................    13,921
  Acquisition costs.................................    16,677
                                                      --------
       Total estimated acquisition cost.............  $201,088
                                                      ========
Purchase price allocation
  Tangible net assets acquired......................  $ 81,305
  Intangible net assets acquired:
     Developed technology, assembled workforce, and
       goodwill.....................................   109,783         3-10            $18,297
     In-process research and development............    10,000
                                                      --------                         -------
       Total........................................  $201,088                         $18,297
                                                      ========                         =======

     Tangible net assets of Diamond acquired principally include cash, accounts receivable, inventory, fixed assets and deferred income taxes. Liabilities assumed principally include accounts payable, debt, accrued liabilities and income taxes payable.

     To determine the value of the developed technology, the expected future cash flows attributable to all existing technology was discounted, taking into account risks related to the characteristics and applications of the technology, existing and future markets, and assessments of the life cycle stage of the technology. The valuation of developed technology represents amounts which have reached technological feasibility and will therefore be capitalizable.

     The value of the assembled workforce was derived by estimating the costs to replace the existing employees, including recruiting, hiring and training costs for each category of employee.

     The value allocated to projects identified as in-process research and development of Diamond and its wholly owned subsidiaries will be charged to expense upon consummation of the combination but has not been reflected in the S3 unaudited pro forma combined condensed statements of operations as it is nonrecurring in nature. However, this charge has been reflected in the S3 unaudited pro forma combined condensed balance sheet.

     The write-off was necessary because the acquired in-process research and development had not yet reached technological feasibility and had no future alternative uses. S3 expects that the acquired in-process research and development will be successfully developed, but these products may not achieve commercial viability.

     The nature of the efforts required to develop the purchased in-process research and development into commercially viable products principally relate to the completion of all planning, designing, prototyping, verification and testing activities that are necessary to establish that the product can be produced to meet its design specifications, including functions, features and technical performance requirements.

     The value of the purchased in-process research and development was determined by estimating the projected net cash flows related to the products, including costs to complete the development of the technology and the future revenues to be earned upon commercialization of the products. These cash flows were then discounted back to their net present value. The projected net cash flows from the projects were based on management's estimates of revenues and operating profits related to the projects.

     Goodwill is determined based on the residual difference between the amount paid and the values assigned to identified tangible and intangible assets.

NOTE 2. PRO FORMA ADJUSTMENTS

     The S3 unaudited pro forma combined condensed financial statements give effect to the following pro forma adjustments:

     (1) To reflect the elimination of goodwill on Diamond's balance sheet, including related amortization in the pro forma combined condensed statements of operations.

     (2) To reflect the accrual of acquisition costs arising from the Diamond combination, estimated to be approximately $16.7 million consisting of:

        - $6.4 million of direct transaction costs, consisting primarily of legal, accounting and financial advisory services; and

        - Management is in the process of assessing and formulating its integration plans, which are expected to include involuntary employee separation benefits, and facilities consolidations. While the exact amount of the restructuring costs is not known, management believes that the costs approximate $10.3 million, consisting of approximately $9.3 million related to involuntary employee separation benefits and $1.0 million in facilities consolidations.

     (3) To reflect the elimination of Diamond's common stock, additional paid-in capital and distributions in excess of net book value and the issuance of S3 common stock and stock options of $184.4 million in connection with the combination.

     (4) To reflect the elimination of Diamond's accumulated deficit of $119.5 million, the write-off of in-process research and development of $10.0 million, and the elimination of intercompany profit in inventory of $0.2 million.

     (5) To reflect $109.8 million of other intangible assets recorded as a result of the combination.

     (6) To reflect amortization of goodwill, developed technology and assembled workforce related to the Diamond combination.

     (7) To eliminate the effect of the intercompany transactions between S3 and Diamond.

     (8) To lower net deferred tax assets to $21.0 million at June 30, 1999 and correspondingly adjust the tax expense in the pro forma combined condensed statements of operations. Reduction includes the impact of establishing deferred tax liabilities for intangibles recorded as a result of the combination and the establishment of additional valuation allowance against tax loss carryforwards due to ownership change restrictions imposed on the utilization of such carryforwards (Section 382 of Internal Revenue Code). The resulting net deferred tax asset represents the tax benefits realizable in the near future based on projected taxable income.

NOTE 3. PRO FORMA NET INCOME (LOSS) PER COMMON SHARE

     The unaudited pro forma basic and diluted net income (loss) per common share are based on the weighted average number of shares of S3 common stock outstanding during each period and the number of shares of S3 common stock to be issued in connection with the Diamond merger. Options outstanding have not been included in the computation of pro forma diluted net income (loss) per share because their effect would be antidilutive.

                        DESCRIPTION OF S3 CAPITAL STOCK

     The following summary of the current terms of the capital stock of S3 and the terms to be in effect assuming the approval by the S3 stockholders of the proposal to increase the number of authorized shares of S3 common stock from 120,000,000 to 175,000,000 is not meant to be complete and is qualified by reference to S3's restated certificate of incorporation and bylaws. Copies of S3's restated certificate of incorporation and bylaws are available to holders of shares of S3 common stock and Diamond common stock upon request. See "Where You Can Find More Information," on page 104.

AUTHORIZED CAPITAL STOCK

     Prior to approval of the proposal to increase the number of authorized shares of S3 common stock. Under S3's restated certificate of incorporation, S3's authorized capital stock consists of 120,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share, of which 500,000 shares are designated as series A participating preferred stock.

     Following approval of the proposal to increase the number of authorized shares of S3 common stock. If the proposal to increase the number of authorized shares of S3 common stock is approved by the S3 stockholders and the merger is completed, S3's restated certificate of incorporation will be amended to increase the authorized number of shares of S3 common stock to 175,000,000.

S3 COMMON STOCK

     S3 common stock outstanding. As of August 10, 1999, there were 53,593,677 shares of S3 common stock issued and outstanding. The outstanding shares of S3 common stock are, and the shares of S3 common stock issued pursuant to the merger will be, duly authorized, validly issued, fully paid and nonassessable.

     Voting rights. Each holder of S3 common stock is entitled to one vote for each share of S3 common stock held of record on the applicable record date on all matters submitted to a vote of stockholders. There are no cumulative voting rights, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

     Dividend rights; rights upon liquidation. The holders of S3 common stock are entitled to receive dividends out of assets legally available for dividends at times and in amounts as the S3 board of directors may determine. These dividend rights are subject to any preferential dividend rights granted to the holders of any outstanding S3 preferred stock. S3 has never paid cash dividends on shares of its capital stock. The S3 board presently intends to retain all earnings for use in its business and has no present intention to pay cash dividends before or after the merger.

     In the event of liquidation, dissolution or winding up of S3, each share of S3 common stock is entitled to share pro rata in any distribution of S3's assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding S3 preferred stock.

     Preemptive and other rights. Holders of S3 common stock have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities. There are no redemption or sinking fund provisions applicable to the S3 common stock.

S3 PREFERRED STOCK

     As of August 10, 1999, no shares of S3 preferred stock were issued or outstanding.

     S3's board of directors has the authority, without stockholder approval, to create and issue one or more series of preferred stock and to fix the number of shares, designations, preferences, powers and relative, participating, optional or other special rights of the shares of that series, and the qualifications or restrictions on those preferences or rights. The specific matters that may be determined by the board with respect to a series of preferred stock include:

     - the designation of the series;

     - the number of shares of the series;

     - the rate of dividends, if any;

     - whether dividends, if any, are cumulative or non-cumulative;

     - the terms of redemption, if any;

     - the amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of S3;

     - rights and terms of conversion or exchange, if any;

     - restrictions on the issuance of shares of the same series or any other series, if any; and

     - voting rights, if any.

     The series A participating preferred stock described below under "-- Stockholder Rights Plan" is a series of preferred stock that as been authorized by the S3 board.

     The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could decrease the amount of earnings and assets available for distribution to holders of S3 common stock or affect adversely the rights and powers, including voting rights, of the holders of S3 common stock. Also, the issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of S3 and may adversely affect the market price of S3 common stock. S3 has no current plans to issue any shares of preferred stock.

WARRANT AND REGISTRATION RIGHTS

     As of August 10, 1999, S3 had outstanding a warrant to purchase 1,000,000 shares of its common stock at an exercise price of $9.00 per share. The warrant has a net exercise provision under which the holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares, based on the fair market value of S3's common stock at the time of the exercise of the warrant, after deducting the aggregate exercise price. The warrant will expire in December 2000.

     If S3 proposes to register any of its securities under the Securities Act for its own account, holders of S3 common stock issued on exercise of the warrant are entitled to notice of the registration and are entitled to include their shares in the registration, provided, among other conditions, that the underwriters of any such offering have the right to limit the number of shares included in the registration. In addition, holders of at least 25% of the shares issued on exercise of the warrant may require S3 to prepare and file a registration statement under the Securities Act at its expense covering at least 15% of the shares entitled to registration rights. S3 is obligated to effect up to two of these stockholder-initiated registrations.

EFFECTS OF S3'S RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS AND THE DELAWARE ANTI-TAKEOVER LAW

     S3 is subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or other transaction resulting in financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock.

     S3's restated certificate of incorporation provides that S3's bylaws may be repealed or amended only by a two-thirds vote of S3's board of directors or a two-thirds stockholder vote. Further, the restated certificate of incorporation requires that all stockholder action be taken at a stockholder' meeting. In addition, those provisions of the restated certificate of incorporation may only be amended or repealed by the holders of at least two-thirds of the voting power of all the then-outstanding shares of stock entitled to vote generally for the election of directors, voting together as a single class.

     The provisions described above, together with the ability of S3's board of directors to issue preferred stock as described above under "-- S3 Preferred Stock" and S3's stockholder rights plan described below under "-- Stockholder Rights Plan," could have the following effects:

     - delaying, deferring or preventing a change in control;

     - delaying, deferring or preventing the removal of existing management;

     - deterring potential acquirers from making an offer to S3's stockholders; and

     - limiting any opportunity of S3's stockholders to realize premiums over prevailing market prices of S3 common stock in connection with offers by potential acquirers.

This could be the case even if a majority of S3's stockholders might benefit from such a change in control or offer.

TRANSFER AGENT AND REGISTRAR

     BankBoston, N.A. is the transfer agent and registrar for S3's common stock.

STOCKHOLDER RIGHTS PLAN

     S3's board of directors has adopted a stockholder rights plan. The rights issued under the plan are not now exercisable, and S3 does not know at this time whether they ever will be exercisable. Except as described below, each right, when exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of series A participating preferred stock at a price of $85.00, subject to adjustment.

     In general, until the rights are exercisable or are redeemed or exchanged or expire unexercised, each right is associated with and cannot be separated from the underlying share of S3 common stock on which the right was declared as a dividend. Accordingly, until the rights are separate from the S3 common stock, (1) each holder of outstanding shares of S3 common stock is also the holder of an equal number of rights, (2) any sale or other transfer of shares of S3 common stock by a holder thereof also will cause a transfer of the associated rights, and (3) no certificates will be issued to evidence ownership of the rights, but certificates for shares of S3 common stock will refer to the associated rights. Until a right is exercised, it confers no rights as a stockholder, including the right to vote or to receive dividends.

     The rights will separate from the S3 common stock if there is a "Distribution Date." A Distribution Date will occur on the earliest to happen of

     - a public announcement that someone has become an "Acquiring Person," meaning that the person (which can be an entity or group and including affiliated or associated persons or entities) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of S3 common stock, other than as a result of repurchases of stock by S3 or certain inadvertent actions by institutional or certain other stockholders, or

     - ten days, or later if determined by the S3 board, following the commencement of or a public announcement of an intention to make a tender offer or exchange offer that would result in someone becoming an Acquiring Person.

If a Distribution Date occurs, the rights will become exercisable and separately tradable, and S3 will issue certificates for the rights as soon as possible.

     The rights will expire on the earliest of (1) May 14, 2007, (2) consummation of a merger transaction with a person or group who acquired S3 common stock pursuant to a Permitted Offer (as defined below), and is offering in the merger the same price per share and form of consideration paid in the Permitted Offer, or (3) redemption or exchange of the rights by S3 as described below.

     The number of rights associated with each share of S3 common stock will be proportionately adjusted to prevent dilution in the event of a stock dividend on, or a subdivision, combination or reclassification of, the S3 common stock. The purchase price payable, and the number of shares of preferred stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution (1) in the event of a stock dividend on, or a subdivision, combination or reclassification of the preferred stock, (2) if holders of the preferred stock are granted certain rights or warrants to subscribe for preferred stock, certain convertible securities or securities having the same or more favorable rights, privileges and preferences as the preferred stock at less than the current market price of the preferred stock, or (3) if holders of the preferred stock are issued evidences of indebtedness or assets, excluding regular quarterly cash dividends out of earnings or retained earnings, or subscription rights or warrants other than those referred to above. With certain exceptions, no adjustments in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in the purchase price.

     The amount of preferred stock that the holder of a right is entitled to receive upon exercise of a right and the purchase price payable upon exercise of a right are both subject to adjustment. Initially, the purchase price is $85.00 per right. If no one has yet become an Acquiring Person, payment of the purchase price entitles the holder of a right to receive only one one-thousandth of a share of preferred stock. If someone has beomce become an Acquiring Person, however, and that fact has been publicly announced by S3 or the Acquiring Person, the rights will be adjusted as follows:

     - If S3 is involved in a merger or other business combination transaction or 50% or more of S3's assets or earning power are sold, each holder of a right other than an Acquiring Person will have the right to receive, upon the exercise of the right at the then current purchase price, a number of shares of common stock of the acquiring company which at the time of the transaction would have a market value of two times the purchase price.

     - If someone becomes an Acquiring Person, except pursuant to a tender offer or exchange offer approved by S3's board before the person becomes an Acquiring Person (a "Permitted Offer"), then each holder of a right will for a 60-day period (subject to extension under certain circumstances) have the right to receive upon exercise that number of shares of S3 common stock or, in certain circumstances, a combination of S3 common stock, property, other securities and/or a reduction in the exercise price of the right, having a market value of two times the purchase price.

If any of the events described in the prior two paragraphs occurs, any rights that are or were at any time after the Distribution Date owned by an Acquiring Person will immediately become null and void.

     At any time before there is an Acquiring Person, the S3 board of directors may act to redeem all of the rights at a price of $0.01 per right. After there is an Acquiring Person, the rights may be redeemed only in very limited circumstances. Upon redemption, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

     At any time after there is an Acquiring Person, but not after that person acquires 50% or more of the outstanding S3 common stock, the S3 board may exchange all or part of the then outstanding and exercisable rights (except for rights that have become void) for shares of S3 common stock at a rate of one share of S3 common stock (or substitute consideration) per right.

     The preferred stock purchasable upon exercise of the rights will be nonredeemable and junior to any other series of preferred stock S3 may issue, unless otherwise provided in the terms of that stock. Each share of preferred stock will have a preferential quarterly dividend in an amount equal to 1,000 times the dividend declared on each share of S3 common stock, but in no event less than $25.00. In the event of liquidation, the holders of shares of preferred stock will receive a preferred liquidation payment equal to the greater of $1,000 or 1,000 times the payment made per each share of S3 common stock. Each share of preferred stock will have 1,000 votes, voting together with the shares of S3 common stock. In the event of any merger, consolidation or other transaction in which shares of S3 common stock are exchanged, each share of preferred stock will be entitled to receive 1,000 times the amount and type of consideration received per share of S3 common stock. The rights of the preferred stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions. Fractional shares of preferred stock will be issuable; however, (1) S3 may elect to distribute depositary receipts in lieu of fractional shares and (2) in lieu of fractional shares other than fractions that are multiples of one one-thousandth of a share, an adjustment in cash will be made based on the market price of the preferred stock on the last trading date prior to the date of exercise.

     The description and terms of the rights are set forth in a rights agreement between S3 and BankBoston, N.A., the rights agent. S3 and the rights agent retain broad authority to amend the rights agreement; however, following any Distribution Date any amendment may not adversely affect the interests of holders of rights. This description of the rights in qualified in its entirety by reference to the rights agreement, which has been filed with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 104.

     The stockholder rights plan is intended to enhance the likelihood of continuity and stability in the composition of S3's board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of S3. The rights plan is designed to reduce the vulnerability of S3 to an unsolicited acquisition proposal and, accordingly, could discourage potential acquisition proposals and could delay or prevent a change in control of S3. The rights plan is also intended to discourage certain tactics that may be used in proxy fights but could, however, have the effect of discouraging others from making tender offers for S3's shares and, consequently, may also inhibit fluctuations in the market price of S3's shares that could result from actual or rumored takeover attempts. The rights plan may also have the effect of preventing changes in the management of S3. In general, the rights plan is likely to make an acquisition of S3 more difficult and expensive and could discourage potential acquirers.

                        COMPARISON OF STOCKHOLDER RIGHTS

     This section of the document describes certain differences between Diamond common stock and S3 common stock. While we believe that the description covers the material differences between the two, this summary may not contain all of the information that is important to you, including the certificates of incorporation and bylaws of each company. You should read this entire document and the other documents we refer to carefully for a more complete understanding of the differences between Diamond common stock and S3 common stock. You may obtain the information incorporated by reference into this document without charge by following the instructions in the section entitled "Where you can find more information" on page 104.

     After the merger, the holders of Diamond common stock who receive S3 common stock will become stockholders of S3. Because Diamond and S3 are both Delaware corporations, the Delaware General Corporation Law will continue to govern the rights of Diamond stockholders. The Diamond certificate of incorporation and the Diamond bylaws currently govern the rights of the stockholders of Diamond. As stockholders of S3, S3's restated certificate of incorporation and bylaws will instead govern their rights following the merger. The following paragraphs summarize certain differences between the rights of S3 stockholders and Diamond stockholders under the certificates of incorporation and bylaws of S3 and Diamond.

NUMBER OF DIRECTORS

     Diamond. Diamond's certificate of incorporation provides that the number of directors shall be fixed by the board either by a resolution or amendment to the bylaws adopted by a majority of the entire board. Diamond's bylaws provide that the number of directors shall be not less than six nor more than eleven. The exact number of directors currently specified in Diamond's bylaws is six.

     S3. The bylaws of S3 provide that the number of directors shall not be less than three nor more than nine, and the actual number of directors shall be set by resolution of the board. The S3 board currently consists of six members. The merger agreement requires S3 to cause its board of directors to consist of either five or seven directors upon the closing of the merger. To comply with the merger agreement, S3 intends to fix the number of S3 directors at seven.

BOARD VACANCIES

     Diamond. Vacancies may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director. However, a vacancy created by the removal of a director by the vote or written consent of the stockholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum), or by the unanimous written consent of all shares entitled to vote on the matter.

     S3. When vacancies or newly-created directorships result, these positions may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director.

TIMELINESS OF NOTICE TO BRING MATERIAL BEFORE ANNUAL MEETINGS OF STOCKHOLDERS

     Diamond. To be timely, a stockholder's notice must be delivered to or mailed and received by Diamond's corporate secretary not less than 90 days prior to the meeting. However, if the stockholders receive less than 100 days notice of the meeting, notice that a stockholder intends to bring material before the meeting must be received by Diamond within ten days of the day on which notice of the date of the meeting was given.

     S3. Stockholder's notice must be received at the principal executive offices of the corporation, no later than 50 days nor earlier than 75 days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the scheduled meeting is given or made to stockholders, S3 must receive the stockholder's notice by the earlier of (a) the close of business on the 15th day after the earlier of the day S3 mailed notice of the annual meeting date or provided public disclosure of the meeting date and (b) two days prior to the scheduled date of the annual meeting.

SPECIAL MEETINGS OF STOCKHOLDERS

     Diamond. A special meeting of the stockholders may be called at any time by:

     - the board of directors,

     - the chairman of the board,

     - the president,

     - the chief executive officer, or

     - one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

     A request in writing by any persons other than the board of directors must be delivered to the chairman of the board, the president, the chief executive officer or the secretary of the corporation. Notice will then be given to the stockholders entitled to vote not less than 35 nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after the receipt of the request, the person or persons requesting the meeting may give the notice.

     S3. Special meetings of the stockholders may be called only by the board of directors, the chairman of the board or the president.

STOCKHOLDER ACTION BY WRITTEN CONSENT

     Diamond. The Diamond bylaws provide that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action is signed by the holders of outstanding shares representing at least the number of votes required to take that action at a meeting.

     S3. The S3 charter and bylaws provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and not by written consent.

AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS

     Diamond. The Diamond certificate of incorporation may be amended by the affirmative vote of a majority of the outstanding stock entitled to vote thereon.

     The Diamond bylaws may be amended by the affirmative vote of shares representing a majority of votes present in person or by proxy and entitled to vote at a stockholder meeting. A majority of the Diamond board may also amend the bylaws.

     S3. Generally, the S3 certificate of incorporation may be amended by the affirmative vote of a majority of the outstanding stock entitled to vote thereon. However, the S3 restated certificate of incorporation provides that the affirmative vote of the holders of at least two-thirds of the voting power of all of the then issued and outstanding shares of stock entitled to vote generally, voting together as a single class, is required to amend provisions of the S3 restated certificate of incorporation relating to stockholder action, amendments to the bylaws and certificate of incorporation, and director exculpation and indemnification.

     The S3 bylaws may also be amended by the affirmative vote of two-thirds of the total number of authorized directors.

STOCKHOLDER RIGHTS PLANS

     Diamond. Diamond does not have a stockholder rights plan.

     S3. S3 currently has a stockholder rights plan. This plan is described above under "Description of S3 Capital Stock -- Stockholder Rights Plan" on page 88.

                   INFORMATION REGARDING BENEFICIAL OWNERSHIP
                  OF S3 PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth information concerning the beneficial ownership of common stock of S3 as of August 10, 1999 for the following:

     - each person or entity who is known by S3 to own beneficially more than 5% of the outstanding shares of S3's common stock;

     - each director of S3;

     - S3's Chief Executive Officer and each of S3's five other most highly compensated executive officers during 1998; and

     - all directors and executive officers of S3 as a group.

     The percentage ownership is based on 53,593,677 shares of S3 common stock outstanding as of August 10, 1999. All shares subject to options and warrants exercisable within 60 days after August 10, 1999 are deemed to be beneficially owned by the person or entity holding such options or warrants and to be outstanding solely for calculating such person's or entity's percentage ownership. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise noted, the address of each named beneficial owner is that of S3.

                                                               SHARES BENEFICIALLY
                                                                      OWNED
                                                              ---------------------
          DIRECTORS, OFFICERS AND 5% STOCKHOLDERS               NUMBER      PERCENT
          ---------------------------------------             ----------    -------
Kenneth F. Potashner(1).....................................   1,453,900      2.6%
Terry N. Holdt(1)...........................................     923,696      1.7
John C. Colligan(1).........................................      65,000        *
Robert P. Lee(1)............................................      80,000        *
Carmelo J. Santoro(1).......................................      68,536        *
Ronald T. Yara(1)...........................................     459,877        *
Walter D. Amaral(1).........................................     170,738        *
Paul G. Franklin(1).........................................     171,489        *
Daniel A. Karr(1)...........................................      73,338        *
All directors and executive officers as a group (9
  persons)..................................................   3,466,574      6.1
State of Wisconsin Investment Board(2)......................   4,165,000      7.8
  P.O. Box 7842 Madison, WI 53707

---------------

 *  Less than 1%.

(1) Includes shares issuable upon exercise of options within 60 days of August 10, 1999 as follows: Walter D. Amaral, 170,738; John C. Colligan, 65,000; Paul G. Franklin, 160,091; Terry N. Holdt, 691,378; Daniel A. Karr, 71,877; Robert P. Lee, 80,000; Kenneth F. Potashner, 1,431,900; Carmelo J. Santoro, 68,536; and Ronald T. Yara, 227,141.

(2) According to the Schedule 13G (Amendment No. 1), dated January 16, 1999, filed by the State of Wisconsin Investment Board, the State of Wisconsin Investment Board has sole voting power and sole dispositive power with respect to all shares listed in the table.

                   INFORMATION REGARDING BENEFICIAL OWNERSHIP
                OF DIAMOND PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth information concerning the beneficial ownership of common stock of Diamond as of August 10, 1999 for the following:

     - each person or entity who is known by Diamond to own beneficially more than 5% of the outstanding shares of Diamond's common stock;

     - each director of Diamond;

     - Diamond's Chief Executive Officer and each of Diamond's four other most highly compensated executive officers during 1998; and

     - all directors and executive officers of Diamond as a group.

     The percentage ownership is based on 35,820,591 shares of Diamond common stock outstanding as of August 10, 1999. All shares subject to options and warrants exercisable within 60 days after August 10, 1999 are deemed to be beneficially owned by the person or entity holding such options or warrants and to be outstanding solely for calculating such person's or entity's percentage ownership. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise noted, the address of each named beneficial owner is that of Diamond.


                                                               SHARES BENEFICIALLY
                                                                      OWNED
                                                              ---------------------
          DIRECTORS, OFFICERS AND 5% STOCKHOLDERS               NUMBER      PERCENT
          ---------------------------------------             ----------    -------
Chong-Moon Lee..............................................  1,954,757        5.5%
  26549 Taaffee Road
  Los Altos, California 94022
William J. Schroeder(1).....................................    703,818        2.0
Hyung Hwe Huh(2)............................................    317,758          *
C. Scott Holt...............................................     53,584          *
James M. Walker(3)..........................................    287,500          *
Dennis B. Praske(4).........................................    131,729          *
Bruce C. Edwards(5).........................................     43,125          *
Gregorio Reyes(6)...........................................     35,625          *
Jeffrey D. Saper(7).........................................     32,767          *
James Schraith(8)...........................................     11,250          *
Carl Neun(9)................................................     13,125          *
All executive officers and directors as a group (12
  persons)(10)..............................................  1,807,735        5.0
S3 Incorporated(11).........................................  4,597,871       11.4
  2841 Mission College Boulevard
  Santa Clara, CA 95054


-------------------------
  *  Less than 1%.

 (1) Includes 95,000 shares held by trusts for the benefit of family members, with respect to which Mr. Schroeder disclaims beneficial ownership.

 (2) Includes 76,771 shares held by Mr. Huh's son, Yun Huh, which shares may be deemed to be beneficially owned by Mr. Huh.

 (3) Includes an option to purchase 287,500 shares which are exercisable within sixty (60) days of August 10, 1999.

 (4) Includes an option to purchase 131,729 shares which are exercisable within sixty (60) days of August 10, 1999.

 (5) Includes an option to purchase 13,125 shares which are exercisable within sixty (60) days of August 10, 1999.

 (6) Includes an option to purchase 13,125 shares which are exercisable within sixty (60) days of August 10, 1999.

 (7) Does not include an aggregate of 6,172 shares held by certain investment partnerships associated with Mr. Saper's firm and of which he is a member. Mr. Saper disclaims beneficial ownership of such shares, except to the extent of his proportionate partnership interest therein. Includes an option to purchase 13,125 shares which are exercisable within sixty (60) days of August 10, 1999.

 (8) Includes an option to purchase 11,250 shares which are exercisable within sixty (60) days of August 10, 1999.

 (9) Includes an option to purchase 13,125 shares which are exercisable within sixty (60) days of August 10, 1999.


(10) Includes 3,216 shares held by Franz Fichtner; an option to purchase 100,000 shares held by Franz Fichtner, which are exercisable within sixty (60) days of August 10, 1999; 1,738 shares held by Wade Meyercord; an option to purchase 72,500 shares held by Wade Meyercord, which are exercisable within sixty (60) days of August 10, 1999.


(11) According to the Schedule 13D dated June 25, 1999, filed by S3 Incorporated, S3 Incorporated has sole voting power and sole dispositive power with respect to all shares listed in the table. All of these shares are issuable upon exercise of the warrants described under "Related Agreements -- Warrants to Purchase Diamond Common Stock" on page 75.

      CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following discussion summarizes the material United States federal income tax consequences of the merger. The discussion does not address all aspects of United States federal taxation that may be relevant to you, and it may not be applicable to Diamond stockholders who, for United States federal income tax purposes, are non-resident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates, or who acquired their Diamond common stock pursuant to the exercise of Diamond stock options or otherwise as compensation. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO YOU.

     This discussion is based on the Internal Revenue Code of 1986, as amended, regulations thereunder, current administrative rulings and practice, and judicial precedent, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to you as discussed in this proxy statement-prospectus. This discussion assumes that you hold your Diamond common stock as a capital asset within the meaning of section 1221 of the Internal Revenue Code.

     Neither S3 nor its wholly owned merger subsidiary is required to complete the merger unless S3 receives an opinion of Pillsbury Madison & Sutro LLP and Diamond is not required to complete the merger unless Diamond receives an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, in both cases based upon certain customary assumptions and representations made by S3 and Diamond, and to the effect that under currently applicable law for United States federal income tax purposes:

     - The merger will constitute a reorganization within the meaning of section 368(a) of the Internal Revenue Code and

     - S3, S3's wholly owned merger subsidiary and Diamond will each be a party to that reorganization within the meaning of section 368(b) of the Internal Revenue Code.

Each of Pillsbury Madison & Sutro LLP and Wilson Sonsini Goodrich & Rosati, Professional Corporation, has indicated that it expects to be able to deliver the foregoing opinion. No ruling has been or will be obtained from the Internal Revenue Service in connection with the merger. Opinions of counsel are not binding on the Internal Revenue Service or the courts.

     Based upon those opinions, the following will be the material federal income tax consequences of the merger:

     - You will recognize no gain or loss if you receive solely S3 common stock in exchange for shares of Diamond common stock you hold, except with respect to cash received instead of fractional shares of S3 common stock.

     - The aggregate adjusted tax basis of the shares of S3 common stock you receive in the merger (including any fractional share of S3 common stock deemed to be received by you, as described in paragraph 4, below), will be equal to the aggregate adjusted tax basis of the shares of Diamond common stock surrendered by you for the shares of S3 common stock.

     - The holding period of the shares of S3 common stock you receive in the merger (including any fractional share of S3 common stock deemed to be received by you, as described in paragraph 4, below), will include the holding period of the shares of Diamond common stock you exchange for the shares of S3 common stock.

     - If you receive cash in the merger instead of a fractional share of S3 common stock, you will be treated as if you received the fractional share in the merger and then S3 redeemed the fractional share in exchange for the cash. You will generally be required to recognize gain or loss equal to the difference between the amount of cash received and the portion of your adjusted tax basis in the shares of S3 common stock allocable to the fractional share.

     - Neither S3, S3's wholly owned merger subsidiary nor Diamond will recognize gain or loss solely as a result of the merger.

     THE DISCUSSION ABOVE IS A GENERAL DISCUSSION OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND IS INCLUDED FOR GENERAL INFORMATION ONLY. THIS DISCUSSION DOES NOT TAKE INTO ACCOUNT THE PARTICULAR FACTS AND CIRCUMSTANCES OF YOUR STATUS AND ATTRIBUTES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES ADDRESSED IN THIS DISCUSSION MAY NOT APPLY TO YOU. IN VIEW OF THE INDIVIDUAL NATURE OF INCOME TAX CONSEQUENCES, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU, INCLUDING THE APPLICATION AND EFFECT OF UNITED STATES FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL AND OTHER TAX LAWS.

                  ADDITIONAL MATTERS BEING SUBMITTED TO A VOTE
                            OF S3 STOCKHOLDERS ONLY

                                 PROPOSAL NO. 2

  PROPOSED AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF S3 COMMON
                                     STOCK

     S3's board of directors has approved and declared advisable the amendment of Article IV of the S3 restated certificate of incorporation to increase the number of authorized shares of S3 common stock from 120,000,000 to 175,000,000. S3's board of directors recommends that S3 stockholders approve this amendment. This amendment will become effective only if the issuance of S3 common stock in the merger is approved by S3 stockholders and the merger is completed.

     S3's board of directors believes that, if the merger is completed, it is in S3's best interests to increase the number of authorized shares of S3 common stock in order to have additional authorized but unissued shares available for issuance to meet business needs as they arise. The board of directors believes that the availability of such additional shares will help S3 attract and retain talented employees through the grant of stock options and other stock-based incentives. The board of directors also believes that the availability of such shares will provide S3 with the flexibility to issue S3 common stock for other proper corporate purposes which may be identified by the board of directors in the future, such as stock splits, stock dividends, financings or acquisitions. The issuance of additional shares of S3 common stock may have a dilutive effect on earnings per share and, for a person who does not purchase additional shares to maintain his or her pro rata interest, on a stockholder's percentage voting power.

     Although the merger agreement states that the approval of the proposed amendment to increase the number of authorized shares of S3 common stock from 120,000,000 to 175,000,000 is a condition to the closing of the merger, that condition may be waived by Diamond, and S3 currently has a sufficient number of authorized shares of S3 common stock to consummate the merger.

     S3's board of directors does not recommend this proposed amendment with the intent to use the ability to issue additional S3 common stock to discourage tender offers or takeover attempts. However, the availability of authorized S3 common stock for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of S3. Neither the management of S3 nor the board of directors is aware of any existing or planned effort on the part of any party to accumulate material amounts of S3 common stock or to acquire control of S3 by means of merger, tender offer, proxy contest or otherwise, or to change S3's management, nor is S3 aware of any offer by any person to acquire any material amount of S3 common stock or assets of S3.

     Of the 120,000,000 shares of S3 common stock currently authorized for issuance, approximately 66,400,000 shares are unissued as of August 10, 1999. However, approximately 59,500,000 of these shares are reserved for issuance pursuant to the merger agreement, S3's stock option and purchase plans, upon conversion of S3's outstanding 5 3/4% convertible subordinated notes and upon exercise of the warrant issued to Intel Corporation. The authorized shares of S3 common stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the board of directors may deem advisable without further action by S3 stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. S3's management has no arrangements, agreements, understandings or plans at the present time for the issuance or use of the additional shares of S3 common stock proposed to be authorized. Upon issuance, such shares will have the same rights as the outstanding shares of S3 common stock. Holders of S3 common stock do not have preemptive rights. The board of directors does not intend to issue any S3 common stock except on terms that the board deems to be in the best interests of S3 and its then-existing stockholders.

     The full text of Article IV, as that Article is proposed to be amended pursuant to this proposal, is set forth in Appendix D to this document.

                        VOTE REQUIRED AND EFFECTIVE DATE

     The affirmative vote of the holders of a majority of S3's outstanding common stock is required to approve this proposal. If the proposed amendment and the issuance of S3 common stock in the merger are approved by the stockholders, the proposed amendment to Article IV will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware amending S3's restated certificate of incorporation, which will occur as soon as reasonably practicable after completion of the merger.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND ARTICLE IV OF S3'S RESTATED CERTIFICATE OF INCORPORATION AS SET FORTH IN APPENDIX D.

                                 PROPOSAL NO. 3

                             ELECTION OF DIRECTORS

     The merger agreement requires S3 to cause its board of directors to consist of either five or seven directors upon the closing of merger. S3's board currently consists of six directors. To comply with the merger agreement, S3 intends to fix the number of S3 directors at seven, consisting of four present directors of S3 (namely, Kenneth F. Potashner, Terry N. Holdt, Carmelo J. Santoro and Robert P. Lee) and three directors designated by Diamond. John C. Colligan and Ronald T. Yara will resign from S3's board as of the closing of the merger. You are now being asked to elect three individuals nominated by Diamond to serve on the S3 board. These elections will take effect only if the merger is completed. Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. If any nominee is unable or declines to serve as director at the time of the S3 meeting, an event not now anticipated, proxies will be voted for any nominee designated by Diamond (after consultation with the S3 board) to fill the vacancy.

     Names of the nominees and biographical information about them are set forth below:

                  NAME                     AGE             PRINCIPAL OCCUPATION
                  ----                     ---             --------------------
William J. Schroeder.....................  55    Chairman of the Board, President and
                                                 Chief Executive Officer of Diamond
Gregorio Reyes...........................  58    Chairman of the Board of Sync Research
James T. Schraith........................  41    President and Chief Executive Officer of
                                                 ShareWave, Inc.

     Except as indicated below, each nominee has been engaged in the principal occupation set forth above during the past five years. There are no family relationships between any director, nominee for director, or executive officer of S3.

     Mr. Schroeder has served as Diamond's President and Chief Executive Officer and as a member of Diamond's board of directors since May 1994. He has served as Chairman of the Board of Directors of Diamond since 1998. Mr. Schroeder was employed by Conner Peripherals, Inc. from 1986 to 1994, initially as President and from 1989 as Vice Chairman of the Board of Directors. He was also President of Conner's New Products Group from 1989 to 1990, President of Archive Corporation (a Conner subsidiary) from January 1993 to November 1993, and Chief Executive

Officer of Arcada Software, Inc. (a Conner subsidiary) from November 1993 to May 1994. Mr. Schroeder is a director of Xircom, Inc., Sync Research, Inc. and CNF Transportation, Inc.

     Mr. Reyes has been a director of Diamond since January 1995. Mr. Reyes is Chairman of the Board of Sync Research. Mr. Reyes was Chairman of the Board and Chief Executive Officer of Sunward Technologies, Inc. from 1985 to August 1994. From 1986 to August 1990, Mr. Reyes was Chairman and CEO of American Semiconductor Equipment Technologies. Mr. Reyes is a director of C-Cube Microsystems as well as several other private companies.

     Mr. Schraith has been a director of Diamond since March 1998. Mr. Schraith is currently President and Chief Executive Officer of ShareWave, Inc., a company developing wireless home networking products. From October 1996 to January 1998, Mr. Schraith was Vice President and General Manager of the North America Division of Compaq Computer Corporation. Previously, Mr. Schraith was Chief Executive Officer and a director of the Cerplex Group, Inc. From 1987 to 1995, Mr. Schraith was employed at AST Research, Inc., most recently serving as President, Chief Operating Officer and Director. Mr. Schraith is also a director of Semtech Corporation and Digital Archaeology, Inc.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. SCHROEDER, REYES AND SCHRAITH AS DIRECTORS OF THE COMPANY.

                             STOCKHOLDER PROPOSALS

     Proposals of S3 stockholders that are intended to be presented by those stockholders at S3's 2000 annual meeting of stockholders must be received by the Secretary of S3 at its principal executive offices no later than December 14, 1999 so they may be included in S3's proxy statement and form of proxy relating to that meeting. A stockholder proposal not included in S3's proxy statement for the 2000 annual meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of S3 at the principal executive offices of S3 and otherwise complies with the provisions of S3's bylaws. To be timely, S3's bylaws provide that S3 must have received the stockholder's notice not less than 50 days nor more than 75 days prior to the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 65 days prior to the meeting date, S3 must receive the stockholder's notice by the earlier of (a) the close of business on the 15th day after the earlier of the day S3 mailed notice of the annual meeting date or provided public disclosure of the meeting date and (b) two days prior to the scheduled date of the annual meeting.

     Proposals of stockholders of Diamond that are intended to be presented by such stockholders at Diamond's 2000 Annual Meeting of Stockholders, in the event that the merger has not been consummated before then, must be received by the Secretary of Diamond no later than December 19, 1999 in order that they may be considered for inclusion in Diamond's proxy statement and form of proxy relating to that meeting.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the S3 common stock to be issued to Diamond stockholders pursuant to the merger and certain tax matters will be passed upon for S3 by Pillsbury Madison & Sutro LLP, Palo Alto and San Francisco, California. A partner of Pillsbury Madison & Sutro LLP holds an option to purchase 16,000 shares of S3 common stock. Certain tax matters will be passed upon for Diamond by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California, Diamond's outside legal counsel.

                                    EXPERTS

     The consolidated financial statements and schedule of S3 as of December 31, 1998, and for the year then ended have been incorporated by reference in this document in reliance upon the report of Ernst & Young LLP, independent auditors, incorporated by reference in this document which is based in part on the report of PricewaterhouseCoopers LLP, independent auditors, incorporated by reference in this document, given on the authority of said firms as experts in accounting and auditing.

     The consolidated financial statements of S3 Incorporated and its subsidiaries, except for the financial statements of United Semiconductor Corporation (S3's investment in which is accounted for by use of the equity method), as of December 31, 1997 and for each of the two years in the period ended December 31, 1997, incorporated by reference in this registration statement, and the related financial statement schedule also incorporated by reference in this registration statement, have been audited by Deloitte & Touche LLP as stated in their report incorporated by reference in this registration statement. The financial statements of United Semiconductor Corporation have been audited by PricewaterhouseCoopers LLP, as stated in their report incorporated by reference herein. Such consolidated financial statements of S3 and its subsidiaries are included herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. All of the foregoing firms are independent auditors.

     The consolidated financial statements incorporated in this document by reference to the Diamond Multimedia Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      DOCUMENTS INCORPORATED BY REFERENCE

     THIS DOCUMENT INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED IN OR DELIVERED WITH THIS DOCUMENT.

     All documents filed by S3 or Diamond under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this document and before the date of the S3 meeting and the Diamond meeting are incorporated by reference into and deemed to be a part of this document from the date of filing of those documents.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT, OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

     The following documents filed by Diamond with the Securities and Exchange Commission are incorporated by reference into this document:

     - Diamond's annual report on Form 10-K for the fiscal year ended December 31, 1998, as amended on April 28, 1999;

     - Diamond's quarterly reports on Form 10-Q for the quarters ended March 31 and June 30, 1999; and

     - Diamond's current report on Form 8-K filed on June 25, 1999.

     The following documents that were filed by S3 with the Securities and Exchange Commission are incorporated by reference into this document:

     - S3's annual report on Form 10-K for the year ended December 31, 1998;

     - S3's quarterly reports on Form 10-Q for the quarters ended March 31 and June 30, 1999; and

     - S3's current report on Form 8-K dated June 25, 1999.

                      WHERE YOU CAN FIND MORE INFORMATION

     The documents incorporated by reference into this document are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this document not including exhibits to the information unless those exhibits are specifically incorporated by reference into this document, to you, without charge, upon written or oral request. YOU SHOULD MAKE ANY REQUEST FOR DOCUMENTS BY SEPTEMBER 13, 1999 TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS.

REQUESTS FOR DOCUMENTS RELATING TO S3 SHOULD BE DIRECTED  REQUESTS FOR DOCUMENTS RELATING TO DIAMOND SHOULD BE
                          TO:                                                 DIRECTED TO:
--------------------------------------------------------  ----------------------------------------------------
    S3 Incorporated                                       Diamond Multimedia Systems, Inc.
    2841 Mission College Boulevard                        2880 Junction Avenue
    Santa Clara, California 95054                         San Jose, CA 95134
    (408) 588-8000                                        (408) 325-7000
    Attn: Walter D. Amaral                                Attn: James Walker

     We file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC:

Judiciary Plaza             Citicorp Center               Seven World Trade Center
Room 1024                   500 West Madison Street       13th Floor
450 Fifth Street, N.W.      Suite 1400                    New York, New York
Washington, D.C.            Chicago, Illinois

     Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding each of us. The address of the SEC website is http://www.sec.gov.

     S3 has filed a registration statement under the Securities Act with the SEC with respect to S3's common stock to be issued to Diamond stockholders in the merger. This document constitutes the prospectus of S3 filed as part of the registration statement. This document does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted as provided by the rules and regulations of the SEC. You may inspect and copy the registration statement at any of the addresses listed above, or may view a copy on the SEC's website.

     THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE S3 COMMON STOCK OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE THE OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN THAT JURISDICTION. NEITHER THE DELIVERY OF THIS DOCUMENT NOR ANY DISTRIBUTION OF SECURITIES MEANS, UNDER ANY CIRCUMSTANCES, THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED IN THIS DOCUMENT BY REFERENCE OR IN OUR AFFAIRS SINCE THE DATE OF THIS DOCUMENT. THE INFORMATION CONTAINED IN THIS DOCUMENT WITH RESPECT TO DIAMOND AND ITS SUBSIDIARIES WAS PROVIDED BY DIAMOND. THE INFORMATION CONTAINED IN THIS DOCUMENT WITH RESPECT TO S3 AND ITS SUBSIDIARIES WAS PROVIDED BY S3.

                                                                      APPENDIX A

                               AGREEMENT AND PLAN

                                   OF MERGER

                                    BETWEEN

                        DIAMOND MULTIMEDIA SYSTEMS, INC.

                                      AND

                                S3 INCORPORATED

                           DATED AS OF JUNE 21, 1999

                               TABLE OF CONTENTS

                                                                               PAGE
                                                                               ----
                                     ARTICLE I
                                    THE MERGER
SECTION 1.1      The Merger..................................................   A-1
SECTION 1.2      Conversion of Shares........................................   A-2
SECTION 1.3      Surrender and Payment.......................................   A-3
SECTION 1.4      Stock Options...............................................   A-4
SECTION 1.5      Adjustments.................................................   A-5
SECTION 1.6      Fractional Shares...........................................   A-5
SECTION 1.7      Withholding Rights..........................................   A-5
SECTION 1.8      Lost Certificates...........................................   A-6
                                    ARTICLE II
                            CERTAIN GOVERNANCE MATTERS
SECTION 2.1      Acquirer Board of Directors.................................   A-6
SECTION 2.2      Acquirer Officers...........................................   A-6
SECTION 2.3      Certificate of Incorporation of the Surviving Corporation...   A-6
SECTION 2.4      By-Laws of the Surviving Corporation........................   A-6
SECTION 2.5      Directors and Officers of the Surviving Corporation.........   A-6
                                    ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY
SECTION 3.1      Organization and Qualification..............................   A-7
SECTION 3.2      Capitalization..............................................   A-7
SECTION 3.3      Authority...................................................   A-8
SECTION 3.4      Governmental Authorization..................................   A-8
SECTION 3.5      Non-Contravention...........................................   A-9
SECTION 3.6      Subsidiaries................................................   A-9
SECTION 3.7      SEC Filings.................................................  A-10
SECTION 3.8      Financial Statements........................................  A-10
SECTION 3.9      Disclosure Documents........................................  A-10
SECTION 3.10     Absence of Certain Changes..................................  A-11
SECTION 3.11     No Undisclosed Material Liabilities.........................  A-11
SECTION 3.12     Litigation..................................................  A-12
SECTION 3.13     Taxes.......................................................  A-12
SECTION 3.14     Employee Benefit Plans......................................  A-12
SECTION 3.15     Compliance with Laws........................................  A-14
SECTION 3.16     Finders' or Advisors' Fees..................................  A-14
SECTION 3.17     Environmental Matters.......................................  A-14
SECTION 3.18     Labor Matters...............................................  A-14
SECTION 3.19     Title to Property...........................................  A-15
SECTION 3.20     Leaseholds..................................................  A-15
SECTION 3.21     Management Payments.........................................  A-15
SECTION 3.22     Intellectual Property.......................................  A-15
SECTION 3.23     Insurance...................................................  A-16
SECTION 3.24     Year 2000 Compliance........................................  A-16
SECTION 3.25     Opinion of Financial Advisor................................  A-16
SECTION 3.26     Tax Treatment...............................................  A-16
SECTION 3.27     Takeover Statutes...........................................  A-16

                                                                               PAGE
                                                                               ----
                                    ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF ACQUIRER
SECTION 4.1      Organization and Qualification..............................  A-17
SECTION 4.2      Capitalization..............................................  A-17
SECTION 4.3      Authority...................................................  A-18
SECTION 4.4      Governmental Authorization..................................  A-18
SECTION 4.5      Non-Contravention...........................................  A-18
SECTION 4.6      Subsidiaries................................................  A-19
SECTION 4.7      SEC Filings.................................................  A-19
SECTION 4.8      Financial Statements........................................  A-19
SECTION 4.9      Disclosure Documents........................................  A-20
SECTION 4.10     Absence of Certain Changes..................................  A-20
SECTION 4.11     No Undisclosed Material Liabilities.........................  A-21
SECTION 4.12     Litigation..................................................  A-21
SECTION 4.13     Taxes.......................................................  A-21
SECTION 4.14     Employee Benefit Plans......................................  A-22
SECTION 4.15     Compliance with Laws........................................  A-23
SECTION 4.16     Finders' or Advisors' Fees..................................  A-23
SECTION 4.17     Environmental Matters.......................................  A-23
SECTION 4.18     Labor Matters...............................................  A-23
SECTION 4.19     Title to Property...........................................  A-23
SECTION 4.20     Leaseholds..................................................  A-24
SECTION 4.21     Management Payments.........................................  A-24
SECTION 4.22     Intellectual Property.......................................  A-24
SECTION 4.23     Insurance...................................................  A-24
SECTION 4.24     Year 2000 Compliance........................................  A-24
SECTION 4.25     Opinion of Financial Advisor................................  A-25
SECTION 4.26     Tax Treatment...............................................  A-25
                                     ARTICLE V
                             COVENANTS OF THE COMPANY
SECTION 5.1      Conduct of Business of the Company..........................  A-25
SECTION 5.2      No Solicitation.............................................  A-26
                                    ARTICLE VI
                               COVENANTS OF ACQUIRER
SECTION 6.1      Conduct of Business of Acquirer.............................  A-27
SECTION 6.2      No Solicitation.............................................  A-28
SECTION 6.3      Indemnification.............................................  A-29
SECTION 6.4      NNM Listings................................................  A-30
                                    ARTICLE VII
                       COVENANTS OF ACQUIRER AND THE COMPANY
SECTION 7.1      Access to Information.......................................  A-30
SECTION 7.2      Registration Statement and Proxy Statement..................  A-30
SECTION 7.3      Stockholders' Meetings......................................  A-31
SECTION 7.4      Reasonable Efforts; Other Actions...........................  A-31
SECTION 7.5      Public Announcements........................................  A-31
SECTION 7.6      Notification of Certain Matters.............................  A-31

                                                                               PAGE
                                                                               ----
SECTION 7.7      Expenses....................................................  A-32
SECTION 7.8      Affiliates..................................................  A-32
SECTION 7.9      Certain Benefit Plans.......................................  A-32
SECTION 7.10     Formation of Merger Subsidiary..............................  A-33
                                   ARTICLE VIII
                             CONDITIONS TO THE MERGER
SECTION 8.1      Conditions to the Obligations of Each Party.................  A-33
SECTION 8.2      Conditions to the Obligations of Acquirer and Merger
                 Subsidiary..................................................  A-33
SECTION 8.3      Conditions to the Obligations of the Company................  A-34
                                    ARTICLE IX
                                    TERMINATION
SECTION 9.1      Termination.................................................  A-35
SECTION 9.2      Termination by Acquirer.....................................  A-35
SECTION 9.3      Termination by the Company..................................  A-36
SECTION 9.4      Procedure for Termination...................................  A-37
SECTION 9.5      Effect of Termination.......................................  A-37
                                     ARTICLE X
                                   MISCELLANEOUS
SECTION 10.1     Notices.....................................................  A-38
SECTION 10.2     Non-Survival of Representations and Warranties..............  A-39
SECTION 10.3     Amendments; No Waivers......................................  A-39
SECTION 10.4     Successors and Assigns......................................  A-39
SECTION 10.5     Governing Law...............................................  A-39
SECTION 10.6     Jurisdiction................................................  A-39
SECTION 10.7     Waiver of Jury Trial........................................  A-40
SECTION 10.8     Counterparts; Effectiveness.................................  A-40
SECTION 10.9     Entire Agreement............................................  A-40
SECTION 10.10    Captions....................................................  A-40
SECTION 10.11    Severability................................................  A-40

SCHEDULES
SCHEDULE 1.4     Company Stock Option Plans
SCHEDULE         Required Third Party Consents
  8.1(d)

EXHIBITS
EXHIBIT 7.8      Form of Affiliate Agreement

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of June 21, 1999, (the "AGREEMENT"), by and between DIAMOND MULTIMEDIA SYSTEMS, INC., a Delaware corporation (the "COMPANY") and S3 INCORPORATED, a Delaware corporation ("ACQUIRER").

                                    RECITALS

     WHEREAS, Acquirer will cause a wholly owned Delaware corporation to be formed as soon as practicable following the date hereof ("MERGER SUBSIDIARY");

     WHEREAS, the respective Boards of Directors of Acquirer and the Company have approved this Agreement, and deem it advisable and in the best interests of each corporation and its respective stockholders to consummate the merger of Merger Subsidiary with and into the Company upon the terms and subject to the conditions of this Agreement;

     WHEREAS, pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of the Company shall be converted into the right to receive shares of voting common stock of Acquirer, and all outstanding options to purchase shares of common stock of the Company shall be assumed by Acquirer;

     WHEREAS, it is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE") and be accounted for as a purchase transaction; and

     WHEREAS, each of the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby:

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1 The Merger. (a) In accordance with the provisions of this Agreement and the General Corporation Law of the State of Delaware (the "DELAWARE LAW"), at the Effective Time, Merger Subsidiary shall be merged (the "MERGER") with and into the Company, whereupon the separate existence of Merger Subsidiary shall cease and the Company shall be the surviving corporation (hereinafter sometimes called the "SURVIVING CORPORATION") in the Merger and a wholly owned subsidiary of Acquirer.

     (b) As soon as practicable after but no later than two business days following satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Merger Subsidiary shall file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger (the "EFFECTIVE TIME").

     (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, property, powers and franchises and be subject to all of the restrictions, disabilities, debts and duties of the Company and Merger Subsidiary, all as provided under the Delaware Law.

     (d) Unless this Agreement is earlier terminated pursuant to Section 9, the closing of the Merger (the "CLOSING") shall take place at the offices of Pillsbury Madison & Sutro LLP, 2550 Hanover Street, Palo Alto, California as soon as practicable, but in any event within two business days after the day on which the last to be fulfilled or waived of the conditions set forth in Article VIII (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions) shall be fulfilled or waived in accordance with this Agreement or at such other time, place and date as is mutually agreed to in writing by the parties hereto. The date of the Closing is referred to in this Agreement as the "CLOSING DATE."

     SECTION 1.2 Conversion of Shares. (a) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

          (i) Each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted, and such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Subsidiary shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with this Section 1.2(a)(i).

          (ii) Each share of common stock, par value $.001 per share, of the Company (a "COMPANY SHARE") held by the Company as treasury stock or owned by Acquirer or any subsidiary of Acquirer, shall be cancelled, and no payment shall be made with respect thereto.

          (iii) Each Company Share outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 1.2(a)(ii), by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 0.52 share (the "EXCHANGE RATIO") of validly issued, fully paid and nonassessable common stock, par value $.0001 per share, of Acquirer ("ACQUIRER COMMON STOCK").

     (b) From and after the Effective Time, all Company Shares converted in accordance with Section 1.2(a)(iii) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Company Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration (as defined below), as applicable, and any dividends payable pursuant to Section 1.3(f).

     (c) The Acquirer Common Stock to be received as consideration pursuant to the Merger by each holder of Company Shares (together with cash in lieu of fractional shares of Acquirer Common Stock as specified below) is referred to herein as the "MERGER CONSIDERATION."

     (d) For purposes of this Agreement, the word "SUBSIDIARY" when used with respect to any Person means any other Person, whether incorporated or unincorporated, of which (i) more than fifty percent (50%) of the securities or other ownership interests or (ii) securities or other interests having by their terms ordinary voting power to elect more than fifty percent (50%) of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly owned or controlled by such Person or by any one or more of its Subsidiaries. For purposes of this Agreement, "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

     SECTION 1.3 Surrender and Payment. (a) Prior to the Effective Time, Acquirer shall appoint an agent reasonably acceptable to the Company (the "EXCHANGE AGENT") for the purpose of exchanging certificates representing Company Shares (the "CERTIFICATES") for the Merger Consideration. Acquirer will make available to the Exchange Agent, as needed, the Merger Consideration to be paid in respect of the Company Shares. Promptly after the Effective Time, Acquirer will send, or will cause the Exchange Agent to send, to each holder of record at the Effective Time of Company Shares a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) in such form as the Company and Acquirer may reasonably agree, for use in effecting delivery of Company Shares to the Exchange Agent.

     (b) Each holder of Company Shares that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, will be entitled to receive the Merger Consideration in respect of the Company Shares represented by such Certificate. Until so surrendered, each such Certificate shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration.

     (c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (d) After the Effective Time, there shall be no further registration of transfers of Company Shares. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article I.

     (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.3(a) that remains unclaimed by the holders of Company Shares one year after the Effective Time shall be returned to Acquirer, upon demand, and any such holder who has not exchanged such holder's Company Shares for the Merger Consideration in accordance with this Section 1.3 prior to that time shall thereafter look only to Acquirer for payment of the Merger Consideration in respect of such holder's Company Shares. Notwithstanding the foregoing, Acquirer shall not be liable to any holder of Company Shares for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (f) No dividends or other distributions with respect to Acquirer Common Stock issued in the Merger shall be paid to the holder of any unsurrendered Certificates until such Certificates are surrendered as provided in this Section
1.3. Subject to the effect of applicable laws, following such surrender, there shall be paid, without interest, to the record holder of the Acquirer Common Stock issued in exchange therefor (i) at the time of such surrender, all dividends and other distributions payable in respect of such Acquirer Common Stock with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such Acquirer Common Stock with a record date after the Effective Time but with a payment date subsequent to such surrender. For purposes of dividends or other distributions in respect of Acquirer Common

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Stock, all Acquirer Common Stock to be issued pursuant to the Merger (but not options therefor issued pursuant to Section 1.4 unless actually exercised at the Effective Time) shall be entitled to dividends pursuant to the immediately preceding sentence as if issued and outstanding as of the Effective Time.

     SECTION 1.4 Stock Options. (a) At the Effective Time, each outstanding option to purchase Company Shares (a "COMPANY STOCK OPTION") granted under the Company's plans identified in the Schedule 1.4 as being the only compensation or benefit plans or agreements pursuant to which Company Shares may be issued (collectively, the "COMPANY STOCK OPTION PLANS"), whether vested or not vested, shall be deemed assumed by Acquirer and shall thereafter be deemed to constitute an option to acquire, on the same terms and conditions (including any provisions for acceleration) as were applicable under such Company Stock Option prior to the Effective Time (in accordance with the past practice of the Company with respect to interpretation and application of such terms and conditions), the number (rounded down to the nearest whole number) of shares of Acquirer Common Stock determined by multiplying (x) the number of Company Shares subject to such Company Stock Option immediately prior to the Effective Time by (y) the Exchange Ratio, at a price per share of Acquirer Common Stock (rounded up to the nearest whole cent) equal to (A) the exercise price per Company Share otherwise purchasable pursuant to such Company Stock Option divided by (B) the Exchange Ratio. The parties intend that the conversion of the Company Stock Options hereunder will meet the requirements of Section 424(a) of the Code and this
Section 1.4(a) shall be interpreted consistent with such intention. Subject to the terms of the Company Stock Options and the documents governing such Company Stock Options, the Merger will not terminate or accelerate any Company Stock Option or any right of exercise, vesting or repurchase relating thereto with respect to Acquirer Common Stock acquired upon exercise of such assumed Company Stock Option. Holders of Company Stock Options will not be entitled to acquire Company Shares after the Merger. In addition, prior to the Effective Time, the Company will make any amendments to the terms of such stock option or compensation plans or arrangements that are necessary to give effect to the transactions contemplated by this Section 1.4. Promptly following the Effective Time, Acquirer will issue to each holder of an outstanding Company Stock Option a document evidencing the foregoing assumption of such Company Stock Option by Acquirer.

     (b) Acquirer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Acquirer Common Stock for delivery pursuant to the terms set forth in this Section 1.4.

     (c) At the Effective Time, each outstanding purchase right with respect to all open offering periods under the Company's Employee Stock Purchase Plan (each an "ASSUMED PURCHASE RIGHT") shall be assumed by Parent. Each Assumed Purchase Right shall continue to have, and be subject to, the terms and conditions set forth in the Company's Employee Stock Purchase Plan and the documents governing the Assumed Purchase Right, except that the purchase price of such shares of Acquirer Common Stock for each respective purchase date under each Assumed Purchase Right shall be the lower of (i) the quotient determined by dividing eighty-five percent (85%) of the fair market value of the Company Common Stock on the offering date of each assumed offering period by the Exchange Ratio or
(ii) eighty-five percent (85%) of the fair market value of the Acquirer Common Stock on each purchase date of each assumed offering period occurring after the Effective Time (with the number of shares rounded down to the nearest whole share and the purchase price rounded up to the nearest whole cent). The Assumed Purchase Rights shall be exercised at such times following the Effective Time as set forth in the Company's Employee Stock Purchase Plan, and each participant shall, accordingly, be issued shares of Acquirer Common Stock at such times. The Company's Employee Stock Purchase Plan shall terminate with the exercise of the last Assumed Purchase Right, and no additional purchase rights shall be granted under the Company's Employee Stock Purchase Plan following the Effective Time. Acquirer agrees that from and after the Effective

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Time, employees of the Company may participate in Acquirer's employee stock purchase plan, subject to the terms and conditions of such plan.

     (d) At the Effective Time, each award or account (including restricted stock, stock equivalents and stock units, but excluding Company Stock Options and Assumed Purchase Rights) outstanding as of the date hereof ("COMPANY AWARD") that has been established, made or granted under any employee incentive or benefit plans, programs or arrangements and non-employee director plans maintained by the Company on or prior to the date hereof which provide for grants of equity-based awards or equity-based accounts shall be amended or converted into a similar instrument of Acquirer, in each case with such adjustments to the terms and conditions of such Company Awards as are appropriate to preserve the value inherent in such Company Awards with no detrimental effects on the holders thereof. The other terms and conditions of each Company Award, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms and conditions, including any provisions for acceleration (as such terms and conditions have been interpreted and applied by the Company in accordance with its past practice).

     (e) At the Effective Time, Acquirer shall file with the Securities and Exchange Commission (the "SEC") a registration statement on an appropriate form or a post-effective amendment to a previously filed registration statement under the Securities Act of 1933, as amended (the "1933 ACT"), with respect to the Acquirer Common Stock subject to options and other equity-based awards issued pursuant to this Section 1.4, and shall use all commercially reasonable efforts to maintain the current status of the prospectus contained therein, as well as comply with any applicable state securities or "blue sky" laws, for so long as such options or other equity-based awards remain outstanding.

     SECTION 1.5 Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Acquirer or the Company (other than as contemplated in Section 3.2 or Section 4.2 or permitted under this Agreement) shall occur, including, without limitation, by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration shall be appropriately adjusted.

     SECTION 1.6 Fractional Shares. (a) No fractional shares of Acquirer Common Stock shall be issued in the Merger. All fractional shares of Acquirer Common Stock that a holder of Company Shares would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive from the Exchange Agent, in lieu thereof, an amount in cash determined by multiplying the closing price of one share of Acquirer Common Stock on the Nasdaq National Market ("NNM") on the Closing Date by the fraction of a share of Acquirer Common Stock to which such holder would otherwise have been entitled. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting problems that would otherwise be caused by the issuance of fractional shares. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Acquirer, and Acquirer shall deposit or cause to be deposited with the Exchange Agent such amount and shall cause the Exchange Agent to make available such amounts to such holders of fractional interests without interest.

     SECTION 1.7 Withholding Rights. Each of the Surviving Corporation and Acquirer shall be entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to this Article I such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. To the extent that

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amounts are so withheld by the Surviving Corporation or Acquirer, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Shares in respect of which such deduction and withholding was made by the Surviving Corporation or Acquirer, as the case may be.

     SECTION 1.8 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond, in such reasonable amount as the Exchange Agent may direct, as indemnity against any claim that may be made against it, the Surviving Corporation or the Exchange Agent with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the Company Shares represented by such Certificate as contemplated by this
Article I.

                                   ARTICLE II

                           CERTAIN GOVERNANCE MATTERS

     SECTION 2.1 Acquirer Board of Directors. At the Effective Time, Acquirer shall cause the Board of Directors of Acquirer to consist of either five or seven directors (with the total number of directors to be established by Acquirer), a majority of one of whom shall be directors of Acquirer prior to the Effective Time and the remainder of whom shall be directors designated by the Company after consultation with the Acquirer (the "COMPANY BOARD DESIGNEES").

     SECTION 2.2 Acquirer Officers. The officers of the Acquirer after the Effective Time shall be determined by the Board of Directors of the Acquirer immediately after the Effective Time, following consultation between the respective Chief Executive Officers of Acquirer and the Company, except that Mr. Kenneth F. Potashner shall be the Chairman and Chief Executive Officer of Acquirer and Mr. William J. Schroeder shall be offered the position of President and Chief Operating Officer of Acquirer, to hold office from and after the Effective Time (assuming such individuals desire to continue in such positions as of such date) until their respective successors are duly appointed and qualify in the manner provided in the By-Laws of the Acquirer or as otherwise provided by law or their earlier resignation or removal.

     SECTION 2.3 Certificate of Incorporation of the Surviving Corporation. The certificate of incorporation of Merger Subsidiary in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

     SECTION 2.4 By-Laws of the Surviving Corporation. Subject to Section 6.3, the by-laws of Merger Subsidiary in effect at the Effective Time shall be the by-laws of the Surviving Corporation until amended in accordance with applicable law.

     SECTION 2.5 Directors and Officers of the Surviving Corporation. Subject to Section 6.3, from and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation, and (b) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

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                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as disclosed in a letter delivered by the Company to Acquirer immediately prior to the execution of this Agreement and signed by a duly authorized officer of the Company (the "COMPANY DISCLOSURE LETTER"), the Company represents and warrants to Acquirer as follows:

     SECTION 3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its respective properties and to carry on its business as now being conducted.

     The Company is qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the nature of its business requires such qualification, except where the failure to be so qualified or in good standing which, taken together with all other such failures, would not have a Material Adverse Effect on the Company. For purposes of this Agreement, the term "MATERIAL ADVERSE EFFECT" means, when used in connection with the Company or Acquirer, as the case may be, any change, violation, inaccuracy, circumstance or effect that is materially adverse to the business, properties, assets (including intangible assets), liabilities, capitalization or financial condition of either party and its Subsidiaries, taken as a whole, as the case may be; provided, however, that the following shall not be taken into account in determining whether there has been or could or would be a "Material Adverse Effect" on or with respect to a party: (i) any occurrences relating to the economy of the United States in general or the economies in which such entity operates or the multimedia and connectivity products for personal computer industry in general and not specifically relating to such party, (ii) the delay or cancellation of orders for such party's products from customers or distributors (or other resellers) directly attributable to the announcement of this Agreement or the pendency of the Merger, (iii) the lack of or delay in availability of components or raw materials from such party's suppliers directly attributable to the announcement of this Agreement or the pendency of the Merger, (iv) any litigation brought or threatened against a party or any officer or member of the Board of Directors of such party in respect of this Agreement or the Merger (including any stockholder class action litigation arising from allegations or a breach of fiduciary duty relating to this Agreement), (v) the loss of employees as a result of reductions in force that are mutually agreed upon by the Company and Acquirer, (vi) the loss of employees with titles of director or officer in an amount not in excess of fifteen percent (15%) of the number of such employees as of the date of this Agreement or the loss of employees with titles other than director or officer in an amount not in excess of fifteen percent (15%) of the number of such employees as of the date of this Agreement (excluding in each case employees lost pursuant to reductions in force described in clause (v) and in the case of employees with titles of director or officer losses resulting solely from a failure by Acquirer to offer commercially reasonable retention incentives to such employees prior to the Closing), and (vii) changes in trading prices for such party's securities.

     The Company has made available to Acquirer true and complete copies of the Company's certificate of incorporation and by-laws, as amended to the date hereof.

     SECTION 3.2 Capitalization. The authorized capital stock of the Company consists of 75,000,000 Company Shares and 8,000,000 shares of Preferred Stock, par value $.001 per share, all of which shares of Preferred Stock have not been designated. As of May 31, 1999, (i) 35,573,024 Company Shares were issued and outstanding, (ii) no shares of Preferred Stock were fissued and outstanding,
(iii) no Company Shares were held in the treasury of the Company or any of its Subsidiaries, and (iv) 9,891,497 Company Shares are reserved for issuance pursuant to the Company Option Plans, of which stock options to purchase 8,650,905 Company Shares have been granted (of

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which options to purchase an aggregate of 1,954,324 shares were exercisable). As of May 31, 1999, 1,050,000 Company Shares were reserved under the Company's Employee Stock Purchase Plan, of which 649,422 have been granted. All the outstanding shares of the Company's capital stock are, and all Company Shares that may be issued pursuant to the exercise of outstanding employee stock options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable. Except as disclosed in the Company Disclosure Letter and except for changes since the close of business on May 31, 1999 resulting from the exercise of employee stock options outstanding on such date or options granted as permitted by Section 5.1, there are outstanding (x) no shares of capital stock or other voting securities of the Company, (y) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (z) no options, warrants or other rights to acquire from the Company, and no preemptive or similar rights, subscription or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the capital stock of the Company, obligating the Company to issue, transfer or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or obligating the Company to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in clauses (x), (y) and (z) being referred to collectively as the "COMPANY SECURITIES"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company or any agreements, arrangements, or other understandings to which the Company or any of its Subsidiaries is a party or by which it is bound that will limit in any way the solicitation of proxies by or on behalf of the Company from, or the casting of votes by, the stockholders of the Company with respect to the Merger.

     SECTION 3.3 Authority. The Company has full corporate power and authority to execute and deliver this Agreement and, subject to the requisite approval of its stockholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Company's Board of Directors, and other than the requisite approval by its stockholders, no other corporate proceedings are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a legal, valid and binding agreement of the other parties hereto, it constitutes a legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     SECTION 3.4 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company require no consent of, or filing with, any governmental body, agency, official or authority other than (a) the filing of a certificate of merger in accordance with Delaware Law, (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"), (c) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "EXCHANGE ACT"), (d) compliance with any applicable requirements of the 1933 Act and state securities laws, and (e) other actions or filings which if not taken or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                                       A-8
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     SECTION 3.5  Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (a) assuming compliance with the matters referred to in Section 3.3, contravene or conflict with the certificate of incorporation or by-laws of the Company, (b) assuming compliance with the matters referred to in Section 3.4, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any of its Subsidiaries, (c) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any of its Subsidiaries or to a loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by the Company or any of its Subsidiaries, or (d) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except for such contraventions, conflicts or violations referred to in clause
(b) or defaults, rights of termination, cancellation or acceleration, or losses or Liens referred to in clause (c) or (d) that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. For purposes of this Agreement, "LIEN" means, with respect to any asset of the Company or Acquirer, as the case may be, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset other than any such mortgage, lien, pledge, charge, security interest or encumbrance (i) for Taxes (as defined in Section 3.13) not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Company Balance Sheet or the Acquirer Balance Sheet (as such terms are defined in Sections 3.8 and 4.8, respectively), as the case may be) or (ii) which is a carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like lien arising in the ordinary course of business. Except as disclosed in the Company Disclosure Letter, neither the Company nor any Subsidiary of the Company is a party to any agreement that expressly limits the ability of the Company or any Subsidiary of the Company, or would limit Acquirer or any Subsidiary of Acquirer after the Effective Time, to compete in or conduct any line of business or compete with any Person or in any geographic area or during any period of time except to the extent that any such limitation, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Acquirer after the Effective Time.

     SECTION 3.6 Subsidiaries. Each of the Company's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company. Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "1998 10-K"), as filed with SEC, lists the only Subsidiaries of the Company at December 31, 1998, and all Subsidiaries of the Company thereafter formed or acquired are listed in the Company Disclosure Letter. All of the outstanding shares of capital stock of the Subsidiaries are validly issued, fully paid and nonassessable and, other than directors' qualifying shares in the case of foreign Subsidiaries, are owned by the Company or by a wholly owned Subsidiary of the Company free and clear of all material liens, claims, charges or encumbrances, and there are no irrevocable proxies with respect to such shares. Except as set forth in the Company Disclosure Letter and except for the capital stock of its Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture, limited liability company or other entity which is material to the business of the Company and its Subsidiaries, taken as a whole. There are no material restrictions on the Company to vote the stock of any of its Subsidiaries.

                                       A-9
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     SECTION 3.7  SEC Filings. (a) The Company has made available to Acquirer
(i) its annual reports on Form 10-K for its fiscal years ended December 31, 1996, 1997 and 1998, (ii) its quarterly reports on Form 10-Q for its quarter ended March 31, 1999, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since December 31, 1998, and (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 1998 (the documents referred to in this Section 3.7(a) being referred to collectively as the "COMPANY SEC DOCUMENTS"). The Company's quarterly report on Form 10-Q for its fiscal quarter ended March 31, 1998 is referred to herein as the "COMPANY 10-Q."

     (b) As of its filing date, each Company SEC Document complied as to form in all material respects with the applicable requirements of the Exchange Act and the 1933 Act.

     (c) As of its filing date, each Company SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (d) Each such registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act as of the date such statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 3.8 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company (including any related notes and schedules) included in its annual reports on Form 10-K and the quarterly report on Form 10-Q referred to in
Section 3.7 fairly present in all material respects, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end adjustments and the absence of notes in the case of any unaudited interim financial statements). For purposes of this Agreement, "COMPANY BALANCE SHEET" means the consolidated balance sheet of the Company as of March 31, 1999 set forth in the Company 10-Q and "COMPANY BALANCE SHEET DATE" means March 31, 1999.

     SECTION 3.9 Disclosure Documents. (a) The joint proxy statement of the Company and Acquirer relating to the meetings of stockholders of the Company and Acquirer contemplated by Section 7.3 and prospectus of Acquirer relating to the shares of Acquirer Common Stock to be issued in connection with the Merger (the "JOINT PROXY STATEMENT/PROSPECTUS") to be filed with the SEC in connection with the Merger and the registration statement on Form S-4 of Acquirer (the "FORM S-4") to be filed under the 1933 Act relating to the issuance of Acquirer Common Stock in the Merger, and any amendments or supplements thereto, will, when filed, subject to the last sentence of Section 3.9(b), comply as to form in all material respects with the requirements of the Exchange Act and the 1933 Act.

     (b) Neither the Joint Proxy Statement/Prospectus to be filed with the SEC, nor any amendment or supplement thereto, will, at the date the Joint Proxy Statement/Prospectus or any such amendment or supplement is first mailed to stockholders of Company or at the time such stockholders vote on the adoption and approval of this Agreement and the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Form S-4 nor any amendment or supplement thereto will at the time it

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becomes effective under the 1933 Act or at the Effective Time contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. No representation or warranty is made by the Company in this Section 3.9 with respect to statements made or incorporated by reference therein based on information supplied by Acquirer for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus or the Form S-4.

     SECTION 3.10 Absence of Certain Changes. Except as set forth in the Company Disclosure Letter, since the Company Balance Sheet Date, the Company and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

          (a) any event, occurrence or development of a state of circumstances or facts which has had or reasonably would be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries, except for the repurchase of shares of employees at cost upon termination of employment with the Company;

          (c) any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries;

          (d) any transaction or commitment made, or any contract, agreement or settlement entered into, by (or judgment, order or decree affecting) the Company or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of its Subsidiaries of any contract or other right, in either case, material to the Company and its Subsidiaries taken as a whole, other than transactions, commitments, contracts, agreements or settlements (including without limitation settlements of litigation and tax proceedings) in the ordinary course of business consistent with past practice, those contemplated by this Agreement, or as agreed to in writing by Acquirer;

          (e) any change in any method of accounting or accounting practice (other than any change for tax purposes) by the Company or any of its Subsidiaries, except for any such change which is not significant or which is required by reason of a concurrent change in GAAP; or

          (f) any (i) grant of any severance or termination pay to (or amendment to any such existing arrangement with) any director, officer or employee of the Company or any of its Subsidiaries, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase in (or amendments to the terms of) compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its Subsidiaries, other than in the ordinary course of business consistent with past practice, as permitted by this Agreement, or as agreed to in writing by Acquirer.

     SECTION 3.11 No Undisclosed Material Liabilities. There are no liabilities of the Company or any Subsidiary of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

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          (a) liabilities disclosed or provided for in the Company Balance Sheet or in the notes thereto;

          (b) liabilities which in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company;

          (c) liabilities disclosed in the Company SEC Documents filed prior to the date hereof or set forth in the Company Disclosure Letter; and

          (d) liabilities under this Agreement.

     SECTION 3.12 Litigation. Except as disclosed in the Company SEC Documents filed prior to the date hereof, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries or any of their respective properties before any court or arbitrator or any governmental body, agency or official which would reasonably be expected to have a Material Adverse Effect on the Company.

     SECTION 3.13 Taxes. Except as set forth in the Company Balance Sheet (including the notes thereto) or as otherwise set forth in the Company Disclosure Letter and except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, (i) all Company Tax Returns required to be filed with any taxing authority by, or with respect to, the Company and its Subsidiaries have been filed in accordance with all applicable laws; (ii) the Company and its Subsidiaries have timely paid all Taxes shown as due and payable on the Company Tax Returns that have been so filed, and, as of the time of filing, the Company Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of the Company and its Subsidiaries (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on the Company Balance Sheet); (iii) the Company and its Subsidiaries have made provision for all Taxes payable by the Company and its Subsidiaries for which no Company Tax Return has yet been filed; (iv) the charges, accruals and reserves for Taxes with respect to the Company and its Subsidiaries reflected on the Company Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof; (v) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to the Company or any of its Subsidiaries in respect of any Tax where there is a reasonable possibility of an adverse determination; and (vi) to the best of the Company's knowledge and belief, neither the Company nor any of its Subsidiaries is liable for any Tax imposed on any entity other than such Person, except as the result of the application of Treas. Reg. Section 1.1502-6 (and any comparable provision of the tax laws of any state, local or foreign jurisdiction) to the affiliated group of which the Company is the common parent. For purposes of this Agreement, "TAXES" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, social security (or similar), unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, severance, transfer, recording, employment, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, profits, disability, sales, registration, value added, alternative or add-on minimum, estimated or other taxes, assessments or charges imposed by any federal, state, local or foreign governmental entity and any interest, penalties, or additions to tax attributable thereto. For purposes of this Agreement, "TAX RETURNS" shall mean any return, report, form or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     SECTION 3.14 Employee Benefit Plans. (a) Prior to the date hereof, the Company has provided Acquirer with a list (set forth in the Company Disclosure Letter) identifying each material

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"employee benefit plan," as defined in Section 3(3) of the Employee Retirement
Income Security Act of 1974 ("ERISA"), each material employment, severance or similar contract, plan, arrangement or policy applicable to any director, former director, employee or former employee of the Company and each material plan or arrangement (written or oral), providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company and covers any employee or director or former employee or director of the Company, or under which the Company has any liability. Such material plans (excluding any such plan that is a "multiemployer plan," as defined in Section 3(37) of ERISA) are referred to collectively herein as the "COMPANY EMPLOYEE PLANS."

     (b) Except as set forth in the Company Disclosure Letter, each Company Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (including but not limited to ERISA and the Code) which are applicable to such Plan, except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     (c) Neither the Company nor any affiliate of the Company has incurred a liability under Title IV of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any affiliate of the Company of incurring any such liability other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due).

     (d) All Company Employee Plans that are intended to be qualified under
Section 401(a) of the Code have been the subject of determination, opinion, notification or advisory letters from the Internal Revenue Service ("IRS") which the Company has made available to Acquirer. Each such letter has the effect of stating that each such Company Employee Plan is qualified and is exempt from Federal income taxes under Section 501(a) of the Code. The remedial amendment period with respect to each such Company Employee Plan has not expired for any amendment to any such Company Employee Plan that was made on or after the date of the application for the determination, opinion, notification or advisory letter. No such determination, opinion, notification or advisory letter has been revoked, nor has any event occurred since the date of the most recent such letter that would adversely affect its qualification, other than as set forth in the Company Disclosure Letter.

     (e) Except as set forth in the Company Disclosure Letter, no director or officer or other employee of the Company or any of its Subsidiaries will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit (including any acceleration of vesting or lapse of repurchase rights or obligations with respect to any employee stock option or other benefit under any stock option plan or compensation plan or arrangement of the Company) solely as a result of the transactions contemplated hereby.

     (f) Except as set forth in the Company Disclosure Letter, no Company Employee Plan provides post-retirement health and medical, life or other insurance benefits for retired employees of the Company or any of its Subsidiaries (other than benefit coverage mandated by applicable statute, including benefits provided pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as codified in Code section 4980B and ERISA sections 601 et seq., as amended from time to time ("COBRA")).

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     (g) Except as set forth in the Company Disclosure Letter, there has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its affiliates relating to, or change in employee participation or coverage under, any Company Employee Plan which would increase materially the expense of maintaining such Company Employee Plan above the level of the expense incurred in respect thereof for the 12 months ended on the Company Balance Sheet Date.

     SECTION 3.15 Compliance with Laws. Neither the Company nor any of its Subsidiaries is in violation of, or has since January 1, 1999 violated, any applicable provisions of any laws, statutes, ordinances or regulations except for any violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

     SECTION 3.16 Finders' or Advisors' Fees. Except for Lazard Freres & Co. and Wasserstein Perella & Co., Inc., there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

     Section 3.17 Environmental Matters. (a) Except with such exceptions as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company, (i) no notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened by any Person against, the Company or any of its Subsidiaries, and no penalty has been assessed against the Company or any of its Subsidiaries, in each case, with respect to any matters relating to or arising out of any Environmental Law; (ii) the Company and its Subsidiaries are and have been in compliance with all Environmental Laws; and (iii) there are no liabilities of or relating to the Company or any of its Subsidiaries relating to or arising out of any Environmental Law of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability.

     (b) For purposes of this Section 3.17 and Section 4.17, the term "ENVIRONMENTAL LAWS" means any federal, state, local and foreign statutes, laws (including, without limitation, common law), judicial decisions, regulations, ordinances, rules, judgments, orders, codes, injunctions, permits, governmental agreements or governmental restrictions relating to human health and safety, the environment or to pollutants, contaminants, wastes, or chemicals.

     SECTION 3.18 Labor Matters. There are no controversies pending or, to the best knowledge of each of the Company and its respective Subsidiaries, threatened, between the Company or any of its Subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on the Company. As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its Subsidiaries nor does the Company or its Subsidiaries know of any activities or proceedings of any labor union to organize any such employees (i) as of the date of this Agreement and (ii) which, as of the Closing Date, have or could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of the Company or any of its Subsidiaries (x) as of the date of this Agreement and (y) which, as of the Closing Date, have or could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries.

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     SECTION 3.19 Title to Property. The Company and each of its Subsidiaries has good and marketable title to all of its material properties and assets, free and clear of all Liens, except for liens for taxes not yet due and payable and such liens or other imperfections of title and use restrictions, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

     SECTION 3.20 Leaseholds. Neither the Company nor any of its Subsidiaries has given or received notice of any material default under any material lease under which the Company or any of its Subsidiaries is the lessee of real property (each a "COMPANY LEASE" and collectively the "COMPANY LEASES") and, to the knowledge of the Company, neither the Company nor any of its Subsidiaries nor any other party thereto is in default in any material respect under any of the Company Leases. All of the Company Leases are in full force and effect, and are valid, binding and enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' or lessors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Except as set forth in the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has leased, subleased, licensed or assigned, as the case may be, all or any portion of its leasehold interest under any Company Lease to any person.

     SECTION 3.21 Management Payments. Other than as set forth in the Company Disclosure Letter, no employee or former employee of the Company will be entitled to additional compensation or to the early vesting or acceleration of payment of any compensation that arises out of or are related to the consummation of the Merger and the transactions contemplated thereby.

     SECTION 3.22 Intellectual Property. The Company or its Subsidiaries owns each of the patents and patent applications referred to in the Company SEC Documents and, except as set forth in the Company SEC Documents, (i) to the knowledge of the Company, each of the Company and its Subsidiaries owns or possesses, or could obtain ownership or possession of (on terms not materially adverse to the consolidated financial position, stockholders' equity, or results of operations of the Company and its Subsidiaries taken as a whole) adequate and enforceable rights to use all other Intellectual Property (as defined below) necessary for the conduct of their businesses, (ii) no claims are pending or, to the knowledge of the Company, threatened that the Company or any Subsidiary is infringing on or otherwise violating the rights of any Person with regard to any Intellectual Property that, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to (or, with respect to any pending patent litigation, the Company does not believe will) have a Material Adverse Effect and the Company knows of no basis therefor, and (iii) to the knowledge of the Company, no person is infringing on or otherwise violating any right of the Company or any Subsidiary with respect to any Intellectual Property owned by or licensed to the Company or any Subsidiary. Except as set forth in the Company SEC Documents, the Company has received no notice of potential indemnity claims from customers based upon a notice of infringement any such customer has received from a patent owner relating to an assertion of infringement of a patent other than potential indemnity claims that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. The Company's policy is to require that its employees execute agreements assigning to the Company all rights such employees otherwise would have in Intellectual Property developed by such employees while in the employ of the Company.

     For purposes of this Agreement, "INTELLECTUAL PROPERTY" shall mean, with respect a Person, patents, copyrights, trademarks (registered and unregistered), service marks, brand names, trade names, and registrations in any jurisdiction of, and applications in any jurisdiction to register, the

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foregoing, technology, know-how, software, and tangible or intangible proprietary information or materials and any other trade secrets related thereto.

     SECTION 3.23 Insurance. The insurance carried by the Company and its Subsidiaries is in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Company and its Subsidiaries. Except as would not have a Material Adverse Effect on the Company, all such insurance is in full force and effect and none of the Company nor any of its Subsidiaries is in default thereunder. Except as would not have a Material Adverse Effect on the Company, all claims thereunder have been filed in a due and timely fashion. Except as would not have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has been notified in writing of a refusal of any material insurance coverage relating to products liability (including renewals of any such products liability coverage) by any insurance carrier to which it has applied for insurance during the past three years.

     SECTION 3.24 Year 2000 Compliance. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, all of the Company's Information Technology (as defined below) effectively addresses the Year 2000 Issues, and will not cause an interruption in the ongoing operations of the Company's business on or after January 1, 2000. For purposes of this Agreement, the term "INFORMATION TECHNOLOGY" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services that are owned or used by the Company in the conduct of its business, and the term "YEAR 2000 ISSUES" shall mean the question of whether product or software accurately processes and stores date/time data (including, but not limited to calculating, comparing, displaying, recording and sequencing operations involving date/time data) during, from and into and between the twentieth and twenty-first centuries, and the years 1999 and 2000, including correct processing of leap year data.

     SECTION 3.25 Opinion of Financial Advisor. The Company has received the opinion of Wasserstein Perella & Co., Inc. to the effect that, as of the date of such opinion, the Exchange Ratio is fair from a financial point of view to the holders of Company Shares (other than Acquirer or any of its Subsidiaries or affiliates), and, as of the date hereof, such opinion has not been withdrawn.

     SECTION 3.26 Tax Treatment. Neither the Company nor, to the Company's knowledge, any of its affiliates has taken or agreed to take any action or is aware of any fact or circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code (a "368 REORGANIZATION").

     SECTION 3.27 Takeover Statutes. The Board of Directors of the Company has taken the necessary action to make inapplicable Section 203 of the Delaware Law and any other applicable antitakeover or similar statute or regulation to this Agreement and the transactions contemplated hereby.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF ACQUIRER

     Except as disclosed in a letter delivered by Acquirer to the Company immediately prior to the execution of this Agreement and signed by a duly authorized officer of Acquirer (the "ACQUIRER DISCLOSURE LETTER"), Acquirer represents and warrants to the Company as follows (provided, that the

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following representations and warranties relating to Merger Subsidiary shall instead be made as of such time as Merger Subsidiary becomes a party hereto):

     SECTION 4.1 Organization and Qualification. Each of Acquirer and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its respective properties and to carry on its business as now being conducted.

     Each of Acquirer and Merger Subsidiary is qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the nature of its business requires such qualification, except where the failure to be so qualified or in good standing which, taken together with all other such failures, would not have a Material Adverse Effect on Acquirer.

     Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement. Acquirer has made available to the Company true and complete copies of Acquirer's and Merger Subsidiary's certificate of incorporation and by-laws, as amended to the date hereof.

     SECTION 4.2 Capitalization. The authorized capital stock of Acquirer consists of 120,000,000 shares of Acquirer Common Stock and 5,000,000 shares of preferred stock, par value $.0001 per share, of which there are designated 500,000 shares of Series A Participating Preferred Stock and the remaining shares of which have not been designated. As of May 31, 1999, (i) 52,752,810 shares of Acquirer Common Stock were issued and outstanding, (ii) no shares of Series A Participating Preferred Stock (all of which are reserved for issuance in accordance with the Rights Agreement (the "ACQUIRER RIGHTS AGREEMENT") dated as of May 14, 1997, between Acquirer and The First National Bank of Boston, as Rights Agent, pursuant to which Acquirer has issued Rights (the "ACQUIRER RIGHTS") to purchase Series A Participating Preferred Stock) were issued and outstanding, and (iii) no shares of Acquirer Common Stock were held in the treasury of Acquirer or any of its Subsidiaries. As of June 21, 1999, 30,734,468 shares of Acquirer Common Stock are reserved for issuance pursuant to Acquirer's plans identified in the Acquirer Disclosure Letter as being the only compensation or benefit plans or agreements pursuant to which shares of Acquirer Common Stock may be issued (collectively, the "ACQUIRER STOCK OPTION PLANS"), of which stock options to purchase 15,730,732 shares of Acquirer Common Stock have been granted and are outstanding (of which options to purchase an aggregate of 6,283,522 shares were exercisable). All the outstanding shares of Acquirer's capital stock are, and all shares of Acquirer Common Stock that may be issued pursuant to the exercise of outstanding employee stock options and convertible securities will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable. Except as disclosed in the Acquirer Disclosure Letter and except for changes since the close of business on May 31, 1999, there are outstanding (x) no shares of capital stock or other voting securities of Acquirer, (y) no securities of Acquirer convertible into or exchangeable for shares of capital stock or voting securities of Acquirer, and (z) no options, warrants or other rights to acquire from Acquirer, and no preemptive or similar rights, subscription or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the capital stock of Acquirer, obligating Acquirer to issue, transfer or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Acquirer or obligating Acquirer to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in clauses (x), (y) and (z) being referred to collectively as the "ACQUIRER SECURITIES"). Except as set forth in the Acquirer Disclosure Letter, there are no outstanding obligations of Acquirer or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Acquirer Securities. There are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other

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agreements or understandings to which Acquirer or any of its Subsidiaries is a party or by which it is bound relating to the voting of any shares of the capital stock of Acquirer or any agreements, arrangements, or other understandings to which Acquirer or any of its Subsidiaries is a party or by which it is bound that will limit in any way the solicitation of proxies by or on behalf of Acquirer from, or the casting of votes by, the stockholders of Acquirer with respect to the Merger.

     SECTION 4.3 Authority. Each of Acquirer and Merger Subsidiary has full corporate power and authority to execute and deliver this Agreement and, subject to the requisite approval of its stockholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the respective Boards of Directors of Acquirer and Merger Subsidiary, and except for any required approval by Acquirer's stockholders of (i) the Merger, (ii) the amendment of Acquirer's certificate of incorporation to increase the number of authorized shares of Acquirer Common Stock to 175,000,000, (iii) the issuance of Acquirer Common Stock in connection with the Merger, and (iv) the election of the Company Board Designees to Acquirer's Board of Directors (clauses (i), (ii), (iii) and (iv) being the "ACQUIRER STOCKHOLDER APPROVAL"), no other corporate proceedings are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Acquirer and Merger Subsidiary and, assuming this Agreement constitutes a legal, valid and binding agreement of the other parties hereto, it constitutes a legal, valid and binding agreement of Acquirer, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     SECTION 4.4 Governmental Authorization. The execution, delivery and performance by Acquirer and Merger Subsidiary of this Agreement and the consummation of the Merger by Acquirer and Merger Subsidiary require no consent of, or filing with, any governmental body, agency, official or authority other than (a) the filing of a certificate of merger in accordance with Delaware Law,
(b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of the Exchange Act, (d) compliance with any applicable requirements of the 1933 Act and state securities laws, and (e) other actions or filings which if not taken or made would not, individually or in the aggregate, have a Material Adverse Effect on Acquirer.

     SECTION 4.5 Non-Contravention. The execution, delivery and performance by Acquirer and Merger Subsidiary of this Agreement and the consummation by Acquirer and Merger Subsidiary of the transactions contemplated hereby do not and will not (a) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with the certificate of incorporation or by-laws of Acquirer or Merger Subsidiary, (b) assuming compliance with the matters referred to in Section 4.4, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Acquirer or any of its Subsidiaries, (c) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Acquirer or any of its Subsidiaries or to a loss of any benefit to which Acquirer or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon Acquirer or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by Acquirer or any of its Subsidiaries, or (d) result in the creation or imposition of any Lien on any asset of Acquirer or any of its Subsidiaries, except for such contraventions, conflicts or violations referred to in clause (b) or defaults, rights of termination, cancellation or acceleration, or losses or Liens referred to in clause (c) or (d) that would not, individually or in the aggregate, have a Material Adverse Effect on Acquirer. Except as disclosed in the Acquirer Disclosure Letter, neither Acquirer nor any Subsidiary of Acquirer is a party to any

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agreement that expressly limits the ability of Acquirer or any Subsidiary of
Acquirer to compete in or conduct any line of business or compete with any Person or in any geographic area or during any period of time except to the extent that any such limitation, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Acquirer after the Effective Time.

     SECTION 4.6 Subsidiaries. Each of Acquirer's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on Acquirer. Exhibit 21 to Acquirer's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "ACQUIRER 10-K"), as filed with the SEC, lists the only Subsidiaries of Acquirer at December 31, 1998, and, except for Merger Subsidiary, all Subsidiaries of Acquirer thereafter formed or acquired are listed in the Acquirer Disclosure Letter. All of the outstanding shares of capital stock of the Subsidiaries are validly issued, fully paid and nonassessable and, other than directors' qualifying shares in the case of foreign Subsidiaries, are owned by Acquirer or by a wholly owned Subsidiary of Acquirer free and clear of all material liens, claims, charges or encumbrances, and there are no irrevocable proxies with respect to such shares. Except as set forth in the Acquirer Disclosure Letter and except for the capital stock of its Subsidiaries, Acquirer does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture, limited liability company or other entity which is material to the business of Acquirer and its Subsidiaries, taken as a whole. There are no material restrictions on Acquirer to vote the stock of any of its Subsidiaries.

     SECTION 4.7  SEC Filings. (a) Acquirer has made available to the Company
(i) its annual reports on Form 10-K for its fiscal years ended December 31, 1996, 1997 and 1998, (ii) its quarterly reports on Form 10-Q for its quarter ended March 31, 1999, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of Acquirer held since December 31, 1998, and (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 1998 (the documents referred to in this Section 4.7(a) being referred to collectively as the "ACQUIRER SEC DOCUMENTS"). Acquirer's quarterly report on Form 10-Q for its fiscal quarter ended March 31, 1998 is referred to herein as the "ACQUIRER 10-Q."

     (b) As of its filing date, each Acquirer SEC Document complied as to form in all material respects with the applicable requirements of the Exchange Act and the 1933 Act.

     (c) As of its filing date, each Acquirer SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (d) Each such registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act as of the date such statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 4.8 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Acquirer (including any related notes and schedules) included in its annual reports on Form 10-K and the quarterly report on Form 10-Q referred to in Section 4.7 fairly present in all material respects, in conformity with GAAP applied on

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a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Acquirer and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end adjustments and the absence of notes in the case of any unaudited interim financial statements). For purposes of this Agreement, "ACQUIRER BALANCE SHEET" means the consolidated balance sheet of Acquirer as of March 31, 1999 set forth in Acquirer 10-Q and "ACQUIRER BALANCE SHEET DATE" means March 31, 1999.

     SECTION 4.9 Disclosure Documents. (a) The Joint Proxy Statement/Prospectus to be filed with the SEC in connection with the Merger and the Form S-4 to be filed under the 1933 Act relating to the issuance of Acquirer Common Stock in the Merger, and any amendments or supplements thereto, will, when filed, subject to the last sentence of Section 4.9(b), comply as to form in all material respects with the requirements of the Exchange Act and the 1933 Act.

     (b) Neither the Joint Proxy Statement/Prospectus to be filed with the SEC, nor any amendment or supplement thereto, will, at the date the Joint Proxy Statement/Prospectus or any such amendment or supplement is first mailed to stockholders of Acquirer or at the time such stockholders vote on the adoption and approval of this Agreement and the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Form S-4 nor any amendment or supplement thereto will at the time it becomes effective under the 1933 Act or at the Effective Time contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. No representation or warranty is made by Acquirer in this Section 4.9 with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus or the Form S-4.

     SECTION 4.10 Absence of Certain Changes. Except as set forth in the Acquirer Disclosure Letter, since Acquirer Balance Sheet Date, Acquirer and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

          (a) any event, occurrence or development of a state of circumstances or facts which has had or reasonably would be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquirer;

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Acquirer or any repurchase, redemption or other acquisition by Acquirer or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Acquirer or any of its Subsidiaries;

          (c) any amendment of any material term of any outstanding security of Acquirer or any of its Subsidiaries;

          (d) any transaction or commitment made, or any contract, agreement or settlement entered into, by (or judgment, order or decree affecting) Acquirer or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Acquirer or any of its Subsidiaries of any contract or other right, in either case, material to Acquirer and its Subsidiaries taken as a whole, other than transactions, commitments, contracts, agreements or settlements (including without limitation settlements of litigation and tax proceedings) in the ordinary course of business consistent with past practice, those contemplated by this Agreement, or as agreed to in writing by the Company;

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          (e) any change in any method of accounting or accounting practice
     (other than any change for tax purposes) by Acquirer or any of its Subsidiaries, except for any such change which is not significant or which is required by reason of a concurrent change in GAAP; or

          (f) any (i) grant of any severance or termination pay to (or amendment to any such existing arrangement with) any director, officer or employee of Acquirer or any of its Subsidiaries, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Acquirer or any of its Subsidiaries, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements or
     (iv) increase in (or amendments to the terms of) compensation, bonus or other benefits payable to directors, officers or employees of Acquirer or any of its Subsidiaries, other than in the ordinary course of business consistent with past practice, as permitted by this Agreement, or as agreed to in writing by the Company.

     SECTION 4.11 No Undisclosed Material Liabilities. There are no liabilities of Acquirer or any Subsidiary of Acquirer of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

          (a) liabilities disclosed or provided for in Acquirer Balance Sheet or in the notes thereto;

          (b) liabilities which in the aggregate would not reasonably be expected to have a Material Adverse Effect on Acquirer;

          (c) liabilities disclosed in Acquirer SEC Documents filed prior to the date hereof or set forth in the Acquirer Disclosure Letter; and

          (d) liabilities under this Agreement.

     SECTION 4.12 Litigation. Except as disclosed in Acquirer SEC Documents filed prior to the date hereof, there is no action, suit, investigation or proceeding pending against, or to the knowledge of Acquirer threatened against or affecting, Acquirer or any of its Subsidiaries or any of their respective properties before any court or arbitrator or any governmental body, agency or official which would reasonably be expected to have a Material Adverse Effect on Acquirer.

     SECTION 4.13 Taxes. Except as set forth in the Acquirer Balance Sheet (including the notes thereto) or as otherwise set forth in the Acquirer Disclosure Letter and except as would not, individually or in the aggregate, have a Material Adverse Effect on Acquirer, (i) all Acquirer Tax Returns required to be filed with any taxing authority by, or with respect to, Acquirer and its Subsidiaries have been filed in accordance with all applicable laws;
(ii) Acquirer and its Subsidiaries have timely paid all Taxes shown as due and payable on Acquirer Tax Returns that have been so filed, and, as of the time of filing, Acquirer Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of Acquirer and its Subsidiaries (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on the Acquirer Balance Sheet); (iii) Acquirer and its Subsidiaries have made provision for all Taxes payable by Acquirer and its Subsidiaries for which no Acquirer Tax Return has yet been filed; (iv) the charges, accruals and reserves for Taxes with respect to Acquirer and its Subsidiaries reflected on the Acquirer Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof; (v) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to Acquirer or any of its Subsidiaries in respect of any Tax where there is a reasonable possibility of an adverse determination; and (vi) to the best of Acquirer's knowledge and belief, neither Acquirer nor any of its Subsidiaries is liable for any Tax imposed on any entity other than such Person, except as the result of the application of Treas. Reg.

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Section 1.1502-6 (and any comparable provision of the tax laws of any state, local or foreign jurisdiction) to the affiliated group of which Acquirer is the common parent.

     SECTION 4.14 Employee Benefit Plans. (a) Prior to the date hereof, Acquirer has provided the Company with a list (set forth in the Acquirer Disclosure Letter) identifying each material "employee benefit plan," as defined in Section 3(3) of ERISA, each material employment, severance or similar contract, plan, arrangement or policy applicable to any director, former director, employee or former employee of Acquirer and each material plan or arrangement (written or oral), providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by Acquirer and covers any employee or director or former employee or director of Acquirer, or under which Acquirer has any liability. Such material plans (excluding any such plan that is a "multiemployer plan," as defined in Section 3(37) of ERISA) are referred to collectively herein as the "ACQUIRER EMPLOYEE PLANS."

     (b) Except as set forth in the Acquirer Disclosure Letter, each Acquirer Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (including but not limited to ERISA and the Code) which are applicable to such Plan, except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on Acquirer.

     (c) Neither Acquirer nor any affiliate of Acquirer has incurred a liability under Title IV of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to Acquirer or any affiliate of Acquirer of incurring any such liability other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due).

     (d) All Acquirer Employee Plans that are intended to be qualified under
Section 401(a) of the Code have been the subject of determination, opinion, notification or advisory letters from the IRS which Acquirer has made available to the Company. Each such letter has the effect of stating that each such Acquirer Employee Plan is qualified and is exempt from Federal income taxes under Section 501(a) of the Code. The remedial amendment period with respect to each such Acquirer Employee Plan has not expired for any amendment to any such Acquirer Employee Plan that was made on or after the date of the application for the determination, opinion, notification or advisory letter. No such determination, opinion, notification or advisory letter has been revoked, nor has any event occurred since the date of the most recent such letter that would adversely affect its qualification, other than as set forth in the Acquirer Disclosure Letter.

     (e) Except as set forth in the Acquirer Disclosure Letter, no director or officer or other employee of Acquirer or any of its Subsidiaries will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit (including any acceleration of vesting or lapse of repurchase rights or obligations with respect to any employee stock option or other benefit under any stock option plan or compensation plan or arrangement of Acquirer) solely as a result of the transactions contemplated hereby.

     (f) Except as reflected in Acquirer SEC Documents filed prior to the date hereof, no Acquirer Employee Plan provides post-retirement health and medical, life or other insurance benefits for retired employees of Acquirer or any of its Subsidiaries (other than benefit coverage mandated by applicable statute, including benefits provided pursuant to COBRA).

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

     (g) Except as set forth in the Acquirer Disclosure Letter, there has been no amendment to, written interpretation or announcement (whether or not written) by Acquirer or any of its affiliates relating to, or change in employee participation or coverage under, any Acquirer Employee Plan which would increase materially the expense of maintaining such Acquirer Employee Plan above the level of the expense incurred in respect thereof for the 12 months ended on the Acquirer Balance Sheet Date.

     SECTION 4.15 Compliance with Laws. Neither Acquirer nor any of its Subsidiaries is in violation of, or has since January 1, 1999 violated, any applicable provisions of any laws, statutes, ordinances or regulations except for any violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Acquirer.

     SECTION 4.16 Finders' or Advisors' Fees. Except for Lehman Brothers Inc., there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Acquirer or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

     SECTION 4.17 Environmental Matters. Except for such exceptions as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on Acquirer, (i) no notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of Acquirer or any of its Subsidiaries, threatened by any Person against, Acquirer or any of its Subsidiaries, and no penalty has been assessed against Acquirer or any of its Subsidiaries, in each case, with respect to any matters relating to or arising out of any Environmental Law; (ii) Acquirer and its Subsidiaries are and have been in compliance with all Environmental Laws; and (iii) there are no liabilities of or relating to Acquirer or any of its Subsidiaries relating to or arising out of any Environmental Law of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability.

     SECTION 4.18 Labor Matters. There are no controversies pending or, to the best knowledge of each of Acquirer and its respective Subsidiaries, threatened, between Acquirer or any of its Subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect of the Acquirer. As of the date of this Agreement, neither Acquirer nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Acquirer or its Subsidiaries nor does Acquirer or its Subsidiaries know of any activities or proceedings of any labor union to organize any such employees (i) as of the date of this Agreement and (ii) which, as of the Closing Date, have or could reasonably be expected to have a Material Adverse Effect on Acquirer and its Subsidiaries. As of the date of this Agreement, neither Acquirer nor any of its Subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Acquirer or any of its Subsidiaries (x) as of the date of this Agreement and (y) which, as of the Closing Date, have or could reasonably be expected to have a Material Adverse Effect on Acquirer and its Subsidiaries.

     SECTION 4.19 Title to Property. Acquirer and each of its Subsidiaries has good and marketable title to all of its material properties and assets, free and clear of all Liens, except for liens for taxes not yet due and payable and such liens or other imperfections of title and use restrictions, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on Acquirer.

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     SECTION 4.20  Leaseholds. Neither Acquirer nor any of its Subsidiaries has
given or received notice of any material default under any material lease under which Acquirer or any of its Subsidiaries is the lessee of real property (each an "ACQUIRER LEASE" and collectively the "ACQUIRER LEASES") and, to the knowledge of Acquirer, neither Acquirer nor any of its Subsidiaries nor any other party thereto is in default in any material respect under any of the Acquirer Leases. All of the Acquirer Leases are in full force and effect, and are valid, binding and enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' or lessors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Except as set forth in the Acquirer Disclosure Letter, neither Acquirer nor any of its Subsidiaries has leased, subleased, licensed or assigned, as the case may be, all or any portion of its leasehold interest under any Acquirer Lease to any person.

     SECTION 4.21 Management Payments. Other than as set forth in the Acquirer Disclosure Letter, no employee or former employee of Acquirer will be entitled to additional compensation or to the early vesting or acceleration of payment of any compensation that arises out of or are related to the consummation of the Merger and the transactions contemplated thereby.

     SECTION 4.22 Intellectual Property. Acquirer or its Subsidiaries owns each of the patents and patent applications referred to in the Acquirer SEC Documents and, except as set forth in the Acquirer SEC Documents, (i) to the knowledge of Acquirer, each of Acquirer and its Subsidiaries owns or possesses, or could obtain ownership or possession of (on terms not materially adverse to the consolidated financial position, stockholders' equity, or results of operations of Acquirer and its Subsidiaries taken as a whole) adequate and enforceable rights to use all other Intellectual Property necessary for the conduct of their businesses, (ii) no claims are pending or, to the knowledge of Acquirer, threatened that Acquirer or any Subsidiary is infringing on or otherwise violating the rights of any Person with regard to any Intellectual Property that, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to (or, with respect to any pending patent litigation, Acquirer does not believe will) have a Material Adverse Effect and Acquirer knows of no basis therefor, and (iii) to the knowledge of Acquirer, no person is infringing on or otherwise violating any right of Acquirer or any Subsidiary with respect to any Intellectual Property owned by or licensed to Acquirer or any Subsidiary. Except as set forth in the Acquirer SEC Documents, Acquirer has received no notice of potential indemnity claims from customers based upon a notice of infringement any such customer has received from a patent owner relating to an assertion of infringement of a patent other than potential indemnity claims that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Acquirer's policy is to require that its employees execute agreements assigning to Acquirer all rights such employees otherwise would have in Intellectual Property developed by such employees while in the employ of Acquirer.

     SECTION 4.23 Insurance. The insurance carried by Acquirer and its Subsidiaries is in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of Acquirer and its Subsidiaries. Except as would not have a Material Adverse Effect on Acquirer, all such insurance is in full force and effect and none of Acquirer nor any of its Subsidiaries is in default thereunder. Except as would not have a Material Adverse Effect on Acquirer, all claims thereunder have been filed in a due and timely fashion. Except as would not have a Material Adverse Effect on Acquirer, neither Acquirer nor any of its Subsidiaries has been notified in writing of a refusal of any material insurance coverage relating to products liability (including renewals of any such products liability coverage) by any insurance carrier to which it has applied for insurance during the past three years.

     SECTION 4.24 Year 2000 Compliance. Except as would not reasonably be expected to have a Material Adverse Effect on Acquirer, all of Acquirer's Information Technology effectively addresses

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the Year 2000 Issues, and will not cause an interruption in the ongoing operations of Acquirer's business on or after January 1, 2000.

     SECTION 4.25 Opinion of Financial Advisor. Acquirer has received the opinion of Lehman Brothers Inc. to the effect that, as of the date of such opinion, the Exchange Ratio is fair from a financial point of view to Acquirer, and, as of the date hereof, such opinion has not been withdrawn.

     SECTION 4.26 Tax Treatment. Neither Acquirer nor, to Acquirer's knowledge, any of its affiliates has taken or agreed to take any action or is aware of any fact or circumstance that would prevent the Merger from qualifying as a 368 Reorganization.

                                   ARTICLE V

                            COVENANTS OF THE COMPANY

     SECTION 5.1 Conduct of Business of the Company. Except as contemplated by this Agreement or as expressly agreed to in writing by Acquirer, during the period from the date of this Agreement to the earlier of the termination of this Agreement in accordance with Article IX (the "TERMINATION DATE") and the Effective Time, each of the Company and its Subsidiaries will conduct its operations according to its ordinary course of business consistent with past practice, and will use all commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and will take no action which would materially adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to earlier of the Termination Date and the Effective Time, the Company will not nor will it permit any of its Subsidiaries to, without the prior written consent of Acquirer:

          (a) amend its certificate of incorporation or by-laws;

          (b) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of any class of its capital stock or any securities convertible into shares of any class of its capital stock, except (i) pursuant to and in accordance with the terms of currently outstanding convertible securities and options, and (ii) options granted under the Company Stock Option Plans, in the ordinary course of business consistent with past practice (but in no event shall options be granted covering more than 5,000 Company Shares per individual or 100,000 Company Shares in the aggregate);

          (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property (including stock of any Subsidiary) or any combination thereof) in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock or any of its Subsidiaries, other than the repurchase at cost of shares of employees upon termination of their employment with the Company or its Subsidiaries;

          (d) except in the ordinary course of business, consistent with past practice (i) create, incur, assume, maintain or permit to exist any long-term debt or any short-term debt for borrowed money other than under existing lines of credit, except for any loans to be made by Acquirer to the Company pursuant to the Credit Agreement dated as of June 11, 1999, as amended; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except its wholly owned

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

     Subsidiaries in the ordinary course of business and consistent with past practices; or (iii) make any loans, advances or capital contributions to, or investments in, any other person;

          (e) except as otherwise expressly contemplated by this Agreement or in the ordinary course of business, consistent with past practice, (i) increase in any manner the compensation of any of its directors, officers or other employees; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required, or enter into or agree to enter into any agreement or arrangement with such director, officer or employee, whether past or present, relating to any such pension, retirement allowance or other employee benefit, except as required under currently existing agreements, plans or arrangements; (iii) grant any severance or termination pay to, or enter into any employment or severance agreement with any of its directors, officers or other employees; or (iv) except as may be required to comply with applicable law, become obligated (other than pursuant to any new or renewed collective bargaining agreement) under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date hereof, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other benefit plan, agreement or arrangement, or employment or consulting agreement with or for the benefit of any person, and to amend any of such plans or any of such agreements in existence on the date hereof;

          (f) except as otherwise expressly contemplated by this Agreement and except with respect to commitments or liabilities incurred in connection with this Agreement and the transactions contemplated hereby, including the incurrence of legal, accounting and investment banking fees and expenses, enter into any other material agreements, commitments or contracts, other than agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business, consistent with past practice;

          (g) except in the ordinary course of business, consistent with past practice, or as contemplated by this Agreement authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any plan of liquidation or dissolution, any acquisition of a material amount of assets or securities, any sale, transfer, lease, license, pledge, mortgage, or other disposition or encumbrance of a material amount of assets or securities or any material change in its capitalization, or any entry into a material contract or any amendment or modification of any material contract or any release or relinquishment of any material contract rights; or

          (h) agree to do any of the foregoing.

     SECTION 5.2 No Solicitation. The Company agrees that, from and after the date of this Agreement until the earlier of the Termination Date and the Effective Time, neither it nor any of its Subsidiaries nor any of the officers or directors of it or its Subsidiaries, nor its or their employees, investment bankers, attorneys, accountants, financial advisors, agents or other representatives (collectively, "REPRESENTATIVES"), shall directly or indirectly, initiate, solicit or otherwise induce any inquiries or the making of a Company Acquisition Proposal (as defined below). The Company further agrees that neither it nor any of its Subsidiaries nor any of its or its Subsidiaries' officers or directors shall, and that it shall direct and use its best reasonable efforts to cause its Representatives not to, directly or indirectly, have any discussions with or provide any confidential information or data to any Person relating to a Company Acquisition Proposal or engage in any negotiations concerning a Company Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement a Company Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from (i) making any disclosure to its stockholders if,

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in the good faith judgment of its Board of Directors, failure so to disclose would be inconsistent with its obligations under applicable law; (ii) negotiating with or furnishing information to any Person who has made a bona fide written Company Acquisition Proposal which did not result from a breach of this Section 5.2; or (iii) recommending such Company Acquisition Proposal to its stockholders, if and only to the extent that, in the case of actions referred to in clause (ii) or clause (iii), such Company Acquisition Proposal is a Superior Proposal (as defined below) and Acquirer is given at least two business days' notice of the identity of the third party and all material terms and conditions of the Superior Proposal to respond to such Superior Proposal. The Company agrees that it will, on the date hereof, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any Company Acquisition Proposal. Nothing contained in this Agreement shall prevent the Board of Directors of the Company from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to a Company Acquisition Proposal; provided that the Board of Directors of the Company shall not recommend that the stockholders of the Company tender their shares in connection with a tender offer except to the extent the Board of Directors of the Company determines in its good faith judgment that such a recommendation is required to comply with the fiduciary duties of the Board of Directors of the Company to stockholders under applicable law, after receiving the advice of outside legal counsel.

     For purposes of this Agreement, "COMPANY ACQUISITION PROPOSAL" shall mean any offer or proposal (other than an offer or proposal by Acquirer) relating to any transaction or series of related transactions involving: (A) any purchase from the Company or acquisition by any Person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a five percent (5%) interest in the total outstanding voting securities of the Company or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning five percent (5%) or more of the total outstanding voting securities of the Company or any merger, consolidation, business combination or similar transaction involving the Company; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than five percent (5%) of the assets of the Company; or (C) any liquidation or dissolution of the Company. For purposes of this Agreement, a "SUPERIOR PROPOSAL" means, in respect of the Company, an unsolicited, bona fide Company Acquisition Proposal for or in respect of at least a majority of the outstanding Company Shares on terms that the Board of Directors of the Company determines, in its good faith judgment (based on consultation with its financial advisors) to be more favorable to the Company's stockholders than the terms of the Merger, that is not subject to a financing condition, and is from a Person that in the reasonable judgment of the Company's Board of Directors (based on advice from a nationally recognized investment bank) is financially capable of consummating such proposal.

                                   ARTICLE VI

                             COVENANTS OF ACQUIRER

     SECTION 6.1 Conduct of Business of Acquirer. Except as contemplated by this Agreement or as expressly agreed to in writing by the Company, during the period from the date of this Agreement to the earlier of the Termination Date and the Effective Time, each of Acquirer and its Subsidiaries will use all commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and will take no action which would materially adversely affect the ability of the parties to consummate the

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transactions contemplated by this Agreement. Notwithstanding anything to the contrary herein, Acquirer may (subject to Section 6.2 and paragraph (d) below) issue, sell or deliver, grant any options for, or commit to issue, sell or deliver any shares of any class of its capital stock or other securities convertible into any class of its capital stock prior to the Closing Date and may (subject to Section 6.1(d) below) purchase or acquire the securities or assets of other entities. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, Acquirer will not nor will it permit any of its Subsidiaries to, without the prior written consent of the Company:

          (a) amend its certificate of incorporation or by-laws, except as required by the terms of this Agreement;

          (b) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock or any of its Subsidiaries, other than the repurchase at cost of shares of employees upon termination of their employment with Acquirer or its Subsidiaries;

          (c) except in the ordinary course of business, consistent with past practice, create, incur, assume, maintain or permit to exist any long-term debt or any short-term debt for borrowed money other than under existing lines of credit or in an amount in excess of $50,000,000;

          (d) except in the ordinary course of business, consistent with past practice, or as contemplated by this Agreement, authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any plan of liquidation or dissolution, or any acquisition of a material amount of assets or securities that individually or in the aggregate would require Acquirer's stockholders' approval or the acquisition of assets for consideration in excess of $50,000,000 or the acquisition, by merger or otherwise, of all the outstanding securities of any entity whose securities are listed and publicly traded on the Nasdaq Stock Market, the New York or American Stock Exchange or an equivalent foreign stock exchange; or

          (e) agree to do any of the foregoing.

     SECTION 6.2 No Solicitation. Acquirer agrees that, from and after the date of this Agreement until the earlier of the Termination Date and the Effective Time, neither it nor any of its Subsidiaries nor any of the officers or directors of it or its Subsidiaries or its or their Representatives shall, directly or indirectly, initiate, solicit or otherwise facilitate any inquiries or the making of an Acquirer Acquisition Proposal (as defined below). Acquirer further agrees that neither it nor any of its Subsidiaries nor any of its or its Subsidiaries' officers or directors shall, and that it shall direct and use its best reasonable efforts to cause its Representatives not to, directly or indirectly, have any discussions with or provide any confidential information or data to any Person relating to an Acquirer Acquisition Proposal or engage in any negotiations concerning an Acquirer Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquirer Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent Acquirer or its Board of Directors from (i) making any disclosure to its stockholders if, in the good faith judgment of its Board of Directors, failure so to disclose would be inconsistent with its obligations under applicable law;
(ii) negotiating with or furnishing information to any Person who has made a bona fide written Acquirer Acquisition Proposal which did not result from a breach of this Section 6.2; or (iii) recommending such Acquirer Acquisition Proposal to its stockholders, if and only to the extent that, in the case of actions referred to in clause (ii) or clause (iii), such Acquirer Acquisition Proposal is a Superior Proposal (as defined below) and the Company is given at least two business

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

days' notice of the existence of such Superior Proposal. Acquirer agrees that it will, on the date hereof, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any Acquirer Acquisition Proposal. Nothing contained in this Agreement shall prevent the Board of Directors of Acquirer from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to an Acquirer Acquisition Proposal; provided that the Board of Directors of Acquirer shall not recommend that the stockholders of Acquirer tender their shares in connection with a tender offer except to the extent the Board of Directors of Acquirer determines in its good faith judgment that such a recommendation is required to comply with the fiduciary duties of the Board of Directors of Acquirer to stockholders under applicable law, after receiving the advice of outside legal counsel.

     For purposes of this Agreement, "ACQUIRER ACQUISITION PROPOSAL" shall mean any offer or proposal relating to any transaction or series of related transactions involving: (A) any purchase from Acquirer or acquisition by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a fifty percent (50%) interest in the total outstanding voting securities of Acquirer or any tender offer or exchange offer that if consummated would result in any Person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning fifty percent (50%) or more of the total outstanding voting securities of Acquirer or any merger, consolidation, business combination or similar transaction involving Acquirer in which the stockholders of Acquirer immediately prior to such transaction do not own, immediately after such transaction, at least a majority of the outstanding securities entitled to vote generally for the election of directors or similar managing authority of the surviving or resulting entity in such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of all or substantially all of the assets of Acquirer; or (C) any liquidation or dissolution of Acquirer. For purposes of this Agreement, a "SUPERIOR PROPOSAL" means, in respect of Acquirer, an unsolicited, bona fide Acquirer Acquisition Proposal on terms that the Board of Directors of Acquirer determines, in its good faith judgment (based on consultation with its financial advisors) to be fair to Acquirer's stockholders, that is not subject to a financing condition, and is from a Person that in the reasonable judgment of Acquirer's Board of Directors (based on advice from a nationally recognized investment bank) is financially capable of consummating such proposal.

     SECTION 6.3 Indemnification. (a) Acquirer shall indemnify, defend and hold harmless the present and former officers, directors, employees and agents of the Company and its Subsidiaries against all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time to the same extent and on the same terms and conditions (including with respect to advancement of expenses) provided for in the Company's certificate of incorporation and by-laws and agreements in effect at the date hereof (to the extent consistent with applicable law). The certificate of incorporation and by-laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's certificate of incorporation and by-laws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of any person who, immediately prior to the Effective Time, was an indemnified party under such provisions.

     (b) For a period of six years after the Effective Time, Acquirer shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Acquirer may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred on or before the Effective Time; provided, however, that Acquirer shall not be obligated to make annual premium payments for such insurance to the extent such

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

premiums exceed two hundred percent (200%) of the premiums paid as of the date hereof by the Company for such insurance.

     (c) The provisions of this Section 6.3 are intended to be for the benefit of, and shall be enforceable by each indemnified party hereunder, his or her heirs and his or her representatives.

     SECTION 6.4 NNM Listings. Acquirer shall promptly following the execution of this Agreement prepare and submit to The Nasdaq Stock Market a listing application covering the shares of Acquirer Common Stock (and associated Acquirer Rights) issuable in the Merger and upon exercise of the Company Stock Options, and shall use all commercially reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Acquirer Common Stock (and associated Acquirer Rights), subject to official notice of issuance.

                                  ARTICLE VII

                     COVENANTS OF ACQUIRER AND THE COMPANY

     SECTION 7.1 Access to Information. (a) From the date of this Agreement until the earlier of the Termination Date and the Effective Time, each of the Company and Acquirer will give the other party and their authorized representatives (including counsel, environmental and other consultants, accountants and auditors) access during normal business hours to all facilities, personnel and operations and to all books and records of it and its Subsidiaries, will permit the other party to make such inspections as it may reasonably require and will cause its officers and those of its Subsidiaries to furnish the other party with such financial and operating data and other information with respect to its business and properties as such party may from time to time reasonably request.

     (b) Each of the parties hereto will hold and will cause its consultants and advisors to hold in strict confidence pursuant to the Confidentiality Agreement previously entered into by the parties (the "CONFIDENTIALITY AGREEMENT") all documents and information furnished to the other in connection with the transactions contemplated by this Agreement as if each such consultant or advisor was a party thereto.

     SECTION 7.2 Registration Statement and Proxy Statement. (a) Acquirer and the Company shall file with the SEC as soon as is reasonably practicable after the date hereof the Joint Proxy Statement/Prospectus and Acquirer shall file the Registration Statement in which the Joint Proxy Statement/Prospectus shall be included. Acquirer and the Company shall use all commercially reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Acquirer shall also take any action required to be taken under applicable state blue sky or securities laws in connection with the issuance of shares of Acquirer Common Stock pursuant to this Agreement. Acquirer and the Company shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with this Section 7.2(a).

     (b) If at any time prior to the Effective Time any event shall occur which is required to be described in the Joint Proxy Statement/Prospectus or Form S-4, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Acquirer and the Company; provided that no amendment or supplement to the Joint Proxy Statement/Prospectus or the Form S-4 will be made by Acquirer or the Company without the approval of the other party. To the extent applicable, each of Acquirer and the Company will advise the other, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the shares of Acquirer Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

     (c) Acquirer and the Company shall each use all commercially reasonable efforts to cause to be delivered to the other a comfort letter of its independent auditors, dated a date within two business days of the effective date of the Form S-4, in form reasonably satisfactory to the other party and customary in scope and substance for such letters in connection with similar registration statements.

     Section 7.3 Stockholders' Meetings. The Company and Acquirer each shall call a meeting of its respective stockholders (the "COMPANY STOCKHOLDER MEETING" and the "ACQUIRER STOCKHOLDER MEETING," respectively, and together, the "STOCKHOLDERS MEETINGS") to be held as promptly as practicable in accordance with applicable law and each company's certificate of incorporation and by-laws for the purpose of voting upon (i) in the case of the Company, the adoption and approval of this Agreement and the transactions contemplated hereby (the "COMPANY STOCKHOLDER APPROVAL"), and (ii) in the case of Acquirer, the items contemplated by the Acquirer Stockholder Approval. Except as otherwise required by the fiduciary duties of its Board of Directors (as determined in good faith by such Board following the receipt of advice of its outside legal counsel to such effect) and in accordance with Sections 5.2 and 6.2, as the case may be, of this Agreement, (i)(A) the Company will, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement and the Merger and (B) Acquirer will, through its Board of Directors, recommend to its stockholders the approval of the issuance of Acquirer Common Stock in the Merger and the approval of the amendments to Acquirer's certificate of incorporation to increase the authorized number of shares of Acquirer Common Stock to 175,000,000 shares and (ii) each of the Company and Acquirer will use all commercially reasonable efforts to obtain the foregoing approval of their respective stockholders. Acquirer and the Company shall coordinate and cooperate with respect to the timing of the Stockholders Meetings and shall each use all commercially reasonable efforts to hold Stockholders Meetings on the same day as soon as practicable after the date on which the Form S-4 becomes effective.

     SECTION 7.4 Reasonable Efforts; Other Actions. Subject to the terms and conditions herein provided and applicable law, the Company and Acquirer shall use all commercially reasonable efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) the filing of Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "ANTITRUST DIVISION") and using their reasonable best efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation, (ii) the taking of any actions required to qualify the Merger as a 368 Reorganization, (iii) the obtaining of all necessary consents, approvals or waivers under its material contracts, and (iv) the lifting of any legal bar to the Merger.

     SECTION 7.5 Public Announcements. Before issuing any press release or otherwise making any public statements with respect to the Merger, Acquirer and the Company will consult with each other as to its form and substance and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

     Section 7.6 Notification of Certain Matters. Each of the Company and Acquirer shall give prompt notice to the other party of (i) any notice of, or other communication relating to, a breach of this Agreement or event which, with notice or lapse of time or both, would become a breach, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the

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

Effective Time, under any contract to which it or any of its Subsidiaries is a party or it, any of its Subsidiaries or any of its or their respective properties is subject, which breach would be reasonably likely to have a Material Adverse Effect on it, or (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

     SECTION 7.7 Expenses. Except as set forth in Section 9.5, Acquirer, and the Company, shall bear their respective expenses incurred in connection with the Merger, including, without limitation, the preparation, execution and performance of this Agreement and the transactions contemplated hereby, and all fees and expenses of investment bankers, finders, brokers, agents, representatives, counsel and accountants, except that expenses incurred in printing, mailing and filing (including without limitation, SEC filing fees and stock exchange listing application fees) Form S-4 and the Joint Proxy Statement/Prospectus shall be shared equally by the Company and Acquirer.

     SECTION 7.8 Affiliates. Each of the Company and Acquirer shall deliver to the other a letter identifying all persons who, as of the date hereof, may be deemed to be "affiliates" thereof for purposes of Rule 145 under the Securities Act (the "AFFILIATES") and shall advise the other in writing of any persons who become an Affiliate prior to the Effective Time. The Company shall cause each person who is so identified as an Affiliate to deliver to Acquirer, no later than the earlier of July 8, 1999 or the date such person becomes an Affiliate, a written agreement substantially in the form of Exhibit 7.8 hereto.

     SECTION 7.9 Certain Benefit Plans. As soon as practicable after the execution of this Agreement, the Company and Acquirer shall use their commercially reasonable efforts to confer and work together in good faith to agree upon mutually acceptable employee benefit arrangements (and terminate Company Employee Plans immediately prior to the Effective Time if appropriate) so as to provide benefits to employees of the Company generally equivalent in the aggregate to those provided to similarly situated employees of Acquirer. In addition, the Company agrees that it and its Subsidiaries shall terminate any and all group severance, separation, retention and salary continuation plans, programs or arrangements (other than contractual agreements disclosed on the Company Disclosure Letter) prior to the Effective Time. Years of service with the Company or any of its Subsidiaries or predecessor organizations thereof (and service otherwise credited by the Company or any of its Subsidiaries or predecessor organizations thereof) prior to the Effective Time shall be credited under the Acquirer Employee Plans listed under Items 3, 11 and 12 of Schedule 4.14(a) to the Acquirer Disclosure Letter to the same extent as service with Acquirer is credited under such Acquirer Employee Plans (including for purposes of eligibility, vesting and benefit accrual). Employees of the Company who participate in an Acquirer Employee Plan listed under Items 3, 11 and 12 of
Schedule 4.14(a) to the Acquirer Disclosure Letter shall participate in such Acquirer Employee Plan on terms no less favorable than those offered by Acquirer to employees of Acquirer (including those provisions relating to the coverage of dependents). Acquirer shall use its commercially reasonable efforts to cause any and all pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements under any group plans to be waived with respect to Employees of the Company who participate in any Acquirer Employee Plan listed under Items 3, 11 and 12 of Schedule 4.14(a) to the Acquirer Disclosure Letter, and their eligible dependents, and shall provide each such participant and dependent with credit for any co-payments and deductibles paid prior to the Effective Time for purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under all such Acquirer Employee Plans in which such participants are eligible to participate after the Effective Time. Notwithstanding any of the foregoing to the contrary, none of the provisions contained herein shall operate to duplicate any benefit provided to any employee of the Company or the funding of any such benefit.

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

     SECTION 7.10 Formation of Merger Subsidiary. As soon as practicable following the execution of this Agreement, but no later than one week following such date, Acquirer shall cause Merger Subsidiary to be formed in the State of Delaware and to take all corporate action necessary to approve and to become a party to this Agreement. Each of the parties hereto agrees that upon formation of Merger Subsidiary it shall execute an amendment to this Agreement and such other documents as may be necessary to cause Merger Subsidiary to become a party to this Agreement.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

     SECTION 8.1 Conditions to the Obligations of Each Party. The obligations of the Company, Acquirer and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or, to the extent legally permissible, waiver) at or prior to the Closing of the following conditions:

          (a) this Agreement shall have been adopted by the stockholders of the Company in accordance with Delaware Law;

          (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or terminated early;

          (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit or enjoin the consummation of the Merger;

          (d) the parties shall have received all required approvals and third party consents listed on Schedule 8.1(d);

          (e) the matters constituting the Acquirer Stockholder Approval shall have been approved by the stockholders of Acquirer in accordance with applicable law or regulation;

          (f) the Form S-4 shall have been declared effective under the 1933 Act and no stop order suspending the effectiveness of the Form S-4 shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC; and

          (g) the shares of Acquirer Common Stock to be issued in the Merger shall have been approved for listing on the NNM, subject to official notice of issuance.

     SECTION 8.2 Conditions to the Obligations of Acquirer and Merger Subsidiary. The obligations of Acquirer and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or, to the extent legally permissible, waiver) of the following further conditions:

          (a)(i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date with the same force and effect as if made on the Closing Date (provided that any such representation and warranty made as of a specific date shall be true and correct as of such specific date), except for such inaccuracies that individually or in the aggregate do not have a Material Adverse Effect on the Company as of the Closing Date and except for changes contemplated by this Agreement (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded, and any update of or modification to the Company Disclosure Letter made or proposed to have been made after the execution of this

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

     Agreement shall be disregarded), and (iii) Acquirer shall have received a certificate signed by the chief executive officer of the Company to the foregoing effect; and

          (b) Acquirer shall have received an opinion of Pillsbury Madison & Sutro LLP in form and substance reasonably satisfactory to Acquirer, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code and that each of Acquirer, Merger Subsidiary and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon certain representations of officers of Acquirer and the Company reasonably requested by counsel. If the opinion referred to in this Section 8.2(b) is not delivered, such condition shall be deemed to be satisfied if the Acquirer shall have received an opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, or another law firm selected by the Company and reasonably acceptable to Acquirer. Acquirer will cooperate in obtaining such opinion, including, without limitation, making (and requesting from affiliates) appropriate representations with respect to relevant matters.

     SECTION 8.3 Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction (or, to the extent legally permissible, waiver) of the following further conditions:

          (a)(i) Acquirer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of Acquirer contained in this Agreement shall be true and correct as of the Closing Date with the same force and effect as if made on the Closing Date (provided that any such representation and warranty made as of a specific date shall be true and correct as of such specific date), except for such inaccuracies that individually or in the aggregate do not have a Material Adverse Effect on Acquirer as of the Closing Date and except for changes contemplated by this Agreement (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded, and any update of or modification to the Acquirer Disclosure Letter made or proposed to have been made after the execution of this Agreement shall be disregarded), and (iii) the Company shall have received a certificate signed by the chief executive officer of Acquirer to the foregoing effect; and

          (b) the Company shall have received an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, in form and substance reasonably satisfactory to the Company, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of
     Section 368(a) of the Code and that each of the Company, Merger Subsidiary and Acquirer will be a party to the reorganization within the meaning of
     Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon certain representations of officers of the Company and Acquirer reasonably requested by counsel. If the opinion referred to in this Section 8.3(b) is not delivered, such condition shall be deemed to be satisfied if the Acquirer shall have received an opinion from Pillsbury Madison & Sutro LLP or another law firm selected by Acquirer and reasonably acceptable to the Company. The Company will cooperate in obtaining such opinion, including, without limitation, making (and requesting from affiliates) appropriate representations with respect to relevant matters.

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                                   ARTICLE IX

                                  TERMINATION

     SECTION 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company or Acquirer:

          (a) by mutual consent of Acquirer and the Company;

          (b) by either Acquirer or the Company if the Merger shall not have been consummated on or before December 31, 1999 (the "END DATE"), which date may be extended by mutual written consent of the parties hereto; provided, however, that the right to terminate this Agreement under this
     Section 9.1(b) shall not be available to any party prior to February 28, 2000 whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement.

          (c) by either Acquirer or the Company, if any court of competent jurisdiction in the United States or other governmental body in the United States shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and nonappealable; provided that the party seeking to terminate this Agreement shall have used all commercially reasonable efforts to avoid, remove or lift such order, decree or ruling; or

          (d) by either Acquirer or the Company, if the requisite stockholder approvals of the stockholders of either Acquirer or the Company are not obtained at the meeting of stockholders duly called and held therefor; provided, however, that the right to terminate this Agreement under this
     Section 9.1(d) shall not be available to a Person where the failure to obtain stockholder approval of such Person shall have been caused by the action or failure to act of such Person and such action or failure to act constitutes a material breach by such Person of this Agreement.

     SECTION 9.2 Termination by Acquirer. This Agreement may be terminated by action of the Board of Directors of Acquirer, at any time prior to the Effective Time, before or after the approval by the stockholders of Acquirer or the Company, if (a) the Company shall have failed to comply in any material respect with any of the covenants or agreements contained in Articles I, V and VII of this Agreement to be complied with or performed by the Company at or prior to such date of termination; provided, however, that if such failure to comply is capable of being cured prior to the End Date, such failure shall not have been cured within 15 days of delivery to the Company of written notice of such failure, (b) there exists a breach or breaches of any representation or warranty of the Company contained in this Agreement such that the closing condition set forth in Section 8.2(a) would not be satisfied; provided, however, that if such breach or breaches are capable of being cured prior to the End Date, such breaches shall not have been cured within 15 days of delivery to the Company of written notice of such breach or breaches, (c) a Company Triggering Event (as defined below) shall have occurred, or (d)(i) the Board of Directors of Acquirer authorizes Acquirer, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal with respect to Acquirer and Acquirer notifies the Company in writing in accordance with Section 6.2 that it intends to enter into such an agreement, attaching the most current version of such agreement (or a description of all material terms and conditions thereof) to such notice and
(ii) Acquirer upon such termination pursuant to this clause (d) pays to the Company in immediately available funds the fees required to be paid pursuant to
Section 9.5. Acquirer agrees to notify the Company promptly if its intention to enter into a written agreement referred to in its notification pursuant to clause (d) above shall change at any time after giving such notification.

     For the purposes of this Agreement, a "COMPANY TRIGGERING EVENT" shall be deemed to have occurred if: (i) the Board of Directors of the Company or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Acquirer its recommendation in favor of, the adoption and approval of the Agreement or the approval of the Merger; (ii) the Company shall have failed to include in the Joint Proxy Statement/Prospectus the recommendation of the Board of Directors of the Company in favor of the adoption and approval of the Agreement and the approval of the Merger; (iii) the Board of Directors of the Company or any committee thereof shall have approved or recommended any Superior Proposal with respect to the Company; or (iv) a tender or exchange offer relating to securities of the Company shall have been commenced by a Person unaffiliated with Acquirer and the Company shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Exchange Act, within ten business days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Company recommends rejection of such tender or exchange offer.

     SECTION 9.3 Termination by the Company. This Agreement may be terminated at any time prior to the Effective Time, before or after the approval by the stockholders of Acquirer or the Company, by action of the Board of Directors of the Company, if (a) Acquirer shall have failed to comply in any material respect with any of the covenants or agreements contained in Articles I, II, VI and VII of this Agreement to be complied with or performed by Acquirer at or prior to such date of termination; provided, however, that if such failure to comply is capable of being cured prior to the End Date, such failure shall not have been cured within 15 days of delivery to Acquirer of written notice of such failure,
(b) there exists a breach or breaches of any representation or warranty of Acquirer contained in this Agreement such that the closing condition set forth in Section 8.3(a) would not be satisfied; provided, however, that if such breach or breaches are capable of being cured prior to the End Date, such breaches shall not have been cured within 15 days of delivery to Acquirer of written notice of such breach or breaches, (c) an Acquirer Triggering Event (as defined below) shall have occurred, or (d)(i) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal with respect to the Company and the Company notifies Acquirer in writing in accordance with Section 5.2 that it intends to enter into such an agreement, attaching the most current version of such agreement (or a description of all material terms and conditions thereof) to such notice and (ii) the Company upon such termination pursuant to this clause
(d) pays to Acquirer in immediately available funds the fees required to be paid pursuant to Section 9.5.

     For the purposes of this Agreement, an "ACQUIRER TRIGGERING EVENT" shall be deemed to have occurred if: (i) the Board of Directors of Acquirer or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to the Company its recommendation in favor of, the adoption and approval of the Agreement or the approval of the Merger; (ii) Acquirer shall have failed to include in the Joint Proxy Statement/Prospectus the recommendation of the Board of Directors of Acquirer in favor of the adoption and approval of the Agreement and the approval of the Merger; (iii) the Board of Directors of Acquirer or any committee thereof shall have approved or recommended any Superior Proposal with respect to Acquirer; or (iv) a tender or exchange offer relating to securities of Acquirer shall have been commenced by a Person unaffiliated with Acquirer and Acquirer shall not have sent to its securityholders pursuant to Rule 14e- promulgated under the Exchange Act, within ten business days after such tender or exchange offer is first published, sent or given, a statement disclosing that Acquirer recommends rejection of such tender or exchange offer.

     SECTION 9.4 Procedure for Termination. In the event of termination by Acquirer or the Company pursuant to this Article IX, written notice thereof shall forthwith be given to the other.

     SECTION 9.5 Effect of Termination. (a) In the event of termination of this Agreement pursuant to this Article IX, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in this Section 9.5 and Section 7.1(b) hereof.

     (b) If

          (i) the Company shall terminate this Agreement pursuant to Section 9.3(d);

          (ii) Acquirer shall terminate this Agreement pursuant to Section 9.2(c), unless at the time of such Company Triggering Event, any of the conditions set forth in Section 8.3(a) would not have been satisfied as of such date and would not be reasonably capable of being satisfied; or

          (iii) either the Company or Acquirer shall terminate this Agreement pursuant to Section 9.1(d) in circumstances where the Company Stockholder Approval was not been obtained at the Company Stockholder Meeting and prior to the Company Stockholder Meeting a Company Acquisition Proposal was made by any Person and within twelve months after termination of this Agreement the Company consummates a Company Acquisition or enters into a definitive agreement with respect to such Company Acquisition Proposal that provides for a Company Acquisition;

then in any case as described in clause (i), (ii) or (iii) the Company shall pay to Acquirer (by wire transfer of immediately available funds not later than the date of termination of this Agreement or, in the case of clause (iii), the date of such definitive agreement) an amount equal to $5,000,000. Except as provided in Section 9.5(d), the fees provided for in this Section 9.5(b) are intended to be liquidated damages and, as such, the sole and exclusive remedy for any and all claims on any theory that might be asserted with respect to any of the matters discussed in this Article IX, and no party hereto shall seek any additional damages or remedies at law or in equity as a result or consequence of any such matter. Acceptance by Acquirer of the payment referred to in the foregoing sentence shall constitute conclusive evidence that this Agreement has been validly terminated and upon acceptance of payment of such amount the Company shall be fully released and discharged from any liability or obligation resulting from or under this Agreement. For purposes of this Agreement, the term "COMPANY ACQUISITION" shall mean (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than fifty percent (50%) of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by the Company of assets representing in excess of fifty percent (50%) of the aggregate fair market value of the Company's business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of fifty percent (50%) of the voting power of the then outstanding shares of capital stock of the Company.

     (c) If

          (i) Acquirer shall terminate this Agreement pursuant to Section
     9.2(d);

          (ii) the Company shall terminate this Agreement pursuant to Section 9.3(c), unless at the time of such Acquirer Triggering Event, any of the conditions set forth in Section 8.2(a) would not have been satisfied as of such date and would not be reasonably capable of being satisfied;

          (iii) either the Company or Acquirer shall terminate this Agreement pursuant to Section 9.1(d) in circumstances where the Acquirer Stockholder Approval was not been obtained at the Acquirer Stockholder Meeting and prior to the Acquirer Stockholder Meeting an Acquirer Acquisition Proposal was made by any Person and within twelve months after termination of this Agreement Acquirer consummates the transaction contemplated by such Acquirer Acquisition Proposal or enters into a definitive agreement with respect to such Acquirer Acquisition Proposal;

then in any case as described in clause (i), (ii) or (iii) Acquirer shall pay to the Company (by wire transfer of immediately available funds not later than the date of termination of this Agreement or, in the case of clause (iii), the date of such definitive agreement) an amount equal to $5,000,000. Except as provided in Section 9.5(d), the fees provided for in this Section 9.5(c) are intended to be liquidated damages and, as such, the sole and exclusive remedy for any and all claims on any theory that might be asserted with respect to any of the matters discussed in this Article IX, and no party hereto shall seek any additional damages or remedies at law or in equity as a result or consequence of any such matter. Acceptance by the Company of the payment referred to in the foregoing sentence shall constitute conclusive evidence that this Agreement has been validly terminated and upon acceptance of payment of such amount Acquirer shall be fully released and discharged from any liability or obligation resulting from or under this Agreement.

     (d) Notwithstanding anything to the contrary, payment of the fees provided for in Section 9.5 shall not be in lieu of damages incurred in the event of a willful or intentional breach of this Agreement by either party.

                                   ARTICLE X

                                 MISCELLANEOUS

     SECTION 10.1 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, by telecopy (with receipt confirmed and promptly confirmed by personal delivery, U.S. first class mail, or courier), or by courier service, as follows:

     (a) If to Acquirer or Merger Subsidiary to:

       S3 Incorporated
       2801 Mission College Boulevard
       Santa Clara, CA 95052-8058
       Attn: Chief Executive Officer
       Telecopier: (408) 588-8050

     with a copy to:

       Pillsbury Madison & Sutro LLP
       2550 Hanover Street
       Palo Alto, CA 94304
       Attn: Jorge A. del Calvo
       Telecopier: (650) 233-4545

     (b) If to the Company to:

       Diamond Multimedia Systems, Inc.
       2880 Junction Avenue
       San Jose, CA 95134
       Attention: Chief Executive Officer
       Telecopier: (408) 325-7145

     with a copy to:

       Wilson Sonsini Goodrich & Rosati
       650 Page Mill Road
       Palo Alto, CA 94306
       Attn: Jeffrey D. Saper
       Telecopier: (650) 493-6811

     SECTION 10.2 Non-Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.

     SECTION 10.3 Amendments; No Waivers. (a) Any provision of this Agreement (including the Exhibits and Schedules hereto) may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Acquirer and Merger Subsidiary, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of the Company, no such amendment or waiver shall, without the further approval of such stockholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company, (ii) any term of the certificate of incorporation of the Surviving Corporation or (iii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 10.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of its affiliates, its rights under this Agreement, but any such transfer or assignment will not relieve Merger Subsidiary of its obligations hereunder.

     SECTION 10.5 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without regard to principles of conflicts of law.

     SECTION 10.6 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Court of Chancery of the State of Delaware, and each of the parties hereby consents to the jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.1 shall be deemed effective service of process on such party.

     SECTION 10.7 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 10.8 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

     SECTION 10.9 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof. Except as provided in Section 6.3(c), no provision of this Agreement or any other agreement contemplated hereby is intended to confer on any Person other than the parties hereto any rights or remedies.

     SECTION 10.10 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     SECTION 10.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, all as of the date first above written.

                                  S3 INCORPORATED

                                  By        /s/ KENNETH F. POTASHNER
                                    --------------------------------------------
                                                Kenneth F. Potashner
                                       President and Chief Executive Officer

                                  DIAMOND MULTIMEDIA SYSTEMS, INC.

                                  By        /s/ WILLIAM J. SCHROEDER
                                    --------------------------------------------
                                                William J. Schroeder
                                       President and Chief Executive Officer

                                                                      APPENDIX B

                                LEHMAN BROTHERS

                                                                   June 21, 1999

Board of Directors
S3 Incorporated
2841 Mission College Boulevard
Santa Clara, CA 95054

Members of the Board:

     We understand that S3 Incorporated ("S3" or the "Company") has entered into an agreement with Diamond Multimedia Systems, Inc. ("Diamond") pursuant to which a wholly owned subsidiary of S3 will be merged with Diamond and all outstanding shares of common stock of Diamond will be exchanged for shares of common stock of S3 at an exchange ratio of 0.52 shares of S3 common stock for each share of Diamond common stock (the "Exchange Ratio") (the "Proposed Transaction"). In addition, all outstanding options to purchase shares of common stock of Diamond will be exchanged for options to purchase shares of common stock of S3 at the Exchange Ratio. The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger dated June 21, 1999 between S3 and Diamond (the "Agreement").

     We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company of the Exchange Ratio to be offered to Diamond's stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

     In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, (2) publicly available information concerning the Company and Diamond that we believe to be relevant to our analysis, (3) financial and operating information with respect to the business, operations and prospects of the Company and Diamond furnished to us by the Company and Diamond, (4) publicly available estimates of the future financial performances of the Company and Diamond prepared by third party research analysts, (5) a trading history of the Company's common stock from June 20, 1994 to the present and a comparison of that trading history with those of other companies that we deemed relevant, (6) a trading history of Diamond's common stock from April 13, 1995 to the present and a comparison of that trading history with those of other companies that we deemed relevant, (7) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant, (8) a comparison of the historical financial results and present financial condition of Diamond with those of other companies that we deemed relevant, (9) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant, (10) the potential pro forma financial effects of the Proposed Transaction on the Company based upon projections of the future financial performance of the combined company following consummation of the Proposed Transaction furnished to us by the Company and Diamond, including without limitation the impact on revenues and the cost savings expected to result from a combination of the businesses of the Company and Diamond, and (11) a comparison of the relative contributions of the Company and Diamond to the combined company following consummation of the Proposed Transaction. In addition, we have had discussions with the management of the Company and Diamond concerning their respective businesses, operations, assets, financial conditions and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

     In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of the managements of the Company and Diamond that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company, on a stand alone basis, would perform substantially in accordance with such projections. With respect to the financial projections of Diamond, upon advice of the Company and Diamond, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Diamond as to the future financial performance of Diamond and that Diamond, on a stand alone basis, would perform substantially in accordance with such projections. With respect to the financial projections of the combined company following consummation of the Proposed Transaction, upon advice of the Company and Diamond, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of the Company and Diamond as to the future financial performance of the combined company following consummation of the Proposed Transaction and we have relied upon such projections in arriving at our opinion. We have not conducted a physical inspection of the properties and facilities of the Company or Diamond and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or Diamond. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio to be offered to the stockholders of Diamond by the Company in the Proposed Transaction is fair to the Company.

     We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. In the ordinary course of our business, we actively trade in the debt and equity securities of the Company and Diamond for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

                                       Very truly yours,

                                       LEHMAN BROTHERS

                                                                      APPENDIX C

                           WASSERSTEIN PERELLA & CO.

                                                                   June 22, 1999

Board of Directors
Diamond Multimedia Systems, Inc.
2880 Junction Avenue
San Jose, CA 95134

Members of the Board:

     You have asked us to advise you with respect to the fairness, from a financial point of view, to the stockholders of Diamond Multimedia Systems, Inc. (the "Company") of the Exchange Ratio (as defined below) provided for pursuant to the terms of the Agreement and Plan of Merger, dated as of June 22, 1999 (the "Merger Agreement"), between the Company and S3 Incorporated ("Parent"). The Merger Agreement provides for, among other things, a merger of a wholly owned subsidiary of Parent ("Sub") with and into the Company (the "Merger") pursuant to which each outstanding share of common stock, par value $.001 per share, of the Company (other than any such shares held in the treasury of the Company or owned by Parent, Sub or their respective subsidiaries) will be converted into
0.52 shares of common stock, par value $.0001 per share, of Parent (the "Exchange Ratio") subject to adjustment as set forth in the Merger Agreement. In connection with the Merger Agreement, Parent has agreed to loan up to $20 million to the Company to enable it to fund its current operations. The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

     In connection with rendering our opinion, we have reviewed the Merger Agreement. We have also reviewed and analyzed certain publicly available business and financial information relating to the Company and Parent for recent years and interim periods to date, as well as certain internal financial and operating information, including financial forecasts, analyses and projections prepared by or on behalf of the Company and Parent and provided to us for purposes of our analysis, and we have met with management of the Company and Parent to review and discuss such information and, among other matters, each of the Company's and Parent's business, operations, assets, financial condition and future prospects. Among the forecasts we reviewed and discussed with management of the Company and Parent, as applicable, in connection with rendering our opinion were forecasts of the Company on a stand alone basis and forecasts of the Company and Parent on a combined basis assuming consummation of the Merger (the "Business Plans"). We have also met with management of the Company to discuss and review the Company's anticipated operating expenses and other cash needs and its liquidity constraints, including the ability of the Company to secure alternative sources of financing (the "Liquidity Analysis").

     We have reviewed and considered certain financial and stock market data relating to the Company and Parent, and we have compared that data with similar data for certain other companies, the securities of which are publicly traded, that we believe may be relevant or comparable in certain respects to the Company and Parent or one or more of their respective businesses or assets, and we have reviewed and considered the financial terms of certain recent acquisitions and business combination transactions in the multimedia and subsystems industry and the peripherals industry specifically, and in other industries generally, that we believe to be reasonably comparable to the merger or otherwise relevant to our inquiry. We have also performed such other financial studies, analyses, and investigations and reviewed such other information as we considered appropriate for purposes of this opinion. In formulating our opinion, we relied on (i) the fact that the Company's decision to enter into the Merger Agreement was preceded by a 14-month process during which merger proposals were solicited by or on behalf of the Company from potential parties which included parties that the Company believed were logical merger partners, and (ii) the Company's assessment that the Merger Agreement represents the only transaction reasonably available to the Company that will provide both the cash necessary to enable the Company to fund its ongoing operations and a reasonable opportunity to enable the Company to achieve its strategic objectives.

     In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to or discussed with us or publicly available, and we have not assumed any responsibility for independent verification of any of such information. We have also assumed and relied upon the reasonableness and accuracy of the financial projections, forecasts and analyses provided to us, including the Liquidity Analysis, and the Business Plans, and specifically the strategic and financial benefits anticipated to result from the consummation of the Merger as well as estimates of certain cost savings and other operating efficiencies expected to result from consummation of the Merger, and we have assumed that such projections, forecasts and analyses were reasonably, prepared in good faith and on bases reflecting the best currently available judgments and estimates of the Company's and Parent's management. We express no opinion with respect to such projections, forecasts and analyses, including the Liquidity Analysis and Business Plans, or the assumptions upon which they were based. In addition, we have not reviewed any of the books and records of the properties or facilities of the Company or Parent, or assumed any responsibility for conducting a physical inspection of the properties or facilities of the Company or Parent, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the Company or Parent, and no such independent valuation or appraisal was provided to us. We note that the Merger is intended to qualify as a tax-free reorganization for United States federal tax purposes, and we have assumed that the Merger will so qualify. We have assumed that obtaining all regulatory and other approvals and third party consents required for consummation of the Merger will not have an adverse impact on the Company or Parent or on the anticipated benefits of the Merger, and we have assumed that the transactions described in the Merger Agreement will be consummated without waiver or modification of any of the material terms or conditions contained therein by any party thereto. Furthermore, we have assumed that there is no adjustment to the Exchange Ratio. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us as of the date hereof. We are not expressing any opinion herein as to the prices at which any securities of Parent or the Company will actually trade at any time.

     In the ordinary course of our business, we may actively trade the debt and equity securities of the Company and Parent for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     Our opinion addresses only the fairness from a financial point of view to the shareholders of the Company of the Exchange Ratio provided for pursuant to the Merger Agreement, and we do not express any views on any other term of the Merger. Specifically, our opinion does not address the Company's underlying business decision to effect the transactions contemplated by the Merger Agreement. In addition, our opinion does not address the solvency of the Company or the Parent following consummation of the Merger or at any time.

     It is understood that this letter is for the benefit and use of the Board of Directors of the Company in its consideration of the Merger and except for inclusion in its entirety in any registration statement or proxy statement required to be circulated to shareholders of the Company relating to the Merger, may not be quoted, referred to or reproduced at any time or in any manner without our prior written consent. This opinion does not constitute a recommendation to any shareholder or as to how such holder should vote with respect to the Merger, and should not be relied upon by any shareholder as such.

     Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that as of the date hereof the Exchange Ratio provided for pursuant to the Merger Agreement is fair to the shareholders of the Company from a financial point of view.

                                          Very truly yours,

                                          WASSERSTEIN PERELLA & CO., INC.

                                                                      APPENDIX D

              PROPOSED AMENDMENT TO THE S3 RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES

                                   ARTICLE IV

     A. Number and Classes of Stock. This Corporation is authorized to issue two classes of stock, designated "Preferred Stock" and "Common Stock," respectively. The total number of shares which this Corporation shall have authority to issue is one hundred eighty million (180,000,000). The number of shares of Common Stock authorized to be issued is one hundred seventy-five million (175,000,000) with a par value of $0.0001. The number of shares of Preferred Stock authorized to be issued is five million (5,000,000) with a par value of $0.0001. The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such Preferred Stock holders is required pursuant to the provisions established by the Board of Directors of this Corporation (the "Board of Directors") in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in this Restated Certificate of Incorporation, the only stockholder approval required shall be the affirmative vote of a majority of the combined voting power of the Common Stock and the Preferred Stock so entitled to vote.

     B. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized to provide for the issue, in one or more series, of all or any of the remaining shares of Preferred Stock and, in the resolution or resolutions providing for such issue, to establish for each such series the number of its shares, the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof. The Board of Directors is also expressly authorized (unless forbidden in the resolution or resolutions providing for such issue) to increase or decrease (but not below the number of shares of the series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     C. Common Stock.

          1. Relative Rights of Preferred Stock and Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

          2. Voting Rights. Except as otherwise required by law or this Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation.

          3. Dividends. Subject to the preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of

     Directors, out of the assets of this Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

          4. Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of this Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Restated Certificate of Incorporation, to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

PROXY                        S3 INCORPORATED                        EXHIBIT 99.1

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby authorizes KENNETH F. POSTASHNER, TERRY N. HOLDT, WALTER D. AMARAL AND RONALD T. YARA, as proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock of S3 Incorporated (the "Company") the undersigned is entitled to vote with respect to the proposals set forth below and in the discretion of such proxies on all other matters that may properly be presented for action at the Special Meeting of Stockholders of the Company to be held on September 20, 1999, or at any postponement or adjournment thereof.

[X] Please mark votes as in this example

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxies will have authority to vote FOR Proposals 1, 2 and 3.

(1) Proposal to approve the issuance of shares of common stock, par value $0.0001 per share, of the Company under the terms of the merger agreement between the Company and Diamond Multimedia Systems, Inc.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

(2) Proposal to amend, subject to approval of proposal 1 above and the completion of the merger contemplated thereby, the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 120,000,000 to 175,000,000.
            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

(3) Proposal to elect, subject to completion of the merger and with effect immediately after the merger, Mr. William J. Schroeder, Mr. Gregorio Reyes and Mr. James T. Schraith as directors of the Company to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

    [ ]  FOR all nominees            [ ]  WITHHELD from all nominees
-------------------------------------------------------

                                          [ ]  FOR ALL NOMINEES EXCEPT AS NOTED
                                                          ABOVE

                                                MARK HERE FOR ADDRESS CHANGE AND
                                                NOTE AT LEFT                 [ ]

                                                PLEASE MARK, SIGN, DATE AND
                                                RETURN THE PROXY PROMPTLY USING
                                                THE ENCLOSED ENVELOPE.

                                                Please sign where indicated
                                                below. When shares are held by
                                                joint tenants, both should sign.
                                                When signing as attorney,
                                                executor, administrator, trustee
                                                or guardian, please give full
                                                title as such. If a corporation,
                                                please sign in full corporate
                                                name by an authorized officer.
                                                If a partnership, please sign in
                                                full partnership name by an
                                                authorized person.

                                                Dated:
                                                   -----------------------------

                                                --------------------------------
                                                           Signature
                                                Dated:
                                                   -----------------------------

                                                --------------------------------
                                                           Signature

PROXY                DIAMOND MULTIMEDIA SYSTEMS, INC.               EXHIBIT 99.2

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned hereby authorizes WILLIAM J. SCHROEDER and JAMES M. WALKER, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Special Meeting of Stockholders of Diamond Multimedia Systems, Inc. to be held on September 20, 1999, or at any postponement or adjournment thereof on the following matters set forth on the reverse side.


[X] Please mark votes as in this example

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1.

(1) Proposal to approve the merger between Diamond Multimedia Systems, Inc. and a wholly owned subsidiary of S3 Incorporated.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN
                  (Continued and to be signed on reverse side)

(2) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournments thereof.
            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

                                                MARK HERE FOR ADDRESS CHANGE AND
                                                NOTE AT LEFT                 [ ]

                                                PLEASE MARK, SIGN, DATE AND
                                                RETURN THE PROXY PROMPTLY USING
                                                THE ENCLOSED ENVELOPE.

                                                Please sign where indicated
                                                below. When shares are held by
                                                joint tenants, both should sign.
                                                When signing as attorney,
                                                executor, administrator, trustee
                                                or guardian, please give full
                                                title as such. If a corporation,
                                                please sign in full corporate
                                                name by an authorized officer.
                                                If a partnership, please sign in
                                                full partnership name by an
                                                authorized person.

                                                Dated:
                                                   -----------------------------

                                                --------------------------------
                                                           Signature
                                                Dated:
                                                   -----------------------------

                                                --------------------------------
                                                           Signature